Prospectus Supplement (To Prospectus Dated December 22, 2005)

                           DLJ MORTGAGE CAPITAL, INC.
                               Sponsor and Seller

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    Depositor

                        HOME EQUITY MORTGAGE TRUST 2005-5
         HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5
                                  $445,050,200
                                  (Approximate)

The trust will issue:

o Seven classes of senior Class A Certificates, two of which are senior residual classes.

o     Nine classes of Class M Certificates.

o     One class of Class B Certificates.

o One class of Class P Certificates that receives the prepayment charges on certain mortgage loans.

o     Three classes of Class X Certificates.

The Certificates:

o Represent ownership interests in the Home Equity Mortgage Trust 2005-5, whose assets consist of primarily fixed rate, primarily second lien residential mortgage loans. The mortgage loans were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

o Represent obligations of the Home Equity Mortgage Trust 2005-5 only and do not represent an ownership interest in or obligation of Credit Suisse First Boston Mortgage Securities Corp., DLJ Mortgage Capital, Inc., Wilshire Credit Corporation, Ocwen Loan Servicing, LLC, Select Portfolio Servicing, Inc. or any of their affiliates.

o Offered to the public are listed under the heading "Offered Certificates" in the table on page S-3. Principal and interest, as applicable, on the offered certificates will be paid monthly. The first expected distribution date will be January 25, 2006.

Credit Enhancement:

o Subordination provided by the mezzanine and subordinate certificates to the senior certificates.

o Subordination provided to the mezzanine certificates by the mezzanine certificates lower in priority and subordinate certificates and subordination provided to the subordinate certificates by the subordinate certificates lower in priority.

o     Excess interest used to create and maintain overcollateralization.

o     A swap agreement.

Risks:

o The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the mortgage loans, which may vary over time.

o Interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the certificates, and the investors in the subordinate certificates in particular.

      Credit Suisse First Boston LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp. at a price equal to approximately 99.96% of their face value, plus accrued interest if any. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased from time to time in negotiated transactions at varying prices determined at the time of sale.

      The Home Equity Mortgage Trust 2005-5 will make multiple REMIC elections for federal income tax purposes.

      Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      Delivery of the offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or after December 29, 2005.

                           Credit Suisse First Boston

                                December 27, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                             PROSPECTUS SUPPLEMENT

Summary Information ......................................................   S-3
Risk Factors .............................................................   S-9
Important Notice About Information Presented in
  this Prospectus Supplement and the Prospectus ..........................  S-17
The Mortgage Loans .......................................................  S-17
The Seller ...............................................................  S-26
The Counterparty .........................................................  S-26
Servicing of Mortgage Loans ..............................................  S-27
The Servicers ............................................................  S-31
Description of the Certificates ..........................................  S-37
The Trustee ..............................................................  S-62
Yield, Prepayment and Maturity Considerations ............................  S-62
Use of Proceeds ..........................................................  S-75
Material Federal Income Tax Consequences .................................  S-75
Erisa Considerations .....................................................  S-80
Legal Investment Considerations ..........................................  S-84
Method of Distribution ...................................................  S-84
Legal Matters ............................................................  S-85
Ratings ..................................................................  S-85
Annex I ..................................................................   I-1
Annex II .................................................................  II-1

                                                                            Page
                                                                            ----

                                   PROSPECTUS

Risk Factors .............................................................     5
The Trust Fund ...........................................................    23
The Depositor ............................................................    34
Use of Proceeds ..........................................................    35
Yield Considerations .....................................................    35
Maturity and Prepayment
  Considerations .........................................................    38
Description of the Certificates ..........................................    40
Exchangeable Securities ..................................................    66
Credit Support ...........................................................    68
Description of Insurance .................................................    73
Certain Legal Aspects of the Mortgage
  Loans and Contracts ....................................................    81
Material Federal Income Tax
  Consequences ...........................................................    96
State and Other Tax Consequences .........................................   117
ERISA Considerations .....................................................   117
Legal Investment .........................................................   123
Plan of Distribution .....................................................   125
Legal Matters ............................................................   125
Financial Information ....................................................   126
Additional Information ...................................................   126
Reports to Certificateholders ............................................   126
Incorporation of Certain Information
  by Reference ...........................................................   126
Ratings ..................................................................   127
Glossary .................................................................   128

--------------------------------------------------------------------------------

                               SUMMARY INFORMATION

      This  summary  highlights   selected   information  from  this  prospectus
supplement and does not contain all of the information necessary to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

                                                        Initial Rating
                                                       of Certificates
                                Pass-Through     ---------------------------      Designation
            Initial Class           Rate         Fitch     Moody's      S&P           and
Class     Principal Balance      (per annum)     Rating    Rating     Rating        Features            Form
----------------------------------------------------------------------------------------------------------------
                                             Offered Certificates
A-1A     $      152,660,000    Adjustable(1)(2)    AAA       Aaa        AAA          Senior/         Book-Entry
                                                                                     Floater

A-1F1    $      135,000,000       5.000%(3)        AAA       Aaa        AAA          Senior/         Book-Entry
                                                                                   Fixed Rate

A-1F2    $       17,660,000       5.150%(3)        AAA       Aaa        AAA          Senior/         Book-Entry
                                                                                   Fixed Rate

A-2A     $       13,930,000    Adjustable(1)(2)    AAA       Aaa        AAA          Senior/         Book-Entry
                                                                                     Floater

A-2F     $       20,000,000       5.365%(3)        AAA       Aaa        AAA          Senior/         Book-Entry
                                                                                   Fixed Rate

A-R      $              100          (4)           N/A       N/A        AAA          Senior/          Physical
                                                                                    Residual

A-RL     $              100          (4)           N/A       N/A        AAA          Senior/          Physical
                                                                                    Residual

M-1      $       22,310,000    Adjustable(1)(2)    AA+       Aa1        AA+        Mezzanine/        Book-Entry
                                                                                     Floater

M-2      $       20,930,000    Adjustable(1)(2)    AA        Aa2        AA         Mezzanine/        Book-Entry
                                                                                     Floater

M-3      $       10,580,000    Adjustable(1)(2)    AA-       Aa3        AA-        Mezzanine/        Book-Entry
                                                                                     Floater

M-4      $       10,810,000    Adjustable(1)(2)    A+         A1        A+         Mezzanine/        Book-Entry
                                                                                     Floater

M-5      $        8,970,000    Adjustable(1)(2)     A         A2         A         Mezzanine/        Book-Entry
                                                                                     Floater

M-6      $        7,360,000    Adjustable(1)(2)    A-         A3        A-         Mezzanine/        Book-Entry
                                                                                     Floater

M-7      $        7,360,000    Adjustable(1)(2)   BBB+       Baa1      BBB+        Mezzanine/        Book-Entry
                                                                                     Floater

M-8      $        6,900,000    Adjustable(1)(2)    BBB       Baa2       BBB        Mezzanine/        Book-Entry
                                                                                     Floater

M-9      $       10,580,000    Adjustable(1)(2)   BBB-       Baa3      BBB-        Mezzanine/        Book-Entry
                                                                                     Floater

                                              Non-Offered Certificates
B-1      $        8,050,000    Adjustable(1)(2)    BB+       Ba1        BB+       Subordinate/        Physical
                                                                                     Floater

P        $              100          (4)           N/A       N/A        AAA    Prepayment Charges     Physical

X-1      $        6,900,000        Variable        N/A       N/A        N/A        Subordinate        Physical

X-2      $                0         0.00%          N/A       N/A        N/A        Charged Off        Physical
                                                                                      Loans

X-S      $                0          (5)           N/A       N/A        N/A       Interest Only       Physical

----------
(1) After the first possible optional termination date, the certificate margin on the Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates will increase.

(2) The Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates are adjustable rate certificates and will receive interest pursuant to formulas based on one-month LIBOR, subject to a net funds cap. We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

(3) The Class A-1F1, Class A-1F2 and Class A-2F Certificates will receive interest at the fixed rate set forth above, subject to a net funds cap. After the first possible optional termination date, the fixed pass-through rate on the Class A-1F1, Class A-1F2 and Class A-2F Certificates will increase. We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

(4) The initial pass-through rate with respect to the Class A-R, Class A-RL and Class P Certificates will be approximately 9.7019% per annum and will vary after the first distribution date. We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

(5) The Class X-S Certificates are interest only certificates and are entitled to the excess servicing fee received on the mortgage loans. We refer you to "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

The initial class principal balances of the certificates are subject to a variance of no more than 5% prior to their issuance.

Pre-Funding Account

On the closing date, the depositor will deposit approximately $57,203,378 into a segregated account maintained with the trustee, referred to in this prospectus supplement as the pre-funding account. The trust will use this amount to buy additional mortgage loans from the seller to be added to the mortgage pool after the closing date and prior to March 24, 2006. The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust. If any amounts are left in the pre-funding account on March 24, 2006, the holders of the offered certificates will receive those amounts as a principal payment, in accordance with the priorities set forth herein, on the March 2006 distribution date.

Capitalized Interest Account

On the closing date, the depositor will deposit into a segregated account maintained with the trustee,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

referred to in this prospectus supplement as the capitalized interest account, the amount, if any, specified in the pooling and servicing agreement. Funds on deposit in the capitalized interest account may be applied by the trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the trust attributable to the prefunding feature during the pre-funding period. We refer you to "Description of the Certificates--Capitalized Interest Account" in this prospectus supplement.

Sponsor and Seller

o     DLJ Mortgage Capital, Inc. is selling the mortgage loans to the depositor.

Depositor

o     Credit Suisse First Boston Mortgage Securities Corp.

o The depositor maintains its principal office at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

Issuing Entity

o Home Equity Mortgage Trust 2005-5, a common law trust formed under the laws of the state of New York, referred to in this prospectus supplement as the trust.

Servicers

o Wilshire Credit Corporation (referred to in this prospectus supplement as Wilshire Credit), Ocwen Loan Servicing, LLC (referred to in this prospectus supplement as Ocwen) and Select Portfolio Servicing, Inc. (referred to in this prospectus supplement as SPS) will initially service approximately 62.99%, 36.68% and 0.33% (by principal balance as of the cut-off date), respectively, of the initial mortgage loans.

Special Servicer

o     SPS.

Originators

o Finance America is the originator with respect to approximately 19.27% of the initial mortgage loans (by principal balance as of the cut-off date), and no other entity is the originator with respect to 10% or more of the initial mortgage loans.

Trustee

o     U.S. Bank National Association.

Counterparty under the Swap Agreement

o Credit Suisse First Boston International (referred to in this prospectus supplement as CSFBi or the counterparty).

Cut-off Date

o     For the initial mortgage loans, December 1, 2005.

Closing Date

o     December 29, 2005.

Determination Date

o     The second business day following the 15th day of each month.

Distribution Date

o The 25th day of each month or if the 25th day is not a business day, the next business day. The first distribution date will be January 25, 2006.

Record Date

o For the Class A-R Certificates and Class A-RL Certificates, the last business day of the month preceding the month of a distribution date. For the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, the business day preceding the related distribution date so long as those certificates remain book-entry certificates.

Mortgage Loans

On December 29, 2005, the trust will acquire an initial pool of mortgage loans which will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

As of the cut-off date, the initial mortgage pool consists of primarily second lien mortgage loans with an aggregate principal balance of approximately

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

$402,796,922. As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.

The mortgage loans will be conventional, primarily fixed-rate, fully amortizing and balloon, primarily second lien residential mortgage loans, with original terms to stated maturity of up to 30 years.

The initial mortgage loans will have the following characteristics as of the cut-off date:

    Weighted average remaining term to
           stated maturity (in months)..............................206
    Weighted average mortgage rate...............................10.332%
    Weighted average net mortgage rate ...........................9.805%

The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less stringent than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards. We refer you to "The Mortgage Loans" in this prospectus supplement for more detail.

Fees and Expenses

Before forwarding all collections on the mortgage loans it services, each servicer will be entitled to deduct any reimbursable expenses and its servicing fee, equal to its servicing fee rate (subject to reduction as described in this prospectus supplement) multiplied by the total principal balance of the mortgage loans it services. The sum of the servicing fee rate and the excess servicing fee rate, if any, for the servicers is expected to be 0.50% per annum of the outstanding principal balance of each mortgage loan.

The trustee is entitled to a trustee fee, equal to the trustee fee rate multiplied by the total principal balance of the mortgage loans, and all reinvestment income earned on amounts on deposit in the certificate account as compensation for its activities under the pooling and servicing agreement. The trustee fee rate is expected to be 0.0090% per annum of the outstanding principal balance of each mortgage loan.

Expenses of the servicers and the trustee that are permitted to be reimbursed under the pooling and servicing agreement will be paid prior to any payments to the certificateholders.

We refer you to "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" and "The Trustee" in this prospectus supplement for more detail.

Interest Distributions

Interest distributions payable on any distribution date represent interest accrued on the certificates, other than the Class A-R, Class A-RL and Class P
Certificates, during the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding the related distribution date. The interest accrual period for the Class A-R, Class A-RL and Class P Certificates is the calendar month preceding the related distribution date.

Interest will accrue on the certificates (other than the Class A-1F1, Class A-1F2, Class A-2F, Class A-R, Class A-RL and Class P Certificates) on the basis of a 360-day year and the actual number of days elapsed in each interest accrual period. Interest will accrue on the Class A-1F1, Class A-1F2, Class A-2F, Class A-R, Class A-RL and Class P Certificates on the basis of a 360-day year consisting of twelve 30-day months.

On each distribution date, you will be entitled to the following:

o interest at the pass-through rate that accrued during the related interest accrual period;

o interest due on a prior distribution date that was not paid, plus interest accrued on that amount; and

o basis risk shortfalls from prior distribution dates, to the extent of monthly excess cashflow available therefor and amounts received under the swap agreement, in each case as described in this prospectus supplement.

Your interest entitlement may be reduced as a result of prepayments on the mortgage loans and various types of losses on the mortgage loans that are not covered by credit enhancement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

We refer you to "Description of the Certificates--Distributions of Interest" in this prospectus supplement for more detail.

Principal Distributions

The amount of principal distributable on any class of certificates on any distribution date will be determined by:

o funds actually received or advanced on the mortgage loans that are available to make principal distributions on the related certificates;

o     the  amount  of  excess  interest   available  to  pay  principal  on  the
      certificates as described below; and

o amounts available under the swap agreement to cover certain realized losses on the mortgage loans.

Funds actually received or advanced on the mortgage loans will consist of monthly scheduled payments, unscheduled payments resulting from, among other things, prepayments by mortgagors or liquidations of defaulted mortgage loans, and advances made by a servicer.

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in January 2009 or on or after that distribution date, and depending upon the delinquency and loss experience of the mortgage loans.

We refer you to "Description of the Certificates-- Distributions of Principal" in this prospectus supplement for more detail.

The Swap Agreement

U.S. Bank National Association, as supplemental interest trust trustee, on behalf of the trust, will enter into a swap agreement with the counterparty. On each swap payment date, the supplemental interest trust trustee will be obligated to make fixed payments, and the counterparty will be obligated to make floating payments, in each case as set forth in the swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the counterparty. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the counterparty will make a net swap payment to the trust which shall be used to cover certain interest shortfalls and losses as described in this prospectus supplement.

We refer you to "Description of the Certificates--Credit Enhancement--The Swap Agreement" in this prospectus supplement for more detail.

Prepayment Charges on the Mortgage Loans

The prepayment charges received by the servicers from collections on the mortgage loans will not be available for distributions of principal or interest due on the offered certificates. The Class P Certificates are entitled to the prepayment charges the servicers collect from collections on the mortgage loans.

Credit Enhancement

Credit enhancement for the offered certificates includes excess interest, overcollateralization and subordination features and amounts available under the swap agreement to cover certain realized losses on the mortgage loans that will reduce delays in distributions and losses on some classes of certificates, in varying degrees.

Overcollateralization. The mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Class A, Class P, Class M and Class B-1 Certificates, certain trust expenses and any net swap payments due to the counterparty. Beginning on the second distribution date, this excess interest will be applied to pay principal, as necessary, on the Class A, Class P, Class M and Class B-1 Certificates in order to create and maintain the required level of overcollateralization. In addition, on the closing date, there will be initial overcollateralization in an amount equal to approximately $6,900,000. The overcollateralization will be available to absorb losses on the mortgage loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to create and maintain the required level of overcollateralization.

We refer you to "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement--

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Overcollateralization" in this prospectus supplement for more detail.

Subordination

There are two types of subordination:

o The Class A Certificates will have a payment priority over the Class M, Class B-1 and Class X-1 Certificates. Each class of mezzanine and subordinate certificates will be subordinate to each other class of mezzanine and subordinate certificates with a higher payment priority.

o Losses that are realized when the unpaid principal balance on a mortgage loan and accrued but unpaid interest on such mortgage loan exceeds the proceeds recovered upon liquidation and that are not covered by amounts on deposit in the swap account will first reduce the available excess interest and then reduce the overcollateralization amount. If excess interest, overcollateralization and amounts available under the swap agreement at that time are insufficient to cover these amounts, such losses on the mortgage loans will be allocated to the mezzanine and subordinate certificates, in the reverse order of their priority of payment, until the principal balance of the subordinate certificates is reduced to zero. If the applicable subordination is insufficient to absorb losses, then holders of the Class A Certificates may incur losses and may never receive all of their principal distributions.

Swap Agreement

In certain circumstances, payments made to the trust under the swap agreement may be available to cover certain realized losses on the mortgage loans.

We refer you to "Description of the Certificates-- Credit Enhancement" in this prospectus supplement for more detail.

Optional Termination of the Trust; Auction Sale

On any distribution date on which the aggregate principal balance of the mortgage loans, together with any amount on deposit in the pre-funding account, is less than 10% of the aggregate principal balance of the initial mortgage loans as of the cut-off date plus the amount on deposit in the pre-funding account on the closing date, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity, as described in the pooling and servicing agreement, may, but will not be required to, purchase from the trust all remaining mortgage loans, thereby causing an early retirement of the certificates. If the terminating entity purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

If the terminating entity does not exercise its option to purchase the mortgage loans as described above when it is first entitled to do so, the pass-through rates or margins, as applicable, on the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates will be increased as described in this prospectus supplement.

If the option to purchase the mortgage loans and the other assets of the trust as described above is not exercised and the aggregate outstanding principal balance of the mortgage loans, together with any amount on deposit in the pre-funding account, declines below 5% of the aggregate principal balance of the initial mortgage loans as of the cut-off date plus the amount on deposit in the pre-funding account on the closing date, the trustee will conduct an auction to sell the mortgage loans and the other assets in the trust.

The trustee will not be permitted to sell the mortgage loans and the other assets in the trust pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the amount calculated under "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement.

If the first auction of the mortgage loans and the other assets of the trust is not successful, the trustee will conduct an additional auction every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the terminating entity of its purchase option.

We refer you to "Description of the Certificates-- Optional Termination; Auction Sale" in this prospectus supplement for more detail.

Advances

If the servicer of a mortgage loan reasonably believes that cash advances can be recovered from a delinquent mortgagor or other collections on that mortgage loan, then that servicer will make cash

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

advances to the trust to cover delinquent mortgage loan payments of principal and interest with respect to the mortgage loans, other than the simple interest loans, and of interest only with respect to the simple interest mortgage loans. In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless that servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

We refer you to "Servicing of Mortgage Loans-- Advances from the Servicers" in this prospectus supplement for more detail.

Federal Income Tax Consequences

For federal income tax purposes, the trust (exclusive of the pre-funding account, the capitalized interest account, the basis risk reserve fund, the supplemental interest trust, the swap agreement and the swap account) will be treated as four REMICs. All classes of certificates, other than the Class A-R, Class A-RL and Class X-2 Certificates, will represent regular interests in a REMIC. The Class A-RL Certificates will represent ownership of the residual interest in the lower-tier REMIC which will hold the mortgage loans and the Class A-R Certificates will represent ownership of the residual interests in the remaining REMICs.

ERISA Considerations

It is expected that the offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. Sales of the Class A-R Certificates and Class AR-L Certificates to these plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

Legal Investment

The certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisor in determining whether and to what extent the certificates are legal investments for you.

Ratings

The trust will not issue the offered certificates unless they have been assigned ratings at least as high as the ratings designated on page S-3.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      This prospectus supplement together with the prospectus describes the material risk factors related to your certificates. The certificates offered under this prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement in the context of your financial situation and tolerance for risk.

Increased risk of loss        Substantially  all of the initial  mortgage  loans
as a result of second         are  secured  by  second   liens  on  the  related
lien mortgage loans           mortgaged  property.  If a mortgagor on a mortgage
                              loan secured by a second lien defaults, the trust's rights to proceeds on the liquidation of the related mortgaged property are subordinate to the rights of the holder of the first lien on the related mortgaged property. There may not be enough proceeds to pay both the first lien and the second lien. If the net proceeds from a mortgaged property available after satisfaction of the first lien fail to provide adequate security for the mortgage loan, you will incur a loss on your investment if the available credit enhancement is insufficient to cover the loss.

                              When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the applicable servicer may write off the entire outstanding balance of the home loan as a bad debt. These are risks particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the applicable servicer would determine foreclosure to be uneconomical for those types of home loans than for first lien mortgage loans with low loan-to-value ratios.

Increased risk of loss        Approximately   72.73%  of  the  initial  mortgage
as a result of balloon        loans,  by  principal  balance as of  December  1,
loans                         2005,  are  balloon  loans.  Balloon  loans pose a
                              special  payment risk because the  mortgagor  must
                              pay, and the related  servicer is NOT obligated to
                              advance,  a lump sum payment of  principal  at the
                              end of the loan term.  If the  mortgagor is unable
                              to pay the lump sum or refinance such amount,  you
                              may  suffer  a loss if the net  proceeds  from the
                              collateral   for   such   loan   available   after
                              satisfaction of the first lien is insufficient and
                              the  other   forms  of  credit   enhancement   are
                              insufficient or unavailable to cover the loss.

Increased risk of loss        Approximately 21.30% of the initial mortgage loans
as a result of geographic     by  principal  balance as of  December 1, 2005 are
concentration                 secured by properties  located in  California.  If
                              the  California  residential  real  estate  market
                              should  experience an overall  decline in property
                              values  after  the  dates  of  origination  of the
                              mortgage   loans,   the   rates  of   delinquency,
                              foreclosure,  bankruptcy  and loss on the mortgage
                              loans may increase,  as compared to those rates in
                              a stable or improving  real estate  market.  Also,
                              California is more susceptible to various types of
                              hazards, such as earthquakes, brush fires, floods,
                              wildfires,  mudslides and other natural  disasters
                              that are not insured by required hazard insurance.
                              If
                              these   occur,    the   rates   of    delinquency,
                              foreclosure, bankruptcy and loss on the mortgage loans may increase.

The value of your             If  the  performance  of  the  mortgage  loans  is
certificate may be            substantially  worse  than  assumed  by the rating
reduced if losses             agencies, the ratings of any class of certificates
are higher than               may be lowered in the future.  This would probably
expected                      reduce the value of those certificates.

The inability to              Any mortgage loan that is delinquent by 60 or more
foreclose on some             days  as of the  closing  date  may  have  certain
mortgage loans may            restrictions  placed  on  its  foreclosure  in the
lead to increased             pooling  and  servicing  agreement.  As a  result,
losses with respect           losses on those mortgage loans may be greater than
to those mortgage             if the  applicable  servicer  did not  have  these
loans                         foreclosure restrictions.

                              We refer you to "Servicing of Mortgage Loans--Foreclosure Restrictions on the Mortgage Loans" in this prospectus supplement for more detail.

Inadequate amount of          If  the  amount  of  subsequent   mortgage   loans
subsequent mortgage           purchased  by the  trust is less  than the  amount
loans will affect the         deposited  in  the  pre-funding   account  on  the
timing and rate of            closing date, holders of the offered  certificates
return on an investment       will receive a payment of principal in  accordance
in the offered                with  the  priorities  set  forth  herein  on  the
certificates                  distribution  date  in  March  2006  equal  to the
                              amount  remaining  in the  pre-funding  account on
                              March 24,  2006.  The  depositor  expects that the
                              characteristics of the mortgage loans as described
                              in  this   prospectus   supplement   will  not  be
                              materially   changed  by  the   addition   of  the
                              subsequent mortgage loans.

Potential inadequacy of       The excess interest,  overcollateralization,  swap
credit enhancement            agreement and the subordination features described
                              in this  prospectus  supplement  are  intended  to
                              enhance the  likelihood  that  certificateholders,
                              particularly    holders   of   the    classes   of
                              certificates  with a higher payment  priority will
                              receive   regular   payments   of   interest   and
                              principal,   but  such  credit   enhancements  are
                              limited in nature and may be insufficient to cover all losses on the mortgage loans.

Overcollateralization         On  the  closing  date,   there  will  be  initial
                              overcollateralization   in  an  amount   equal  to
                              approximately   $6,900,000.  In  order  to  create
                              additional   overcollateralization,   it  will  be
                              necessary  that the mortgage  loans  generate more
                              interest  than is  needed to pay  interest  on the
                              certificates, the related fees and expenses of the
                              trust  and  any  net  swap  payments  due  to  the
                              counterparty.  We expect that the  mortgage  loans
                              will  generate more interest than is needed to pay
                              those amounts,  at least during  certain  periods,
                              because the weighted  average net mortgage rate on
                              the  mortgage  loans is expected to be higher than
                              the  weighted  average  pass-through  rate  on the
                              certificates.  We cannot assure you, however, that
                              enough excess  interest will be generated to reach
                              or  maintain   the   overcollateralization   level
                              required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                              o Prepayments. Each time a mortgage loan is prepaid in full, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a
                                    disproportionately   high   number  of  high
                                    mortgage rate mortgage loans would have a greater adverse effect on future excess interest.

                              o     Defaults.   The  rate  of  defaults  on  the
                                    mortgage loans may turn out to be higher than expected. Defaulted mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

                              o Level of one-month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificateholders, so less money will be available as excess interest. None of the depositor, the seller, the underwriter, the trustee, any servicer, the special servicer or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates. Consequently, if payments on the mortgage loans are insufficient to make all payments required on the certificates, then you may incur a loss on your investment.

                              o Adjustable-rate mortgage loans. The mortgage rates on the adjustable-rate mortgage loans will be sensitive to fluctuations in the levels of the related indices on those adjustable-rate mortgage loans. If the index on an adjustable-rate mortgage loan decreases, that adjustable-rate mortgage loan will generate less interest.

Amounts available under       Net swap  payments  payable to the trust under the
the swap agreement from       swap  agreement  will be available as described in
the counterparty may          this prospectus supplement to pay certain interest
be limited                    shortfalls and to cover certain  losses.  However,
                              no net amounts will be payable by the counterparty
                              unless   the   floating   amount   owed   by   the
                              counterparty  on a swap  payment  date exceeds the
                              fixed amount owed to the counterparty on such swap
                              payment  date.  This  will  not  occur  except  in
                              periods  when   one-month   LIBOR  (as  determined
                              pursuant to the swap agreement)  exceeds 5.10% per
                              annum.  No assurance  can be made that any amounts
                              will be received under the swap agreement, or that
                              any  such  amounts  that  are  received   will  be
                              sufficient to cover certain interest shortfalls or
                              losses.  Any  net  swap  payment  payable  to  the
                              counterparty under the terms of the swap agreement
                              will reduce amounts  available for distribution to
                              certificateholders,    and    may    reduce    the
                              pass-through   rates  of  the   certificates.   In
                              addition,  any swap termination payment payable to
                              the counterparty in the event of early termination
                              of  the  swap   agreement   (other   than  a  swap
                              termination payment due to a counterparty  trigger
                              event)   will   reduce   amounts   available   for
                              distribution to offered certificateholders.

                              Upon early termination of the swap agreement, the trustee, on behalf of the trust, or the counterparty may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance
                              with  the   procedures
                              set forth in the swap agreement. In the event that the trustee, on behalf of the trust, is required to make a swap termination payment to the counterparty, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the Class A, Class P, Class M, Class B-1 and Class X-1 Certificates (other than any swap termination payment due to a counterparty trigger event as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the Class A, Class P, Class M and Class B-1 Certificates). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, after the class principal balance of the Class B-1 Certificates has been reduced to zero, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment to the counterparty or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

                              Net swap payments payable to the trustee, on behalf of the trust, by the counterparty under the swap agreement will be used to cover certain interest shortfalls and certain losses as described in this prospectus supplement. However, if the counterparty defaults on its obligations under the swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess interest may be reduced. To the extent that distributions on the offered certificates depend in part on payments to be received by the supplemental interest trust trustee under the swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the counterparty to the swap agreement.

The yield on your             The rate of principal  distributions  and yield to
certificates will vary        maturity  on your  certificates  will be  directly
depending on the rate         affected by the rate of principal  payments on the
of prepayments                mortgage  loans. A mortgagor may prepay a mortgage
                              loan at any time. The rate of principal payments on the mortgage loans will be affected by, among other factors, the following:

                              o the amortization schedules of the mortgage loans;

                              o     the  rate  of   prepayments  by  mortgagors,
                                    including    prepayments    resulting   from
                                    refinancing;

                              o     liquidations of defaulted mortgage loans;

                              o prepayments and defaults on the related senior liens;

                              o the availability of similar or alternative mortgage products; and

                              o     repurchases of mortgage loans as a result of
                                    defective   documentation  and  breaches  of
                                    representations and warranties.

                              Approximately 41.59% of the initial mortgage loans, by principal balance as of December 1, 2005, impose a charge for early full or partial prepayments of a mortgage loan if such prepayments are made by the mortgagor during a specified period occurring generally during the first one year to five years after origination and the amount of such prepayments in any twelve-month period generally are in excess of 20% of the original principal balance of such mortgage loan. Such prepayment charges may discourage borrowers from prepaying their mortgage loans during the charge period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment charges will be paid to the Class P Certificateholders and will not, in any circumstances, be available for payment of the other certificates.

                              The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if currently offered mortgage rates fall below the mortgage rates on the mortgage loans, the prepayment rate should increase. On the other hand, if currently offered mortgage rates rise above the mortgage rates on the mortgage loans, the prepayment rate should decrease.

                              The rate of principal distributions on your certificates will also be affected by any optional termination of the trust. In addition, the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured. In addition, the holder of the majority of the Class X-2 Certificateholder has the option to purchase mortgage loans from the trust that become ninety days or more delinquent.

                              These  purchases  will have the same effect on the
                              holders   of  the   offered   certificates   as  a
                              prepayment of the related mortgage loans.

If the rate of                We  cannot  predict  the rate at which  mortgagors
prepayments on the            will repay their mortgage  loans.  Please consider
mortgage loans is             the following:
different than
expected, your yield          o     If you are  purchasing  a  certificate  at a
may be considerably                 discount,  your  yield  may  be  lower  than
lower than anticipated              anticipated if principal  prepayments on the
                                    related mortgage loans occur at a slower rate than you expected.

                              o     If you are  purchasing  a  certificate  at a
                                    premium,   your  yield  may  be  lower  than
                                    anticipated if principal prepayments on the related mortgage loans occur at a faster rate than you expected.

                              o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

                              We refer you to "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

Yield on the Class A-1A,      The Class A-1A,  Class A-2A, Class M-1, Class M-2,
Class A-2A, Class M-1,        Class M-3,  Class M-4, Class M-5, Class M-6, Class
Class M-2, Class M-3,         M-7,  Class M-8 and Class  M-9  Certificates  will
Class M-4, Class M-5,         accrue  interest at an adjusting  rate  determined
Class M-6, Class M-7,         separately  for each such  class and  distribution
Class M-8 and Class           date based on one-month LIBOR and, will be subject
M-9 Certificates are          to a net funds cap in the manner described in this
sensitive to one-month        prospectus  supplement  under  "Description of the
LIBOR                         Certificates--Determination  of LIBOR." Therefore,
                              the yield to investors on the A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                              Certificates will be sensitive to fluctuations of one-month LIBOR.

                              We refer you to "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

Mortgage rates may            The rate at which  interest  accrues  on the A-1A,
limit pass-through            Class A-1F1,  Class A-1F2, Class A-2A, Class A-2F,
rates on the                  Class M-1,  Class M-2, Class M-3, Class M-4, Class
certificates                  M-5, Class M-6, Class M-7, Class M-8 and Class M-9
                              Certificates  is subject to a net funds cap, which
                              is  based  on the  weighted  average  of  the  net
                              mortgage rates of the mortgage loans. The weighted
                              average net mortgage rate is based on the weighted
                              average  of the  interest  rates  on the  mortgage
                              loans,  net of specified fee and expense rates, as
                              adjusted for any net swap payments  payable to the
                              counterparty and any swap termination  payment not
                              due to a counterparty trigger event payable to the
                              counterparty.  If mortgage  loans with  relatively
                              higher net mortgage  rates prepay,  the applicable
                              cap  will be  lower  than  otherwise  would be the
                              case. In addition, the weighted average of the net
                              mortgage  rates  on the  adjustable-rate  mortgage
                              loans will be  sensitive  to  fluctuations  in the
                              levels   of   the    related    indices   on   the
                              adjustable-rate mortgage loans, and may be less than the interest that would accrue on the certificates subject to the net funds cap.

                              See          "Description          of          the
                              Certificates--Distributions of Interest" and "--Credit Enhancement--Overcollateralization" in this prospectus supplement.

Risks of holding              The protections  afforded the Class A Certificates
Class M Certificates          in this  transaction  create risks for the Class M
                              Certificates.    Before    purchasing    Class   M
                              Certificates, you should consider the following factors that may adversely impact your yield.

                              Because the Class M Certificates receive interest and principal distributions after the Class A Certificates receive such distributions, there is a greater likelihood that the Class M Certificates will not receive the distributions to which they are entitled on any distribution date.

                              If a servicer determines not to advance a delinquent payment on a mortgage loan because it deems that amount is not recoverable, there may be a shortfall in distributions on the certificates which will impact the Class M Certificates if the Class B-1 Certificates are no longer outstanding.

                              The Class M Certificates are not expected to receive principal distributions until, at the earliest, the distribution date occurring in January 2009, unless the class principal balances of the Class A Certificates have been reduced to zero.

                              Losses resulting from the liquidation of defaulted mortgage loans not covered by amounts on deposit in the swap account will first reduce excess interest and then reduce the level of overcollateralization. If there is no excess interest, no overcollateralization and no amounts on deposit in the swap account, losses on the mortgage loans will be allocated first, to the Class B-1 Certificates, second, to the Class M-9 Certificates, third, to the M-8 Certificates, fourth, to the Class M-7 Certificates, fifth, to the Class M-6 Certificates, sixth, to the Class M-5 Certificates, seventh, to the Class M-4 Certificates, eighth, to the Class M-3 Certificates, ninth, to the Class M-2 Certificates and tenth, to the Class M-1 Certificates.

                              A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. Also, the lower class balance will result in less interest accruing on the certificate.

                              o The earlier in the transaction that a loss on a mortgage loan is applied, the greater the reduction in yield on the certificates.

                              o These risks will affect the Class B-1 Certificates most severely, then the Class M-9 Certificates, then the Class M-8 Certificates, then the Class M-7
                                    Certificates,    then    the

                                    Class   M-6   Certificates,   then  the  M-5
                                    Certificates,    then    the    Class    M-4
                                    Certificates,    then    the    Class    M-3
                                    Certificates,    then    the    Class    M-2
                                    Certificates   and   then  the   Class   M-1
                                    Certificates.

                              We refer you to "Description of the Certificates" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for more detail.

If servicing is               In certain  circumstances,  the seller may request
transferred,                  that a  servicer  resign and  appoint a  successor
delinquencies                 servicer. If this happens, a transfer of servicing
may increase                  will occur that may result in a temporary increase
                              in  delinquencies  on  the  transferred   mortgage
                              loans.

Recent events                 The   current   situation   in  Iraq  has   caused
                              significant  uncertainty  with  respect  to global
                              markets.  The short  term and long term  impact of
                              these  events  is  uncertain,  but  could  have  a
                              material  effect on general  economic  conditions,
                              consumer  confidence  and  market  liquidity.   No
                              assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

                              The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act, referred to herein as the Relief Act, and similar state laws provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest and fees on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Shortfalls that occur due to application of the Relief Act and similar state laws are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act and similar state laws impose limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances during an additional period thereafter.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

      o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

      Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," "assumed characteristics," "structuring assumptions," "prepayment assumption," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               THE MORTGAGE LOANS

      The depositor will establish a trust for Home Equity Mortgage Trust Series 2005-5 on the closing date, under a pooling and servicing agreement among the depositor, the seller, the servicers, the special servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit the initial mortgage loans into the trust. The mortgage loans consist of a pool of primarily fixed rate, primarily second lien mortgage loans secured by residential properties with terms to maturity of not more than thirty years.

      Some capitalized terms used in this prospectus supplement will have meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

      The depositor will acquire all the initial mortgage loans with an aggregate Stated Principal Balance as of the cut-off date of approximately $402,796,922 from DLJ Mortgage Capital, Inc. ("DLJ Mortgage Capital") pursuant to a mortgage loan purchase agreement. These mortgage loans were previously purchased by DLJ Mortgage Capital in secondary market transactions from various underlying sellers.

      Under the pooling and servicing  agreement,  the depositor will assign the
mortgage   loans  to  the  trustee  for  the  benefit  of  the  holders  of  the certificates.

      Under the pooling and servicing agreement, the trustee will receive representations and warranties made by DLJ Mortgage Capital. The mortgage loan representations and warranties will be made by DLJ Mortgage Capital as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent transfer documents), as applicable. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, DLJ Mortgage Capital will be obligated to do one of the following:

      o     cure that breach,

      o repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

      o     substitute a replacement mortgage loan for that mortgage loan.

      However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

      Information relating to the initial mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the mortgage loans to be included in the mortgage pool and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the initial mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the initial mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the initial mortgage pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Stated Principal Balances of the initial mortgage loans as of the cut-off date, unless otherwise indicated.

      As of the cut-off date, the aggregate Stated Principal Balance of the initial mortgage loans is expected to be approximately $402,796,922. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments except the mortgagor must pay a lump sum payment at the end of the term of the mortgage loan with respect to the balloon loans. Approximately 98.67% the initial mortgage loans provide for payments due on the first day of each month. The mortgage loans to be included in the mortgage pool were acquired by the seller in the normal course of its business and in accordance with the underwriting criteria specified in this prospectus supplement. At origination, the initial mortgage loans had stated terms to maturity which ranged from 5 to 30 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

      Adjustable Rate Mortgage Loans. Approximately 6.18% of the initial mortgage loans are adjustable-rate mortgage loans. The mortgage rate on each adjustable-rate mortgage loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such adjustable-rate mortgage loan as set forth in the related mortgage note. The mortgage rate on an adjustable-rate loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

      The index for approximately 99.64% of the initial adjustable-rate mortgage loans will be the One-Year LIBOR index and will adjust annually. The One-Year LIBOR index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

      The index for approximately 0.36% of the initial adjustable-rate mortgage loans will be the One-Year U.S. Treasury index. The One-Year U.S. Treasury index will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H. 15 (519) as most recently available as of the date twenty-five or forty-five days prior to the adjustment date. Those average yields reflect the yields for the week prior to that week. All of the initial adjustable-rate mortgage loans with an index based on the One-Year U.S. Treasury index adjust annually.

      The weighted average margin of the initial adjustable-rate mortgage loans is approximately 2.750%. The weighted average number of months to the next interest rate adjustment date for the initial adjustable-rate mortgage loans is approximately 55 months. The average current principal balance of the initial adjustable-rate mortgage loans is approximately $43,067. The weighted average non-zero credit score of the initial adjustable-rate mortgage loans is approximately 720. The weighted average mortgage rate of the initial adjustable-rate mortgage loans is approximately 8.297%. The minimum mortgage rate and maximum mortgage rate of the initial adjustable-rate mortgage loans is approximately 5.875% and 12.125%, respectively.

      Prepayment Charges. Approximately 41.59% of the initial mortgage loans are subject to a prepayment charge. Generally, each such mortgage loan provides for payment of a prepayment charge in connection with certain voluntary, full or partial prepayments made within the period specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan. Generally, if a mortgagor prepays more than 20% of the original loan amount in any 12 month period, the mortgagor must pay a charge generally equal to the lesser of (a) three months' interest on the amount prepaid over 20% and (b) the amount authorized by law. The Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and those amounts will not be available to make payments on the other classes of certificates.

      As of the cut-off date, the initial mortgage loans will have the characteristics indicated in the following table:

  Aggregate                                        Latest           Earliest
   Stated      Number of      Earliest             Stated            Stated
  Principal     Mortgage      Payment             Maturity          Maturity
   Balance       Loans          Date                Date              Date
------------   --------- ------------------   ---------------   ----------------
$402,796,922     8,961   September 25, 1997   October 1, 2035   February 1, 2006

      Approximately 72.73% of the initial mortgage loans are balloon loans.

      No more than approximately 0.95% of the initial mortgage loans are 30 to 59 days delinquent and no more than approximately 0.03% of the initial mortgage loans are 60 days delinquent (in each case, based on the aggregate principal balance of the initial mortgage loans as of December 1, 2005). No initial mortgage loan will be more than 60 days delinquent as of the cut-off date.

      Approximately 0.70% of the initial mortgage loans are currently performing in accordance with a bankruptcy plan. As of the cut-off date, each of these mortgage loans is current in accordance with the terms of the related bankruptcy plan.

      The CLTV ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of determination and the principal balance of the related first lien as of either (i) the date of origination of that mortgage loan or (ii) the date of origination of the related first lien and the denominator of which is the most recent valuation of the related mortgaged property used to determine the CLTV ratio of the related mortgage loan by or on behalf of the seller. There can be no assurance that the value of a mortgaged property used to determine the CLTV ratio of the related mortgage loan is equal to the actual value of such mortgaged property at the time of the seller's determination of such value or at the time of the origination of such mortgage loan. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of the seller's determination of such value or the time of origination.

      All of the initial mortgage loans had a CLTV ratio at origination of 100.00% or less. See "Underwriting Standards" in the prospectus.

      The  initial   mortgage   loans  are   expected  to  have  the   following
characteristics as of the cut-off date. Totals may not equal 100% due to rounding.

                             INITIAL MORTGAGE LOANS

                             Initial Mortgage Loans
                                Credit Scores (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
                                      Mortgage        Balance          Balance
           Credit Scores                Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
Not available ....................          3     $    114,991.08        0.03%
376 - 400 ........................          1           19,594.66        0.00
401 - 425 ........................          4          100,835.77        0.03
426 - 450 ........................         24          637,606.83        0.16
451 - 475 ........................         71        2,028,301.43        0.50
476 - 500 ........................         99        2,449,794.12        0.61
501 - 525 ........................        136        3,605,090.39        0.90
526 - 550 ........................        163        3,982,489.51        0.99
551 - 575 ........................        162        4,337,003.41        1.08
576 - 600 ........................        552       19,756,446.91        4.90
601 - 625 ........................        947       38,004,697.86        9.44
626 - 650 ........................      1,148       50,920,505.26       12.64
651 - 675 ........................      1,383       65,563,399.82       16.28
676 - 700 ........................      1,347       68,319,478.18       16.96
701 - 725 ........................      1,060       54,651,103.25       13.57
726 - 750 ........................        841       41,298,293.15       10.25
751 - 775 ........................        580       27,086,905.77        6.72
776 - 800 ........................        361       16,848,301.11        4.18
801 - 825 ........................         78        3,056,356.29        0.76
826 - 850 ........................          1           15,727.13        0.00
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

----------
(1) As of the cut-off date, the non-zero weighted average credit score of the initial mortgage loans is expected to be approximately 677.

                             Initial Mortgage Loans
                        Combined Loan-to-Value Ratios (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
      Combined Loan-to-Value          Mortgage        Balance          Balance
            Ratios (%)                  Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
10.01 - 20.00 ....................          7     $    220,264.10        0.05%
20.01 - 30.00 ....................         11          276,185.40        0.07
30.01 - 40.00 ....................         27          983,812.21        0.24
40.01 - 50.00 ....................         76        2,844,576.14        0.71
50.01 - 60.00 ....................        100        3,644,420.57        0.90
60.01 - 70.00 ....................        101        3,699,105.82        0.92
70.01 - 80.00 ....................        188       11,394,043.79        2.83
80.01 - 90.00 ....................      1,495       59,983,732.18       14.89
90.01 - 100.00 ...................      6,956      319,750,781.72       79.38
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

----------
(1) The weighted average CLTV ratio of the initial mortgage loans is expected to be approximately 95.52%.

                             Initial Mortgage Loans
                   Current Mortgage Loan Principal Balance (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
  Current Mortgage Loan Principal     Mortgage        Balance          Balance
           Balances ($)                 Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
       0.01 - 25,000.00 ..........      2,518     $ 45,499,745.54       11.30%
  25,000.01 - 50,000.00 ..........      3,663      132,265,241.44       32.84
  50,000.01 - 75,000.00 ..........      1,634       99,842,650.58       24.79
 75,000.01 - 100,000.00 ..........        629       54,566,893.63       13.55
100,000.01 - 125,000.00 ..........        276       30,829,512.89        7.65
125,000.01 - 150,000.00 ..........        148       20,256,235.77        5.03
150,000.01 - 175,000.00 ..........         31        5,045,264.17        1.25
175,000.01 - 200,000.00 ..........         31        5,966,263.48        1.48
200,000.01 - 225,000.00 ..........          5        1,062,974.75        0.26
225,000.01 - 250,000.00 ..........         11        2,711,546.60        0.67
250,000.01 - 275,000.00 ..........          3          798,685.39        0.20
275,000.01 - 300,000.00 ..........          3          850,023.43        0.21
300,000.01 - 325,000.00 ..........          4        1,260,196.45        0.31
325,000.01 - 350,000.00 ..........          2          690,000.00        0.17
350,000.01 - 375,000.00 ..........          1          360,196.36        0.09
375,000.01 - 400,000.00 ..........          2          791,491.45        0.20
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

----------
(1) As of the cut-off date, the average current principal balance of the initial mortgage loans is expected to be approximately $44,950.00.

                             Initial Mortgage Loans
                               Mortgage Rates (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
                                      Mortgage        Balance          Balance
        Mortgage Rates (%)              Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
5.501 - 6.000 ....................          4     $    116,700.04        0.03%
6.001 - 6.500 ....................        101        4,545,491.31        1.13
6.501 - 7.000 ....................        113        4,421,935.95        1.10
7.001 - 7.500 ....................        238       11,344,932.31        2.82
7.501 - 8.000 ....................        397       19,288,976.41        4.79
8.001 - 8.500 ....................        451       23,056,961.62        5.72
8.501 - 9.000 ....................        724       34,361,662.56        8.53
9.001 - 9.500 ....................        701       35,369,637.21        8.78
9.501 - 10.000 ...................      1,075       53,809,571.63       13.36
10.001 - 10.500 ..................        877       47,324,911.08       11.75
10.501 - 11.000 ..................      1,088       50,567,078.03       12.55
11.001 - 11.500 ..................        780       33,170,862.10        8.24
11.501 - 12.000 ..................        613       26,584,007.62        6.60
12.001 - 12.500 ..................        400       17,073,591.21        4.24
12.501 - 13.000 ..................        320       11,158,480.30        2.77
13.001 - 13.500 ..................        431       16,273,134.35        4.04
13.501 - 14.000 ..................        388        8,734,090.87        2.17
14.001 - 14.500 ..................        195        4,290,352.64        1.07
14.501 - 15.000 ..................         48          953,127.06        0.24
15.001 - 15.500 ..................         14          246,444.15        0.06
15.501 - 16.000 ..................          3          104,973.48        0.03
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

----------
(1) As of the cut-off date, the weighted average current mortgage rate of the initial mortgage loans is expected to be approximately 10.332% per annum.

                             Initial Mortgage Loans
                               Occupancy Types (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
                                      Mortgage        Balance          Balance
        Occupancy Types                 Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
Primary ..........................      7,810     $362,450,084.80       89.98%
Investment .......................        989       33,353,256.79        8.28
Second Home ......................        162        6,993,580.34        1.74
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

----------
(1) Based on representations of the related mortgagors at the time of origination.

                             Initial Mortgage Loans
                    Original Terms of the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
          Original Terms              Mortgage        Balance          Balance
            (In Months)                 Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
   1 - 60 ........................         37     $     42,342.27        0.01%
 61 - 120 ........................         79        1,163,661.65        0.29
121 - 180 ........................      6,678      301,586,561.58       74.87
181 - 240 ........................        782       31,634,090.63        7.85
241 - 300 ........................          1           28,134.81        0.01
301 - 360 ........................      1,384       68,342,130.99       16.97
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

----------
(1) As of the cut-off date, the weighted average original term to maturity of the initial mortgage loans is expected to be approximately 215 months.

                             Initial Mortgage Loans
                    Remaining Terms of the Mortgage Loans (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
          Remaining Terms             Mortgage        Balance          Balance
            (In Months)                 Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
  1 - 60 .........................         39     $     48,618.65        0.01%
 61 - 120 ........................         99        1,705,956.40        0.42
121 - 180 ........................      6,663      301,196,772.46       74.78
181 - 240 ........................        776       31,503,443.43        7.82
301 - 360 ........................      1,384       68,342,130.99       16.97
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the initial mortgage loans is expected to be approximately 206 months.

                             Initial Mortgage Loans
              Geographic Distributions of Mortgaged Properties (1)
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
                                      Mortgage        Balance          Balance
   Geographic Distributions             Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
Alabama ..........................         51     $  1,620,728.42        0.40%
Alaska ...........................          4          141,785.51        0.04
Arizona ..........................        737       30,996,710.67        7.70
Arkansas .........................         16          422,846.38        0.10
California .......................      1,125       85,776,520.76       21.30
Colorado .........................        394       15,937,820.20        3.96
Connecticut ......................         66        3,001,567.13        0.75
Delaware .........................         47        1,616,518.69        0.40
District of Columbia .............         11          528,193.41        0.13
Florida ..........................        933       39,405,843.64        9.78
Georgia ..........................        218        6,815,445.99        1.69
Hawaii ...........................         29        2,161,351.47        0.54
Idaho ............................         37          883,722.09        0.22
Illinois .........................        336       13,029,199.04        3.23
Indiana ..........................        110        2,824,168.90        0.70
Iowa .............................         38          998,921.53        0.25
Kansas ...........................         29          924,647.60        0.23
Kentucky .........................         49        1,107,518.83        0.27
Louisiana ........................         45        1,283,672.45        0.32
Maine ............................          9          282,147.65        0.07
Maryland .........................        281       15,577,589.96        3.87
Massachusetts ....................        152        7,998,330.95        1.99
Michigan .........................        217        6,455,241.85        1.60
Minnesota ........................         90        3,555,122.49        0.88
Mississippi ......................         35          960,434.57        0.24
Missouri .........................        123        3,193,622.91        0.79
Montana ..........................         20          641,915.04        0.16
Nebraska .........................         19          556,705.92        0.14
Nevada ...........................        284       15,135,441.27        3.76
New Hampshire ....................         23          943,062.16        0.23
New Jersey .......................        397       20,595,320.25        5.11
New Mexico .......................         38        1,087,433.03        0.27
New York .........................        375       24,470,591.25        6.08
North Carolina ...................        152        3,827,651.94        0.95
North Dakota .....................          3            56455.40        0.01
Ohio .............................        204        5,763,339.40        1.43
Oklahoma .........................         40        1,032,583.76        0.26
Oregon ...........................        182        6,792,200.85        1.69
Pennsylvania .....................        207        5,061,750.73        1.26
Rhode Island .....................         17          829,896.53        0.21
South Carolina ...................         94        2,872,208.23        0.71
South Dakota .....................          2           58,905.58        0.01
Tennessee ........................        106        2,481,045.60        0.62
Texas ............................        715       21,807,441.47        5.41
Utah .............................        117        3,766,443.92        0.94
Vermont ..........................          6          288,086.24        0.07
Virginia .........................        447       24,175,947.89        6.00
Washington .......................        223        9,788,751.11        2.43
West Virginia ....................         10          265,294.42        0.07
Wisconsin ........................         91        2,782,919.20        0.69
Wyoming ..........................          7          215,857.65        0.05
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

----------
(1) No more than approximately 0.31% of the initial mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                             Initial Mortgage Loans
                            Purpose of Mortgage Loans
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
                                      Mortgage        Balance          Balance
           Loan Purpose                 Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
Purchase .........................      7,066     $321,363,237.18       79.78%
Refinance - Cashout ..............      1,551       70,023,539.04       17.38
Refinance - Rate Term ............        320       10,893,831.64        2.70
Refinance - Other ................         24          516,314.07        0.13
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

                             Initial Mortgage Loans
                    Documentation Programs for Mortgage Loans
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
                                      Mortgage        Balance          Balance
          Type of Program               Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
Full/Alt .........................      4,428     $170,476,432.33       42.32%
Reduced ..........................      2,996      157,161,033.06       39.02
Stated/Stated ....................      1,097       53,433,569.96       13.27
NINA .............................        440       21,725,886.58        5.39
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

                             Initial Mortgage Loans
                          Types of Mortgaged Properties
--------------------------------------------------------------------------------
                                                                     Percent of
                                      Number of      Aggregate        Aggregate
                                       Initial       Principal        Principal
                                      Mortgage        Balance          Balance
          Property Type                 Loans       Outstanding      Outstanding
--------------------------------------------------------------------------------
Single Family Residence ..........      5,652     $241,783,958.86       60.03%
PUD ..............................      1,724       83,873,682.57       20.82
Condominium ......................        880       38,115,287.98        9.46
2 - 4 Family .....................        607       35,628,078.46        8.85
Townhouse ........................         52        2,315,918.66        0.57
Manufactured Housing .............         34          691,042.16        0.17
Cooperative ......................         12          388,953.24        0.10
                                        -----     ---------------      ------
    Totals .......................      8,961     $402,796,921.93      100.00%
                                        =====     ===============      ======

Pre-Funding and Conveyance of Subsequent Mortgage Loans

      On the closing date the excess of the aggregate class principal balance of the certificates (including the Class X-1 Certificates) over the aggregate Stated Principal Balance of the initial mortgage loans as of the cut-off date, which amount is not expected to exceed approximately $57,203,378, will be deposited in a pre-funding account (the "Pre-Funding Account") established and maintained by the trustee on behalf of the certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the certificates. During the period from the closing date to March 24, 2006 (the "Funding Period"), the depositor is expected to purchase mortgage loans ("Subsequent Mortgage Loans") from the seller, using funds on deposit in the Pre-Funding Account, and sell such Subsequent Mortgage Loans to the trust for inclusion in the mortgage pool. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the aggregate Stated Principal Balance of the mortgage loans.

      The aggregate characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.

      The obligation of the trust to purchase Subsequent Mortgage Loans during the Funding Period is subject to the following requirements:

      o     such   Subsequent   Mortgage  Loan  may  not  be  30  or  more  days
            contractually delinquent as of its cut-off date;

      o the servicer of each Subsequent Mortgage Loan will be Wilshire Credit, Ocwen or SPS;

      o such Subsequent Mortgage Loan may not have a final maturity date later than February 1, 2036;

      o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

      o such Subsequent Mortgage Loan will not have a Net Mortgage Rate less than 10.00% per annum;

      o such Subsequent Mortgage Loan will not have a CLTV greater than 100.00%;

      o such Subsequent Mortgage Loan will not have a principal balance greater than $400,000;

      o such Subsequent Mortgage Loan will be secured by a first or second lien; and

      o such Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies.

      Following the purchase of such Subsequent Mortgage Loans by the trust, the mortgage loans, including the Subsequent Mortgage Loans, will have the following characteristics (based on the initial mortgage loans as of the cut-off date and the Subsequent Mortgage Loans as of the date of their transfer to the trust):

      o     a weighted average mortgage rate of at least 10.20% per annum;

      o a weighted average remaining term to stated maturity of less than 210 months;

      o     a weighted average CLTV ratio of not more than 97.00%;

      o     a weighted average credit score of at least 670;

      o no more than 70.75% of the mortgage loans by aggregate principal balance will be balloon loans;

      o no more than 25.00% of the mortgage loans by aggregate principal balance will be concentrated in one state; and

      o no more than 10.00% of the mortgage loans by aggregate principal balance will relate to non-owner occupied properties.

Assignment of the Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date for the initial mortgage loans and any subsequent transfer date for Subsequent Mortgage Loans, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan and all right, title and interest of the depositor in and to all other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the related cut-off date.

      In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first or second lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee (or a custodian for the trustee) as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

      The trustee or its custodian will deliver on the closing date an initial certification as described in the pooling and servicing agreement. The trustee or its custodian will review each mortgage file within 90 days of the closing date or a subsequent transfer date, as applicable, or promptly after the trustee's or its custodian's receipt of any document permitted to be delivered after such date and if any document in a mortgage file is found to be missing or defective in a material respect and the seller or other entity specified in the pooling and servicing agreement does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller or such other entity will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller or such other entity may remove such mortgage loan, a deleted mortgage loan, from the trust fund and substitute in its place another mortgage loan, a replacement mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the related seller or other entity specified in the pooling and servicing agreement and held for distribution to the certificateholders),

      o have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

      o     have a CLTV ratio not higher than that of the deleted mortgage loan,

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan, and

      o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                                   THE SELLER

      The following information has been provided by DLJ Mortgage Capital, Inc. and none of the depositor or the underwriter make any representations or warranties as to the accuracy or completeness of such information.

DLJ Mortgage Capital, Inc.

      DLJ Mortgage Capital, Inc. ("DLJ Mortgage Capital"), a Delaware corporation, is an affiliate of the depositor and the underwriter. The principal executive offices of DLJ Mortgage Capital are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010.

                                THE COUNTERPARTY

      The Counterparty under the Swap Agreement is Credit Suisse First Boston International ("CSFBi"). CSFBi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSFBi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International." This change was a renaming only.

      CSFBi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation. CSFBi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse First Boston
(International) Holding AG and, as to 20%, by Credit Suisse Group. CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

      CSFBi has been assigned a senior unsecured debt rating of "A+ (stable outlook)" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's Investors Service, Inc. and a long-term rating of "AA- (negative outlook)" by Fitch Ratings.

      CSFBi is an affiliate of the depositor, the seller and the underwriter.

                           SERVICING OF MORTGAGE LOANS

General

      Under the pooling and servicing agreement, Wilshire Credit will act as servicer of approximately 62.99% of the initial mortgage loans, Ocwen will act as servicer of approximately 36.68% of the initial mortgage loans and SPS will act as servicer of approximately 0.33% of the initial mortgage loans, in each case by principal balance as of December 1, 2005.

      Each servicer will be primarily responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans serviced by it for itself or others. No servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

      The servicers' responsibilities will include the receipt of funds, the reconciliation of servicing activity with respect to the related mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

      Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis of payments and collections on the mortgage loans, net of the related servicing compensation payable to the related servicer. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the business day preceding the next distribution date. If permitted by the pooling and servicing agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

      Each servicer will be required to maintain a blanket policy insuring against hazard losses on all of the loans serviced by it as described in the prospectus under "Description of Insurance--Standard Hazard Insurance Policies on Mortgage Loans." However, the related servicer will not otherwise be required to verify that the borrowers comply with their obligations to maintain standard hazard insurance and, if the mortgaged property is located in a federally designated flood area, flood insurance.

      The pooling and servicing agreement prohibits the resignation of a servicer or the special servicer except upon (a) appointment of a successor servicer or special servicer, as applicable, and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor servicer or special servicer, as applicable, has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. Notwithstanding the foregoing, the seller, as owner of the servicing rights relating to the mortgage loans, may require that any or all of the servicers, or the special servicer, resign upon the appointment of a successor servicer or special servicer, as applicable, meeting the requirements in the pooling and servicing agreement.

      Under the pooling and servicing agreement, each servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, a servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if that servicer alone were servicing the related mortgage loans.

Servicing Compensation and Payment of Expenses

      The Expense Fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The initial weighted average rate at which the Expense Fees accrue is expected to be approximately 0.5265% per annum of the outstanding principal balance of each initial mortgage loan. The Expense Fees consist of the servicing fee, the excess servicing fee (payable to the Class X-S Certificates), fees payable to the trustee for its activities as trustee under the pooling and servicing agreement and the Credit Risk Manager's fee. With respect to each mortgage loan, the sum of the servicing fee and the excess servicing fee will be equal to 0.50% per annum of the outstanding principal balance of each such mortgage loan. Each servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the related servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the related servicer out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans". The related servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, other than prepayment charges. Each servicer will also be entitled to receive all reinvestment income earned on amounts on deposit in the related Collection Account. In addition, each servicer will be entitled to prepayment interest excess as provided for in the pooling and servicing agreement.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

      When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

      Each servicer is obligated to remit to the trust on the business day before each distribution date with respect to each mortgage loan serviced by it an amount equal to the lesser of:

      o any shortfall for the previous month in interest collections resulting from (a) the timing of principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and (b) the timing of principal prepayments in part on the mortgage loans that are made during the calendar month preceding such distribution date, and

      o 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it for that distribution date.

      Any remaining shortfall in interest collections resulting from principal prepayments will be allocated pro rata to the certificates according to the amount of interest to which each class of the certificates would otherwise be entitled in reduction thereof.

      You may refer to "Description of the Certificates--Distributions of Interest" in this prospectus supplement for more detail.

Advances from the Servicers

      Subject to the limitations described below each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the related mortgage loans that are not required to be distributed on that distribution date, an amount equal to the sum of the aggregate of payments of principal of and interest on the related mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date.

      In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless the applicable servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any balloon loan.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan, provided that the related servicer will be required to make advances at least until the time at which the related mortgage loan becomes 120 days delinquent. If the applicable servicer determines that any advance or servicing advance previously made by it will not be recoverable from proceeds of the related mortgage loan, that servicer may be reimbursed for such advances and servicing advances from collections or proceeds on any of the mortgage loans being serviced by that servicer.

      If a servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by a servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If a servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see "Description of the Certificates--Events of Default" and "--Rights Upon Event of Default" in the prospectus.

Foreclosure Restrictions on the Mortgage Loans

      Any mortgage loans in the mortgage pool that are 60 or more days delinquent as of the closing date will have certain restrictions placed on their foreclosure in the pooling and servicing agreement, in order to comply with the REMIC provisions of the Internal Revenue Code. These restrictions will be lifted with respect to a delinquent mortgage loan if the mortgage loan becomes current for three consecutive monthly payments. In the event that one of the loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the adjusted basis of that mortgaged property along with all other ineligible assets owned by the related REMIC, to exceed 0.75% of the adjusted basis of the assets in the related REMIC, the related servicer would not be permitted to acquire title to the mortgage loan on behalf of that REMIC. Instead, the applicable servicer would have to liquidate the mortgage loan for cash in a foreclosure sale or otherwise. In addition, if the applicable servicer determines that following a distribution on any distribution date the adjusted basis of such mortgaged properties in foreclosure, along with any other ineligible assets owned by the related REMIC, exceed 1.0% of the adjusted basis of the assets of the related REMIC, then prior to that distribution date, the related servicer would be required to dispose of enough of such mortgaged properties so that the adjusted basis of such mortgaged properties in foreclosure, along with any other ineligible assets owned by the related REMIC, will be less than 1.0% of the adjusted basis of the assets of the related REMIC. In either event, the related servicer would be permitted to acquire, for its own account and not on behalf of the trust, the mortgaged property at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the mortgaged property, as determined by the applicable servicer in good faith. As a result, losses on the mortgage loans may be greater than if the related servicer was permitted to obtain title on behalf of the trust. With respect to each servicer, the foregoing percentage limitations will only apply to the mortgage loans serviced by that servicer.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

      Subject to the conditions set forth in the pooling and servicing agreement, the holder of the majority of the Class X-2 Certificates may, at its option, purchase from the trust any mortgage loan which is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed servicing advances. The holder of the majority of the Class X-2 Certificates may designate any servicer to service any such mortgage loan purchased from the trust.

      The special servicer may, at its option, elect to act as servicer for any mortgage loan that is delinquent 180 days or more. In that event the special servicer will be entitled to receive the servicing fee and other compensation for each such mortgage loan. Upon the transfer of servicing of any such delinquent mortgage loan to the special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan. All references herein to servicer include SPS in its capacity as special servicer under the pooling and servicing agreement, unless otherwise indicated.

Credit Risk Manager

      Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation (the "Credit Risk Manager") will act as the depositor's representative in advising Wilshire Credit, Ocwen and SPS regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans. In performing its advisory and monitoring functions, the Credit Risk Manager will rely upon mortgage loan data that is provided to it by the servicers pursuant to separate credit risk management agreements.

      The Credit Risk Manager will be entitled to receive a Credit Risk Manager's fee until the termination of the trust fund or until its removal by the depositor. Such fee will be paid from the trust fund in accordance with the pooling and servicing agreement.

Loss Mitigation Procedures

      Each servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the mortgage loans as come into and continue in default, each servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the pooling and servicing agreement.

      As to any mortgage loan that becomes 120 days delinquent, the related servicer will be required to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related servicer will determine whether a significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related servicer determines that no such recovery is possible, it must charge off the related mortgage loan at the time it becomes 180 days delinquent. Once a mortgage loan has been charged off, the related servicer will discontinue making advances, the related servicer will not be entitled to servicing fees (except as provided below), and the loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. If the related servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes 180 days delinquent, such servicer may continue making advances, and that servicer will be required to notify the Credit Risk Manager of such decision.

      Any such mortgage loan that is charged off may continue to be serviced by the applicable servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate). The related servicer will not be entitled to any servicing fees or reimbursement of expenses in connection with such mortgage loans after the date of charge off, except to the extent of funds available from the aggregate amount of recoveries on all such mortgage loans serviced by it. Any such mortgage loans serviced by a servicer in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such mortgage loans during such six month period will be included in Available Funds. On the date which is six months after the date on which the related servicer begins servicing such mortgage loans using the specialized collection procedures, unless specific net recoveries are anticipated by that servicer on a particular mortgage loan, such charged off loan will be released to the Class X-2 Certificateholders and thereafter, (i) the Class X-2 Certificateholders (as identified with contact information in writing to the related servicer by the depositor) will be entitled to any amounts subsequently received in respect of any such released loans, (ii) the servicing thereof and a servicing fee therefore shall be pursuant to a servicing agreement between DLJMC and the related servicer if the servicing of such charged off loan is not transferred from the related servicer,
(iii) the holder of the majority of the Class X-2 Certificates may designate any servicer to service any such released loan and (iv) the holder of the majority of the Class X-2 Certificates may sell any such released loan to a third party.

      Notwithstanding the foregoing, the procedures described above relating to the treatment of charged off loans may be modified at any time at the discretion of the holder of the majority of the Class X-1 Certificates, with the consent of the servicers, which consents shall not be unreasonably withheld.

                                  THE SERVICERS

Wilshire Credit Corporation

      The principal executive offices of Wilshire Credit Corporation ("Wilshire Credit") are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

      Wilshire Credit, a Nevada corporation, is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. ("ML"). Wilshire Credit, together with the predecessor to Wilshire Credit has conducted a loan servicing business since 1994. Wilshire Credit currently services loans for ML as well as portfolios for unaffiliated third parties.

      Wilshire Credit is primarily engaged in the specialty loan servicing and resolution business. At June 30, 2005, Wilshire Credit was servicing approximately $15.97 billion aggregate principal amount of loans and charge off assets. At June 30, 2005, Wilshire Credit had approximately 550 employees.

      Delinquency and Foreclosure Statistics. Wilshire Credit's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire Credit does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire Credit's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the mortgage loans. For example, the delinquency and loss experience of Wilshire Credit's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the mortgage loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire Credit began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire Credit's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the mortgage loans.

                 Wilshire Credit Loan Delinquency Experience(1)

                                                As of December 31, 2003                          As of December 31, 2004
                                    ----------------------------------------------   -----------------------------------------------
                                                               Percent  Percent By                               Percent  Percent By
                                     Number     Principal       By No.   Principal    Number       Principal      By No.   Principal
                                    of Loans     Balance       of Loans   Balance    of Loans       Balance      of Loans   Balance
                                    --------  --------------   -------- ----------   --------   ---------------  -------- ----------
Period of
Delinquency
  30-59 Days.....................     2,995   $  173,967,495     2.63%      2.70%       3,369   $   243,643,389     2.06%     2.39%
  60-89 Days.....................     1,451   $   83,681,807     1.27%      1.30%       1,606   $   113,054,726     0.98%     1.11%
  90 Days or more................    18,743   $  612,784,171    16.44%      9.50%      12,207   $   533,986,181     7.45%     5.25%
                                    -------   --------------   ------     ------      -------   ---------------   ------    ------
Total Delinquent
  Loans..........................    23,189   $  870,433,473    20.35%     13.50%      17,182   $   890,684,297    10.49%     8.75%
Current..........................    88,421   $5,372,718,550    77.58%     83.30%     144,170   $ 9,017,124,348    88.01%    88.61%
Loans in Foreclosure.............     2,365   $  206,800,518     2.08%      3.21%       2,466   $   268,528,404     1.51%     2.64%
                                    -------   --------------   ------     ------      -------   ---------------   ------    ------
Total............................   113,975   $6,449,952,542   100.00%    100.00%     163,818   $10,176,337,049   100.00%   100.00%
                                    =======   ==============   ======     ======      =======   ===============   ======    ======

                                                      As of June 30, 2005
                                     -------------------------------------------------
                                                                  Percent   Percent By
                                      Number       Principal       By No.    Principal
                                     of Loans       Balance       of Loans    Balance
                                     --------   ---------------   --------  ----------
Period of
Delinquency
  30-59 Days.....................      4,167    $   327,965,168      2.00%       2.05%
  60-89 Days.....................      1,879    $   146,631,826      0.90%       0.92%
  90 Days or more................      9,017    $   534,540,902      4.34%       3.35%
                                     -------    ---------------    ------      ------
Total Delinquent
  Loans..........................     15,063    $ 1,009,137,896      7.25%       6.32%
Current..........................    190,414    $14,686,056,308     91.61%      91.96%
Loans in Foreclosure.............      2,368    $   275,383,373      1.14%       1.72%
                                     -------    ---------------    ------      ------
Total............................    207,845    $15,970,577,576    100.00%     100.00%
                                     =======    ===============    ======      ======

      (1) As of June 30, 2003, Wilshire revised its method for calculating delinquency percentages to the ABS method. The delinquency experience described above has been calculated using this method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered 30 days delinquent until the first day of the next month.

Ocwen Loan Servicing, LLC

      Ocwen Loan Servicing, LLC ("Ocwen") is a Delaware limited liability company with its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

      The servicing of the mortgage loans in Ocwen's servicing portfolio was transferred to Ocwen by its affiliate Ocwen Federal Bank FSB ("OFB"), effective on June 30, 2005. This service transfer was the result of OFB's voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank. Upon OFB's dissolution and sale of the branch facility and deposits, all of OFB's remaining assets and liabilities, including its mortgage loan servicing business, were transferred to and assumed by Ocwen. Ocwen's management, servicing portfolio and platform has not been changed as a result of the foregoing transactions.

      Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen is also rated "SQ2-" ("Above Average") as a primary servicer of subprime loans and "SQ2" ("Above Average") as a special servicer by Moody's Investors Service, Inc. On April 23, 2004, Standard & Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit Watch with negative implications".

      The liabilities assumed by Ocwen from OFB include contingent liabilities resulting from it having been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

      On November 29, 2005, a jury in a Galveston, Texas county court returned a verdict of $11.5 million in compensatory and punitive damages and attorneys' fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. Ocwen believes that the findings required for punitive damages under Texas law were not made and that the trial court will substantially reduce the jury award upon entering final judgment. Ocwen also believes that the attorneys' fees award should be reduced as impermissibly excessive. In addition, Ocwen believes the jury verdict is against the weight of evidence and contrary to law and intends to appeal the decision and continue to vigorously defend this matter.

      Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer. As of September 30, 2005, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $36.5 billion, substantially all of which are being serviced for third parties.

      As of September 30, 2005, OCN had approximately $1.312 billion in assets, approximately $966 million in liabilities and approximately $346 million in equity. For the quarter ended September 30, 2005, OCN's net income was approximately $7.9 million, as compared to an approximate net income of $2.9 million reported for the quarter ended June 30, 2005. OCN reported approximately $188.7 million of cash as of September 30, 2005.

      The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

               Delinquency and Foreclosures(Dollars in Thousands)

                                            As of                                              As of
                                      December 31, 2002                                 December 31, 2003
                          -----------------------------------------        -------------------------------------------
                                         By        Percent     By                         By        Percent      By
                           By No.      Dollar       By No.   Dollar         By No.      Dollar       By No.    Dollar
                          of Loans     Amount      of Loans  Amount        of Loans     Amount      of Loans   Amount
                          --------  -----------    --------  ------        --------   -----------   --------   -------
Total Portfolio........   229,335   $26,356,007    100.00%   100.00%        256,891   $30,551,242    100.00%   100.00%
Period of
Delinquency(1).........
30-59 Days.............     8,483   $   858,552      3.70%     3.26%         10,662   $ 1,117,125      4.15%     3.66%
60-89 Days.............     3,718   $   393,762      1.62%     1.49%          4,595   $   488,900      1.79%     1.60%
90 Days or more........    19,823   $ 1,820,509      8.64%     6.91%         24,050   $ 2,341,837      9.36%     7.67%
Total Delinquent
Loans..................    32,024   $ 3,072,823     13.96%    11.66%         39,307   $ 3,947,862     15.30%    12.92%
Loans in
Foreclosure(2).........     8,323   $   849,266      3.63%     3.22%          9,800   $ 1,057,710      3.81%     3.46%

                                             As of                                             As of
                                      December 31, 2004                                  September 30, 2005
                          -----------------------------------------        -------------------------------------------
                                         By        Percent     By                         By        Percent      By
                           By No.      Dollar       By No.   Dollar         By No.      Dollar       By No.    Dollar
                          of Loans     Amount      of Loans  Amount        of Loans     Amount      of Loans   Amount
                          --------  -----------    --------  ------        --------   -----------   --------   -------
Total Portfolio........   237,985   $28,367,753     100.00%  100.00%       268,381    $31,194,838    100.00%   100.00%
Period of
Delinquency(1).........
30-59 Days.............    11,251   $ 1,127,427       4.73%    3.97%        13,234    $ 1,301,837      4.93%     4.17%
60-89 Days.............     5,066   $   515,826       2.13%    1.82%         6,833    $   674,387      2.55%     2.16%
90 Days or more........    26,459   $ 2,545,313      11.12%    8.97%        31,261    $ 2,967,766     11.65%     9.51%
Total Delinquent
Loans..................    42,776   $ 4,188,566      17.97%   14.77%        51,328    $ 4,943,989     19.13%    15.85%
Loans in
Foreclosure(2).........     9,599   $   975,961       4.03%    3.44%         9,333    $   966,173      3.48%     3.10%

----------
(1) Includes 23,740 loans totaling $2,078,945 for September 30, 2005, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                Real Estate Owned
                             (Dollars in Thousands)

                            As of December 31, 2002    As of December 31, 2003    As of December 31, 2004  As of September 30, 2005
                            -----------------------    -----------------------    -----------------------  ------------------------
                                             By                         By                         By                       By
                             By No.        Dollar       By No.        Dollar       By No.        Dollar      By No.       Dollar
                            of Loans       Amount      of Loans       Amount      of Loans       Amount     of Loans      Amount
                            --------    -----------    --------    -----------    --------    -----------   --------   -----------
Total Portfolio ..........   229,335    $26,356,007     256,891    $30,551,242     237,985    $28,367,753   268,381    $31,194,838
Foreclosed Loans(1) ......     3,484    $   285,598       4,849    $   437,510       4,858    $   439,890     4,511    $   390,138
Foreclosure Ratio(2) .....      1.52%          1.08%       1.89%          1.43%       2.04%          1.55%     1.68%          1.25%

----------
(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                           Loan Gain/(Loss) Experience
                             (Dollars in Thousands)

                                                         As of                 As of                As of               As of
                                                   December 31, 2002     December 31, 2003    December 31, 2004   September 30, 2005
                                                   -----------------     -----------------    -----------------   ------------------
Total Portfolio(1) .............................      $ 26,356,007         $ 30,551,242         $ 28,367,753         $ 31,194,838
Net Gains/(Losses)(2)(3) .......................      $   (275,036)        $   (249,516)           ($348,145)           ($392,477)
Net Gains/(Losses) as
a Percentage of Total Portfolio ................             (1.04)%              (0.82)%              (1.23)%              (1.26)%

----------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes $(114,683) as of September 30, 2005 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

      While the above delinquency, foreclosure and loss experiences reflect Ocwen's experiences for the periods indicated, we can give you no assurances that the delinquency, foreclosure and loss experiences on the mortgage loans in the trust will be similar. Accordingly, this information should not be considered to reflect the credit quality of the mortgage loans included in the trust, or as a basis of assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the tables is based on all of the loans in Ocwen's relevant servicing portfolio. The mortgage loans in the trust may, in general, be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the mortgage loans in Ocwen's servicing portfolio.

Select Portfolio Servicing, Inc.

      Select Portfolio Servicing, Inc. ("SPS") commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third party mortgage loan portfolios since 1994. SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

      On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of DLJMC, acquired all of the outstanding stock of SPS's parent from the prior shareholders.

      SPS is approved by HUD as a non supervised mortgagee with servicing approval, and is a Fannie Mae approved seller/servicer and a Freddie Mac approved servicer engaged in the servicing of first and junior lien mortgage loans. SPS was incorporated on February 24, 1989 under the laws of the State of Utah. SPS's corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84165 0250.

      An affiliate of the depositor is a lender under one of SPS's credit facilities.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

      The Home Equity Mortgage Pass-Through Certificates, Series 2005-5 will consist of the following twenty-one classes of Certificates:

      o Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R and Class A-RL Certificates (collectively, the "Class A Certificates"); Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the "Class M Certificates"); Class B-1 Certificates; Class X-1, Class X-2 and Class X-S Certificates (collectively, the "Class X Certificates"); and Class P Certificates.

Only the Class A Certificates and Class M Certificates, which are collectively referred to as the offered certificates, are offered by this prospectus supplement. The classes of offered certificates will have the respective initial Class Principal Balances, subject to the permitted variance, and pass-through rates listed or described on page S-3 of this prospectus supplement.

      The Class A-R Certificates and Class A-RL Certificates are referred to together in this prospectus supplement as the Residual Certificates.

      The offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, will be available only in book-entry form. The Class A-R Certificates and Class A-RL Certificates will each be issued in fully registered certificated form, as a single certificate with a dollar denomination of $100.

Book-Entry Certificates

      Each class available in book-entry form will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. referred to as JPMorgan Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

      Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

      Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

      For a description of the procedures applicable to the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

      Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

o DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

o the depositor, with the consent of the participants, in writing, elects to terminate the book-entry system through DTC; or

o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

      In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and receipt from DTC of instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

      According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Pre-Funding Account

      On the closing date, the depositor will deposit cash in the aggregate amount of approximately $57,203,378 (the "Pre-Funding Account Deposit") into the Pre-Funding Account. All mortgage loans purchased by the trust through application of amounts on deposit in the Pre-Funding Account are referred to in this prospectus supplement as the Subsequent Mortgage Loans. The Pre-Funding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the mortgage pool prior to the closing date. During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, or
(ii) an event of default  occurs  under the pooling and  servicing  agreement or
(iii) March 24, 2006 (the "Funding Period"), the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans from the depositor in accordance with the applicable provisions of the pooling and servicing agreement for inclusion in the mortgage pool. Subsequent Mortgage Loans purchased by the trust and added to the trust fund on any date during the Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the pooling and servicing agreement. On the distribution date in March 2006, any amounts that were remaining in the Pre-Funding Account on March 24, 2006 will be applied to reduce the Class Principal Balance of the offered certificates in accordance with the priorities set forth herein. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the trust will require application of substantially all of the Pre-Funding Account Deposit and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such distributions will not occur on the distribution date in March 2006. In any event, it is unlikely that the depositor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the amount of the Pre-Funding Account Deposit.

      Amounts on deposit in the Pre-Funding Account may be invested in permitted investments as defined in the pooling and servicing agreement. Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than March 24, 2006. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will not be available for the purchase of Subsequent Mortgage Loans and will not be considered in any calculation of the amount on deposit in the Pre-Funding Account on any date. Any such amounts will be distributed to the depositor on the March 2006 distribution date. The
Pre-Funding Account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Capitalized Interest Account

      On the closing date and if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the capitalized interest account. The amount on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the trust of subsequent mortgage loans after the closing date. Any amounts remaining in the capitalized interest account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the capitalized interest account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the pooling and servicing agreement. The capitalized interest account will not be included as an asset of any REMIC created pursuant to the pooling and servicing agreement.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      Aggregate Collateral Balance--As of any date of determination, will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

      Aggregate Loan Balance--As of any distribution date will be equal to the aggregate of the Stated Principal Balances of the mortgage loans determined as of the last day of the related Collection Period.

      Available Funds--For any distribution date, the sum of the following amounts:

      (a) all scheduled installments of interest, net of the related Expense Fees (other than the excess servicing fee), and principal due on the due date in the month in which that distribution date occurs and received prior to the related determination date on the mortgage loans, together with any advances for the mortgage loans;

      (b) all insurance proceeds (to the extent not applied to the restoration of the mortgaged property or released to the mortgagor in accordance with the related servicer's standard servicing procedures), if any, and liquidation proceeds received during the month preceding the month of that distribution date on the mortgage loans, in each case net of unreimbursed expenses incurred by the related servicer in connection with a liquidation or foreclosure and unreimbursed advances, if any and any net recoveries from previously charged off mortgage loans;

      (c) all partial and full prepayments received during the applicable Prepayment Period on the mortgage loans;

      (d) amounts received for that distribution date in respect of the substitution of a mortgage loan, the purchase of a deleted mortgage loan, or a repurchase of a mortgage loan by the seller or the related servicer as of that distribution date;

      (e) any amounts payable as Compensating Interest by the related servicer on that distribution date on the mortgage loans;

      (f) amounts drawn from the Swap Account and added to the Principal Remittance Amount;

      (g) with respect to the March 2006 distribution date, the amount remaining in the Pre-Funding Account at the end of the Funding Period;

      (h) any amounts withdrawn from the capitalized interest account to pay interest on the certificates with respect to such distribution date;

      (i) minus, amounts payable by the trust to the Counterparty in respect of Net Swap Payments (made since the preceding distribution date) and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event); and

      (j) minus, in the case of clauses (a) through (d) above and without duplication, the amounts to which the related servicer is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees, unreimbursed advances and certain expenses.

      All prepayment charges received in respect of the mortgage loans will be payable to the Class P Certificates and will not be available for distribution on the other certificates.

      Basis Risk Shortfall--With respect to any distribution date and any class of LIBOR Certificates and the Class A-1F1, Class A-1F2 and Class A-2F Certificates, the sum of:

      (a) the excess, if any, of (1) interest payable for that class of certificates calculated using the lesser of (x) (i) One-Month LIBOR plus the applicable certificate margin with respect to such class of LIBOR Certificates or (ii) the related fixed pass-through rate with respect to such class of Class A-1F1, Class A-1F2 or Class A-2F Certificates and (y) the Maximum Interest Rate for that distribution date, over (2) interest payable for that class of certificates calculated using the Net Funds Cap for that distribution date,

      (b) any amount calculated pursuant to clause (a) remaining unpaid from prior distribution dates, and

      (c) interest on the amount in clause (b) calculated on the basis of the lesser of (1) (i) One-Month LIBOR plus the applicable certificate margin with respect to such class of LIBOR Certificates or (ii) the related fixed pass-through rate with respect to such class of Class A-1F1, Class A-1F2 or Class A-2F Certificates and (2) the Maximum Interest Rate for that distribution date, on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

      Carryforward Interest--For any class of certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

      Class B-1 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P and Class M Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 88.40% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-1 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A Certificates and Class P Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 48.60% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-2 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P and Class M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 57.70% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-3 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 62.30% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-4 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 67.00% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-5 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 70.90% and
(ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-6 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 74.10% and
(ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-7 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 77.30% and (ii) the Aggregate Collateral Balance for such distribution date and
(B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-8 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-8 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 80.30% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class M-9 Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of
(i) the aggregate Class Principal Balance of the Class A, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class M-9 Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 84.90% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Class   Principal   Balance--For   any  certificate  as  of  any  date  of
determination, an amount equal to the initial principal balance of that certificate, reduced by the aggregate of all amounts previously distributed to holders of certificates of that class as payments of principal and further reduced by any Applied Loss Amounts allocated to that class (and with respect to the Class M Certificates and Class B-1 Certificates only, taking into account any increases in the Class Principal Balance thereof due to the receipt of any net recoveries from previously charged off mortgage loans).

      Collection Period--For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

      Compensating Interest--On any distribution date, an amount to be paid by the applicable servicer for that distribution date equal to the lesser of (i) any shortfall for the previous month in interest collections resulting from the timing of (a) principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and (b) principal prepayments in part on the mortgage loans serviced by that servicer that are made during the calendar month preceding such distribution date and (ii) 0.25% per annum multiplied by the aggregate Stated Principal Balance of the mortgage loans serviced by the applicable servicer in connection with that distribution date.

      Cumulative Loss Event--For any distribution date, a Cumulative Loss Event is occurring if cumulative Realized Losses on the mortgage loans, as reduced by any net recoveries from previously charged off mortgage loans that are included in Available Funds, equal or exceed the percentage of the Aggregate Collateral Balance as of the cut-off date for that distribution date as specified below:

                                                                                  Percentage of
             Distribution Date                                             Aggregate Collateral Balance
             -----------------                                             ----------------------------
January 2006 - December 2008...............                                           N.A.
January 2009 - December 2009...............  4.30% for the first month, plus an additional 1/12th of 2.40% for each month thereafter
January 2010 - December 2010...............  6.70% for the first month, plus an additional 1/12th of 1.90% for each month thereafter
January 2011 - December 2011...............  8.60% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
January 2012 and thereafter................                                           9.55%


      Current Interest--For any class of certificates and distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Interest Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls.

      Deferred Amount--For any class of Class M Certificates or Class B-1 Certificates and distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) the amount of the increase in the related Certificate Principal Balance due to the receipt of net recoveries on previously charged off mortgage loans.

      Delinquency Rate--For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all foreclosures and REO properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

      Expense Fee--For each distribution date, the sum of the servicing fee, the excess servicing fee, the trustee's fees and the Credit Risk Manager's fee, which shall be equal to the monthly weighted average Expense Fee Rate multiplied by the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date).

      Expense Fee Rate--As to each mortgage loan, the sum of the per annum rate at which the servicing fee, the excess servicing fee, the trustee's fee and the Credit Risk Manager's fee accrue. The initial weighted average Expense Fee Rate is approximately equal to 0.5265% per annum.

      Interest Accrual Period--For each distribution date and for each interest-bearing class of certificates, other than the Class A-R, Class A-RL, Class P, Class X-1 and Class X-S Certificates, is the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding the related distribution date. For each distribution date and for the Class A-R, Class A-RL, Class P, Class X-1 and Class X-S Certificates, is the calendar month preceding the month of that distribution date.

      Interest Remittance Amount--For any distribution date will equal (A) the sum of (1) all interest collected (other than Payaheads and Simple Interest Excess, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the Expense Fee (other than the excess servicing fee) with respect to such mortgage loans and
(y) unreimbursed Advances and other amounts due to the servicers or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers with respect to such mortgage loans and the related distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (4) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to interest and (5) any amounts withdrawn from the capitalized interest account to pay interest on the certificates with respect to such distribution date minus (B) any Net Swap Payments (made since the preceding distribution date) or Swap Termination Payments not due to a Counterparty Trigger Event owed to the Counterparty.

      Interest Shortfall--For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Servicemembers Civil Relief Act and similar state laws.

      LIBOR Certificates--The Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates.

      Maximum Interest Rate--With respect to distribution date, a per annum rate equal to (A) the weighted average of the mortgage rates (or, in the case of the adjustable rate mortgage loans, the maximum mortgage rates) on the mortgage loans as of the end of the related Collection Period, minus (B) the sum of (x) the sum of the per annum rates at which the servicing fee, the excess servicing fee and the credit risk manager fee accrue on the mortgage loans, (y) any Net Swap Payment payable to the Counterparty on such distribution date and (z) any Swap Termination Payment not due to a Counterparty Trigger Event payable to the Counterparty on such distribution date, multiplied by 30 divided by the actual number of days in the related Interest Accrual Period.

      Monthly Excess Cashflow--For any distribution date, an amount equal to the sum of (1) the Monthly Excess Interest and (2) the Overcollateralization Release Amount, if any, for such date.

      Net Funds Cap--For any distribution date, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the mortgage loans, minus (2) the sum of (x) the Expense Fee, (y) any Net Swap Payment payable to the Counterparty on such distribution date and (z) any Swap Termination Payment not due to a Counterparty Trigger Event payable to the Counterparty on such distribution date and (b) the denominator of which is the product of (i) the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date), multiplied by (ii)(x) in the case of the Class A-1F1, Class A-1F2, Class A-2F, Class A-R, Class A-RL and Class P Certificates, 1/12 and (y) in the case of the LIBOR Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.

      Net Liquidation Proceeds--All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Advances, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

      Net Mortgage Rate--As to each mortgage loan, the mortgage rate of that mortgage loan, minus the Expense Fee Rate.

      Overcollateralization Amount--For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the certificates (other than the Class X-1 Certificates) after giving effect to payments on such distribution date.

      Overcollateralization Deficiency--For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

      Overcollateralization Release Amount--For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount (without regard to clause (6) of such definition) for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates (to an amount not less than zero), exceeds (2) the Targeted Overcollateralization Amount for such date.

      Payahead--Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

      Prepayment Period--For any distribution date and any principal prepayment in full received on a mortgage loan, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs. For any distribution date and any partial prepayment received on a mortgage loan, the calendar month preceding the month of that distribution date.

      Principal Payment Amount--For any distribution date will be equal to the Principal Remittance Amount plus any Excess Cashflow Loss Payment for such date, minus the Overcollateralization Release Amount, if any, for such date.

      Principal  Remittance  Amount--For any distribution  date will be equal to
(A) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments on the mortgage loans received during the related Prepayment Period, (3) the outstanding principal balance of each mortgage loan that was repurchased by the seller, the person described under "--Optional Termination; Auction Sale" in this prospectus supplement or the holder of the majority of the Class X-2 Certificates during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (5) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and any net recoveries on previously charged off mortgage loans collected with respect to the mortgage loans during the related Collection Period, to the extent allocable to principal, (6) amounts withdrawn from the Swap Account (as defined below under "--The Swap Agreement") to cover Realized Losses on the mortgage loans incurred during the related Collection Period and (7) with respect to the March 2006 distribution date, the amount remaining in the Pre-Funding Account at the end of the Funding Period minus (B) any Net Swap Payments (made since the preceding distribution date) or Swap Termination Payments not due to a Counterparty Trigger Event owed to the Counterparty, to the extent not paid from the Interest Remittance Amount for the related distribution date and to the extent remaining unpaid from any previous distribution date.

      Realized Loss--With respect to a Liquidated Mortgage Loan, the amount by which the accrued and unpaid interest on, and the outstanding principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

      Rolling Three Month Delinquency Rate--For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months.

      Scheduled Payment--For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

      Senior Enhancement Percentage--For any distribution date, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M Certificates and Class B-1 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such distribution date and the denominator of which is the Aggregate Collateral Balance for such distribution date.

      Senior Principal Payment Amount--For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the aggregate Class Principal Balance of the Class A Certificates and Class P Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) approximately 38.90% and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

      Stated Principal Balance--For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and
(ii) all amounts allocable to unscheduled principal payments received on or before the last day of the calendar month immediately preceding such date of determination.

      Stepdown Date--The date occurring on the later of (x) the distribution date in January 2009 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose before giving effect to payments on the certificates on such distribution date) is greater than or equal to approximately 61.10%.

      Substitution Amount--The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan, plus unpaid interest accrued thereon.

      Targeted Overcollateralization Amount--For any distribution date prior to the Stepdown Date, 5.80% of the Aggregate Collateral Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 11.60% of the Aggregate Collateral Balance for such distribution date and (b) 0.50% of the Aggregate Collateral Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date; provided, however, that the Targeted Overcollateralization Amount may be reduced at any time with the consent of the Rating Agencies in connection with the delivery of additional credit enhancement to the trust. No person is obligated to provide such additional credit enhancement.

      Trigger Event--A Trigger Event will be in effect for any distribution date on or after the Stepdown Date if (a) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds

13.00% of the Senior Enhancement Percentage for such distribution date or (b) a Cumulative Loss Event is occurring. These triggers can be amended in the future with the consent of the Rating Agencies.

Payments on Mortgage Loans; Accounts

      On or prior to the closing date, the trustee will establish a Certificate Account, which shall be maintained with the trustee in trust for the benefit of the certificateholders. On the business day prior to each distribution date, as specified in the pooling and servicing agreement, each servicer will withdraw from the related Collection Account the Available Funds on deposit in the Collection Account for that distribution date and will deposit those amounts in the Certificate Account. See "Description of the Certificates--Payments on Mortgage Loans" in the prospectus.

Distributions

      Distributions on the certificates will be made on the 25th day of each month or, if such 25th day is not a business day, on the next succeeding business day, commencing in January 2006, to the persons in whose names those certificates are registered as of the related record date. For any distribution date and each class of offered certificates (other than the Class A-1F1, Class A-1F2, Class A-2F and LIBOR Certificates) the record date is the last business day of the calendar month immediately preceding the applicable distribution date. For any distribution date and the Class A-1F1, Class A-1F2, Class A-2F and LIBOR Certificates the record date is the business day immediately preceding that distribution date so long as the certificates remain in book-entry format and, otherwise, the last business day of the calendar month immediately preceding the applicable distribution date.

      Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

      Distributions will be made on the Class P Certificates on each distribution date of any amounts received representing prepayment charges, in addition to the other distributions described below. Distributions of prepayment charges to the Class P Certificates will not be used to reduce its Class Principal Balance.

Determination of LIBOR

      With respect to each distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR business day prior to the first day of the related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. Based on a LIBOR determination date of December 27, 2005, LIBOR for the initial distribution date will equal 4.38%.

Distributions of Interest

      With respect to each class of certificates entitled to interest, interest will be passed through monthly on each distribution date, beginning in January 2006. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the related Interest Accrual Period.

      The Pass-Through Rates for the offered certificates entitled to interest are listed in the table on page S-3 of this prospectus supplement and in this section of this prospectus supplement.

      The "Class A-R Pass-Through Rate" with respect to the initial Interest Accrual Period is approximately 9.7019% per annum, which is equal to the weighted average of the Net Mortgage Rates of the initial mortgage loans.

      The "Class A-RL Pass-Through Rate" with respect to the initial Interest Accrual Period is approximately 9.7019% per annum which is equal to the weighted average of the Net Mortgage Rates of the initial mortgage loans.

      The "Class P Pass-Through Rate" with respect to the first three Interest Accrual Period is equal to the weighted average of the Net Mortgage Rates of the initial mortgage loans, which is initially equal to approximately 9.7019% per annum, and as to any Interest Accrual Period thereafter, will equal the Net Funds Cap.

      The "Class A-1A Pass-Through Rate" with respect to the initial Interest Accrual Period is 4.580% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class A-1F1 Pass-Through Rate" will be a per annum rate equal to the lesser of (i) 5.000% per annum and (ii) the Net Funds Cap.

      The "Class A-1F2 Pass-Through Rate" will be a per annum rate equal to the lesser of (i) 5.150% per annum and (ii) the Net Funds Cap.

      The "Class A-2A Pass-Through Rate" with respect to the initial Interest Accrual Period is 4.730% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class A-2F Pass-Through Rate" will be a per annum rate equal to the lesser of (i) 5.365% per annum and (ii) the Net Funds Cap.

      The "Class M-1 Pass-Through Rate" with respect to the initial Interest Accrual Period is 4.840% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class M-2 Pass-Through Rate" with respect to the initial Interest Accrual Period is 4.860% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class M-3 Pass-Through Rate" with respect to the initial Interest Accrual Period is 4.900% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class M-4 Pass-Through Rate" with respect to the initial Interest Accrual Period is 5.060% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class M-5 Pass-Through Rate" with respect to the initial Interest Accrual Period is 5.100% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class M-6 Pass-Through Rate" with respect to the initial Interest Accrual Period is 5.180% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class M-7 Pass-Through Rate" with respect to the initial Interest Accrual Period is 5.980% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class M-8 Pass-Through Rate" with respect to the initial Interest Accrual Period is 6.630% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class M-9 Pass-Through Rate" with respect to the initial Interest Accrual Period is 7.980% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      The "Class B-1 Pass-Through Rate" with respect to the initial Interest Accrual Period is 8.380% per annum, based on a LIBOR determination date of December 27, 2005, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that distribution date plus the related certificate margin as stated below and (ii) the Net Funds Cap.

      If the person described under "--Optional Termination; Auction Sale" in this prospectus supplement does not exercise its option to purchase the mortgage loans when it is first entitled to do so after the Aggregate Collateral Balance and the appraised value of the REO properties is less than 10% of the Aggregate Collateral Balance as of the cut-off date, as described in that section, then with respect to each succeeding distribution date, clause (i) of the pass-through rate for the Class A-1F1, Class A-1F2 and Class A-2F Certificates will increase by 0.500% per annum, and the certificate margin will increase for the LIBOR Certificates as indicated in the table below.

      The certificate margins for the LIBOR Certificates are as follows:

-------------------------------------------------------------------------------
  CLASS OF LIBOR CERTIFICATES                           CERTIFICATE MARGIN
-------------------------------------------------------------------------------
                                                        (1)              (2)
-------------------------------------------------------------------------------
  Class A-1A..............................             0.20%            0.40%
-------------------------------------------------------------------------------
  Class A-2A..............................             0.35%            0.70%
-------------------------------------------------------------------------------
  Class M-1...............................             0.46%            0.69%
-------------------------------------------------------------------------------
  Class M-2...............................             0.48%            0.72%
-------------------------------------------------------------------------------
  Class M-3...............................             0.52%            0.78%
-------------------------------------------------------------------------------
  Class M-4...............................             0.68%            1.02%
-------------------------------------------------------------------------------
  Class M-5...............................             0.72%            1.08%
-------------------------------------------------------------------------------
  Class M-6...............................             0.80%            1.20%
-------------------------------------------------------------------------------
  Class M-7...............................             1.60%            2.10%
-------------------------------------------------------------------------------
  Class M-8...............................             2.25%            2.75%
-------------------------------------------------------------------------------
  Class M-9...............................             3.60%            4.10%
-------------------------------------------------------------------------------
  Class B-1...............................             4.00%            4.50%
-------------------------------------------------------------------------------

----------
(1)   On or prior to the first possible optional termination date.

(2)   After the first possible optional termination date.

      The amount of interest payable on each distribution date in respect of each class of certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date. Interest will accrue on each class of certificates, other than the LIBOR Certificates, on the basis of a 360-day year and twelve 30-day months. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

      With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of offered certificates, such class will be entitled to the amount of such Basis Risk Shortfall in accordance with the priority of payments described in this prospectus supplement under "--Credit Enhancement--Overcollateralization." Such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund"). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $1,000 and amounts that would otherwise be paid on the Class X-1 Certificates.

      On each distribution date, the Interest Remittance Amount for such date will be paid in the following order of priority:

      (1) to the Class X-S Certificates, the aggregate excess servicing fee for such distribution date;

      (2) to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R, Class A-RL and Class P Certificates, concurrently and pro rata, Current Interest and any Carryforward Interest for each such class and such distribution date;

      (3) to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (4) to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (5) to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (6) to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (7) to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (8) to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (9) to the Class M-7 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (10) to the Class M-8 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date;

      (11) to the Class M-9 Certificates, Current Interest and any Carryforward Interest for each such class and such distribution date;

      (12) to the Class B-1 Certificates, Current Interest and any Carryforward Interest for such class and such distribution date; and

      (13)  for  application  as  part  of  Monthly  Excess  Cashflow  for  such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Interest Remittance Amount remaining after application pursuant to clauses
            (1) through (12) above (such amount, "Monthly Excess Interest") for such distribution date.

Distributions of Principal

      On each distribution date, certificateholders will be entitled to receive principal distributions from the Available Funds to the extent and in the priority described in this prospectus supplement.

      Distributions of principal on the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R, Class A-RL and Class P Certificates will be made primarily from the Principal Payment Amount, to the extent of Available Funds, as described below. Distributions of principal on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates will be made from the Principal Payment Amount after distributions of principal have been made on the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R, Class A-RL and Class P Certificates.

      The Principal Payment Amount will be paid on each distribution date as follows:

      I. On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

            (i) commencing on the distribution date in March 2011, to the Class P Certificates, until the Class Principal Balance of that class has been reduced to zero;

            (ii) first to the Class A-R Certificates and Class A-RL Certificates, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero, and then sequentially as follows:

                  (a)   first, concurrently on a pro rata basis, as follows:

                        (1) to the Class A-1A Certificates, until the Class Principal Balance thereof has been reduced to zero; and

                        (2) to the Class A-1F1 Certificates and Class A-1F2 Certificates, with the total amount under this clause (I)(ii)(a)(2) distributed sequentially to the Class A-1F1 Certificates and Class A-1F2 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero; and

                  (b) second, to the Class A-2A Certificates and Class A-2F Certificates, concurrently on a pro rata basis based on their respective Class Principal Balances, until the Class Principal Balances thereof have been reduced to zero;

            (iii) to the Class  M-1  Certificates,  until  the  Class  Principal
                  Balance of such class has been reduced to zero;

            (iv) to the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (v) to the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (vi) to the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (vii) to the Class  M-5  Certificates,  until  the  Class  Principal
                  Balance of such class has been reduced to zero;

            (viii) to the Class  M-6  Certificates,  until  the Class  Principal
                  Balance of such class has been reduced to zero;

            (ix) to the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (x) to the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (xi) to the Class M-9 Certificates, until the Class Principal Balance of such class has been reduced to zero;

            (xii) to the Class  B-1  Certificates,  until  the  Class  Principal
                  Balance of such class has been reduced to zero; and

            (xiii) for  application  in the same  manner as the  Monthly  Excess
                  Cashflow for such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xii) above.

      II. On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for such date will be paid in the following order of priority:

            (i) commencing on the distribution date in March 2011, to the Class P Certificates, the Senior Principal Payment Amount, until the Class Principal Balance of that class has been reduced to zero;

            (ii) to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A and Class A-2F Certificates, the remaining Senior Principal Payment Amount for such distribution date, allocated as follows:

                  (a)   first, concurrently on a pro rata basis, as follows:

                        (1) to the Class A-1A Certificates, until the Class Principal Balance thereof has been reduced to zero; and

                        (2) to the Class A-1F1 Certificates and Class A-1F2 Certificates, with the total amount under this clause (II)(ii)(a)(2) distributed sequentially to the Class A-1F1 Certificates and Class A-1F2 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero; and

                  (b) second, to the Class A-2A Certificates and Class A-2F Certificates, concurrently on a pro rata basis based on their respective Class Principal Balances, until the Class Principal Balances thereof have been reduced to zero;

            (iii) to the Class M-1 Certificates, the Class M-1 Principal Payment
                  Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (iv) to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (v) to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (vi) to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (vii) to the Class M-5 Certificates, the Class M-5 Principal Payment
                  Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (viii) to the  Class  M-6  Certificates,  the  Class  M-6  Principal
                  Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (ix) to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (x) to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (xi) to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

            (xii) to the Class B-1 Certificates, the Class B-1 Principal Payment
                  Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero; and

            (xiii) for  application  in the same  manner as the  Monthly  Excess
                  Cashflow for such distribution date, as described under "--Credit Enhancement--Overcollateralization" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xii) above.

Credit Enhancement

      Credit enhancement for the certificates consists of the subordination of the Class M, Class B-1 and Class X-1 Certificates, the priority of application of Realized Losses, excess interest, overcollateralization and the amounts available under the Swap Agreement to cover certain Realized Losses, in each case as described herein.

Subordination

      The rights of holders of the Class M Certificates and Class B-1 Certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of certificates having a higher priority of payment, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

      The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses

      Realized Losses on mortgage loans after application of amounts on deposit in the Swap Account will have the effect of reducing amounts payable in respect of the Class X-1 Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date). A "Liquidated Mortgage Loan" is, in general, a defaulted mortgage loan as to which the related servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment or which has been charged off by the related servicer).

      If on any distribution date, after giving effect to all Realized Losses incurred with respect to the mortgage loans during the Collection Period for such distribution date and payments of principal and Monthly Excess Cashflow on such distribution date and any amounts on deposit in the Swap Account, the aggregate Class Principal Balance of the Class A, Class M and Class B-1 Certificates exceeds the Aggregate Collateral Balance for such distribution date (such excess, an "Applied Loss Amount"), such amount will be allocated in reduction of the Class Principal Balance of first, the Class B-1 Certificates, until the Class Principal Balances thereof have been reduced to zero; second, the Class M-9 Certificates, until the Class Principal Balance of such class has been reduced to zero; third, the Class M-8 Certificates, until the Class Principal Balance thereof has been reduced to zero; fourth, Class M-7 Certificates, until the Class Principal Balance thereof has been reduced to zero; fifth, Class M-6 Certificates, until the Class Principal Balance thereof has been reduced to zero; sixth, Class M-5 Certificates, until the Class Principal Balance thereof has been reduced to zero; seventh, the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero; eighth, the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero; ninth, the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; and tenth, the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero. The Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R, Class A-RL and Class P Certificates will not be reduced by the allocation of Applied Loss Amounts.

      In addition, after giving effect to all distributions on a distribution date, if any Deferred Amounts are outstanding, the Deferred Amount for the Class of Class M Certificates or Class B-1 Certificates then outstanding with the highest payment priority will be decreased by the amount of any net recoveries on previously charged off mortgage loans until reduced to zero (with any remaining net recoveries on previously charged off mortgage loans applied to reduce the Deferred Amount of the class with the next highest payment priority), and the Class Principal Balance of such class or classes of Class M Certificates or Class B-1 Certificates will be increased by the same amount. Thereafter, such class or classes of Class M Certificates or Class B-1 Certificates will accrue interest on the increased Class Principal Balance.

Holders of Class M Certificates and Class B-1 Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of net recoveries from previously charged off mortgage loans as described herein or to the extent of available Monthly Excess Cashflow or amounts paid under the Swap Agreement, each as described below.

The Swap Agreement

      U.S. Bank National Association as the supplemental interest trust trustee will, on behalf of the trust, enter into an interest rate swap agreement (the "Swap Agreement") with the Counterparty. The Swap Agreement will be held in the supplemental interest trust. On each distribution date, the trustee will deposit into an account held by the supplemental interest trust and established by the trustee (the "Swap Account") certain amounts, if any, received from the Counterparty, from which distributions to the trust in respect of Realized Losses on the mortgage loans incurred during the related Collection Period, any Deferred Amounts and any Basis Risk Shortfalls will be made as described in this prospectus supplement. The Swap Account, the Swap Agreement and the supplemental interest trust will not be assets of any REMIC.

      Under the Swap Agreement, on each Swap Payment Date, the trustee, on behalf of the trust, will be obligated to pay to the Counterparty a fixed amount for that Swap Payment Date (the "Fixed Swap Payment"), equal to the product of
(x) a fixed rate equal to 5.10% per annum, (y) the Swap Notional Amount (as defined below) for that Swap Payment Date and (z) a fraction, the numerator of which is 30 (or, in the case of the Swap Payment Date occurring in January 2006, 26) and the denominator of which is 360. On each Swap Payment Date, the Counterparty will be obligated to pay to the trustee, on behalf of the trust, a floating amount (the "Floating Swap Payment"), equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Notional Amount for that Swap Payment Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement, and the denominator of which is 360. A net payment, referred to as a "Net Swap Payment", will be required to be made on each Swap Payment Date (a) by the trustee, on behalf of the trust, to the Counterparty, to the extent that the Fixed Swap Payment for such Swap Payment Date exceeds the Floating Swap Payment payable to the trust for such Swap Payment Date, or (b) by the Counterparty to the trustee, on behalf of the trust, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such Swap Payment Date. The "Swap Payment Date" with respect to each distribution date is the business day immediately preceding such distribution date, beginning in January 2006, to and including the termination date (being the distribution date in June 2009), subject to the Modified Following Business Day Convention (within the meaning of the 2000 ISDA Definitions).

      The "Swap Notional Amount" with respect to the Swap Agreement and each Swap Payment Date will be determined as follows:

            (i) if the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) is greater than the Lower Bound (as set forth on Annex
      II) for such Swap Payment Date and less than the Upper Bound (as set forth on Annex II) for such Swap Payment Date, the Swap Notional Amount will be the excess, if any, of (a) the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) over (b) the aggregate Class Principal Balance of the Class A-1F1, Class A-1F2 and Class A-2F Certificates for the immediately preceding distribution date (or as of the cut-off date for the first distribution date);

            (ii) if the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) is less than or equal to the Lower Bound for such Swap Payment Date, the Swap Notional Amount will be the excess, if any, of (a) the Lower Bound over (b) the aggregate Class Principal Balance of the Class A-1F1, Class A-1F2 and Class A-2F Certificates for the immediately preceding distribution date (or as of the cut-off date for the first distribution date); and

            (iii) if the Aggregate Collateral Balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) is greater than or equal to the Upper Bound for such Swap Payment Date, the Swap Notional Amount will be the excess, if any, of
      (a) the Upper Bound over (b) the aggregate Class Principal Balance of the Class A-1F1, Class A-1F2 and Class A-2F Certificates for the immediately preceding distribution date (or as of the cut-off date for the first distribution date).

      The Swap Agreement will terminate immediately following the Swap Payment Date in June 2009, unless terminated earlier upon the occurrence of a Swap Default, a Termination Event or an Additional Termination Event, each as defined below.

      The respective obligations of the Counterparty and the trustee, on behalf of the trust, to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

      "Events of Default" under the Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

      o     "Failure to Pay or Deliver,"

      o     "Bankruptcy" (as amended in the Swap Agreement) and

      o     "Merger   without   Assumption"   (but  only  with  respect  to  the
            Counterparty),

      as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

      "Termination Events" under the Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (solely with respect to the Counterparty) (which generally relates to the Counterparty's receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Swap Agreement) including if the Counterparty fails to comply with the Downgrade Provisions (as defined below) or if the person described under "--Optional Termination; Auction Sale" in this prospectus supplement exercises its option to purchase the mortgage loans.

      Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events (including
Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

      Upon any Swap Early Termination, the trustee, on behalf of the trust, or the Counterparty may be liable to make a swap termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the trustee, on behalf of the trust, is required to make a Swap Termination Payment to the Counterparty, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Counterparty Trigger Event. The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A, Class P, Class M and Class B-1 Certificates.

      A "Counterparty Trigger Event" shall mean: (i) an Event of Default under the Swap Agreement with respect to which the Counterparty is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Counterparty is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Counterparty is the sole Affected Party.

      If the Counterparty's credit ratings fall below the levels specified in the Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Counterparty will be required, subject to rating agency approval, to either (1) obtain a substitute Counterparty with credit ratings at least equal to the specified levels that will assume the obligations of the Counterparty under the Swap Agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Counterparty under the Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Swap Agreement or (3) post collateral pursuant to the terms of the Credit Support Annex (the "CSA") that forms part of the Swap Agreement (or, if no CSA is agreed to prior to the closing date, in a manner which will be sufficient to maintain or restore the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade); provided that if the Counterparty's long-term senior unsecured debt is reduced or withdrawn below "BBB-" by S&P, then the Counterparty shall commence actively to seek to obtain a substitute counterparty subject to rating agency approval and post collateral as provided in the Swap Agreement (such provisions, the "Downgrade Provisions").

      Amounts payable by the trust to the Counterparty in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) will be deducted from Available Funds before distributions to the holders of the Class A, Class P, Class M, Class B-1 and Class X-1 Certificates. On each Swap Payment Date, such amounts will be distributed by the trust to the Counterparty, first to make any Net Swap Payment owed to the Counterparty pursuant to the Swap Agreement for such Swap Payment Date, and second to make any Swap Termination Payment not due to a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement. Payments by the trust to the Counterparty in respect of any Swap Termination Payment triggered by a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A, Class P, Class M and Class B-1 Certificates and will be paid by the trust to the Counterparty as set forth in the pooling and servicing agreement.

      On or before each distribution date, Net Swap Payments paid by the Counterparty to the trustee, on behalf of the trust, will be deposited by the trustee into the Swap Account. On each distribution date, to the extent required, the trustee will withdraw the following amounts from the Swap Account to the extent of Net Swap Payments on deposit therein for distribution to the certificates in the following order of priority:

            (i) to the Principal Remittance Amount, up to the amount of Realized Losses on the mortgage loans incurred during the related Collection Period prior to giving effect to amounts available to be paid in respect of Excess Cashflow Loss Payments as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date;

            (ii) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under "--Credit Enhancement--Overcollateralization" on such distribution date; and

            (iii) to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A and Class A-2F Certificates, on a pro rata basis, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any applicable Basis Risk Shortfall for each such class.

      Amounts paid under the Swap Agreement not used on any distribution date to cover Realized Losses on the mortgage loans, to pay Deferred Amounts or to cover Basis Risk Shortfalls will remain on deposit in the Swap Account and may be available on future distribution dates to make the payments described in the preceding paragraph. On the distribution date on which the aggregate Class Principal Balance of the certificates is reduced to zero, any amounts from the Swap Agreement remaining in the Swap Account will be released to the Class X-1 Certificateholders.

Overcollateralization

      The weighted average Net Mortgage Rate of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus certain expenses of the trust and any net swap payments due to the counterparty, thus generating excess interest collections. Monthly Excess Interest will be available on each distribution date, except for the first distribution date, to accelerate the reduction of the aggregate Class Principal Balance of the certificates. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the certificates to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. In addition, on the closing date, there will be initial overcollateralization in an amount equal to approximately $6,900,000. However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

      In addition, to the extent that the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the certificates, but will instead, be applied as described below.

      On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

      (1) an amount equal to the aggregate Realized Losses on the mortgage loans incurred during the related Collection Period, such amount to be added to the Principal Payment Amount and distributed as set forth above under "--Distributions of Principal" (any such amount, an "Excess Cashflow Loss Payment");

      (2) on the first distribution date, an amount equal to the Monthly Excess Cashflow for such distribution date remaining after the distribution in clause (1) above to the Class X-1 Certificates;

      (3) except for the first distribution date, until the Overcollateralization Amount equals the Targeted Overcollateralization Amount for such date, on each distribution date

            (A) (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the offered certificates, as additional principal distributions as set forth above in subclause I under "--Distributions of Principal", after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein; and

            (B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions to the offered certificates required to be made on such distribution date set forth above in subclause II under "--Distributions of Principal", after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

      (4) to the Class M-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (5) to the Class M-2 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (6) to the Class M-3 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (7) to the Class M-4 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (8) to the Class M-5 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (9) to the Class M-6 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (10) to the Class M-7 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (11) to the Class M-8 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (12) to the Class M-9 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (13) to the Class B-1 Certificates, any Deferred Amount with interest thereon at the pass-through rate for such class to the extent not paid from amounts in the Swap Account;

      (14) on a pro rata basis, to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A and Class A-2F Certificates, any applicable Basis Risk Shortfall for those classes to the extent not paid from amounts in the Swap Account;

      (15) to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such class to the extent not paid from amounts in the Swap Account;

      (16) to the Class M-2 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (17) to the Class M-3 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (18) to the Class M-4 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (19) to the Class M-5 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (20) to the Class M-6 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (21) to the Class M-7 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (22) to the Class M-8 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (23) to the Class M-9 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (24) to the Class B-1 Certificates, any applicable Basis Risk Shortfall to the extent not paid from amounts in the Swap Account;

      (25) to the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

      (26) to the Counterparty, the amount of any Swap Termination Payment resulting from a Counterparty Trigger Event not previously paid;

      (27) to the Class X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

      (28) to the Class A-R Certificates and Class A-RL Certificates, any remaining amount, as appropriate. It is not anticipated that any amounts will be distributed to the Class A-R Certificates or Class A-RL Certificates under this clause (28).

      Distributions pursuant to subparagraphs (1) and (4) through (24) on any distribution date will be made after giving effect to any withdrawals from the Swap Account on such date to cover Realized Losses, to pay Deferred Amounts and to cover Basis Risk Shortfalls.

Optional Termination; Auction Sale

      On any distribution date on or after which the sum of the Aggregate Collateral Balance and the appraised value of the REO properties is less than 10% of the Aggregate Collateral Balance as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity, as described in the pooling and servicing agreement, will have the option to purchase the mortgage loans, all real property acquired in respect of the mortgage loans remaining in the trust, and any remaining trust assets for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the mortgage loans plus one month's accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust, (iii) any unreimbursed Advances, servicing advances and servicing fees payable to the servicers (other than a servicer that is the terminating entity) and any unpaid Advances (made by the trustee as successor servicer), fees and expenses payable to the trustee and (iv) any Swap Termination Payment payable to the Counterparty which remains unpaid or which is due to the exercise of such option (the "Par Value"), and (b) the fair market value of all property of the trust.

      The "terminating entity" on each optional termination date shall be:

      (i) DLJMC, if it is the owner of the servicing rights with respect to any mortgage loan on such optional termination date; or

      (ii) SPS if (a) DLJMC is not the owner of the servicing rights with respect to any mortgage loan on such optional termination date and
            (b) SPS is servicing or special servicing any mortgage loans on such optional termination date; or

      (iii) the servicer servicing the largest percentage, by outstanding principal balance of the mortgage loans on such optional termination date; provided, however, that if such servicer does not exercise its option to purchase the mortgage loans, all real property acquired in respect of the mortgage loans remaining in the trust, and any remaining trust assets, each other servicer, in sequential order from the servicer servicing the second largest percentage, the third largest percentage, and so forth, to the servicer servicing the smallest percentage, in each case by outstanding principal balance of the mortgage loans on such optional termination date, shall have the option to purchase the mortgage loans, all real property acquired in respect of the mortgage loans remaining in the trust, and any remaining trust assets on such optional termination date if
            (a) DLJMC is not the owner of the servicing rights with respect to any mortgage loan on such optional termination date and (b) SPS is not servicing or special servicing any mortgage loans on such optional termination date.

      If such option is exercised and the amount specified in clause (b) of the immediately preceding paragraph exceeds the amount specified in clause (a) of the immediately preceding paragraph, the Class A-RL Certificates will be entitled to receive the amount of that excess. There can be no assurance that such option will be exercised, or that if such option is exercised, that there will be any amount available for distribution to the Class A-RL Certificates.

      If the option to purchase the mortgage loans and other assets in the trust as described in the second immediately preceding paragraph is not exercised and the sum of the Aggregate Collateral Balance and the appraised value of the REO properties declines below 5% of the Aggregate Collateral Balance as of the cut-off date, the trustee will conduct an auction to sell the mortgage loans and the other assets in the trust. The trustee shall solicit good faith bids for the mortgage loans and the other assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool. The trustee will sell the mortgage loans to the institution with the highest bid exceeding the Par Value. If less than three bids are received or the highest bid received is less than the Par Value, the trustee will not sell the mortgage loans and the other assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trustee will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the terminating entity of its purchase option.

      If an auction is successfully completed and the highest bid is in excess of Par Value, the Class A-RL Certificates will be entitled to receive the amount of that excess. There can be no assurance that any auction will be successfully completed, or that if an auction is successfully completed, that there will be any excess amount available for distribution to the Class A-RL Certificates.

      Distributions on the certificates relating to any optional termination will first be paid to the Class A and Class P Certificates, and then to the
Class M, Class B-1 and Class X-1 Certificates, sequentially, with each class receiving its Class Principal Balance plus Current Interest and any Carryforward Interest before any payments are made to the next class. The Overcollateralization Amount will be distributed to the Class X-1 Certificates in connection with any optional termination. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled. Offered certificateholders will not be entitled to receive proceeds from the optional termination or auction in excess of the Par Value.

Restrictions on Transfer of the Residual Certificates

      The Class A-R Certificates and Class A-RL Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations." The pooling and servicing agreement provides that the Class A-R Certificates and Class A-RL Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates and Class A-RL Certificates will contain a legend describing the foregoing restrictions.

                                   THE TRUSTEE

      U.S. Bank National Association will be the trustee under the pooling and servicing agreement. The depositor, the servicers and the special servicer may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. Offered certificates may be surrendered at the corporate trust office of the trustee located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust - Structured Finance or at other addresses as the trustee may designate from time to time. The primary compensation payable to the trustee for its activities under the pooling and servicing agreement will be the trustee fee and any reinvestment income earned on amounts on deposit in the Certificate Account.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The likelihood that mortgage loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the mortgagor's personal circumstances, including unemployment or change in employment, or, in the case of self-employed mortgagors relying on commission income, fluctuations in income, marital separation, a mortgagor's equity in the related mortgaged property and the forms of the related first lien. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions, including declining real estate values, may particularly affect delinquency and foreclosure experience on the mortgage loans to the extent that the related mortgaged properties are concentrated in one or more geographic areas.

      The yields to maturity (or to optional termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the mortgage loans. Such yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the offered certificates and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. The mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience. Other factors affecting prepayment of the mortgage loans include such factors as changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.

      Approximately 41.59% of the initial mortgage loans, by aggregate principal balance as of the cut-off date, are subject to prepayment charges during intervals ranging from one year to five years following origination, as described under "The Mortgage Loans--Prepayment Charges" herein. Such prepayment charges may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

      The rate of principal payments on the certificates, the aggregate amount of distributions on the certificates and the yields to maturity of the certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the related mortgage loans, the greater the effect on the yield on the certificates. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller. The seller will represent and warrant that as of the closing date or a subsequent transfer date (or such earlier date as specified in the subsequent transfer documents) each mortgaged property was free of material damage. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the seller will be required to repurchase the affected mortgage loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date or subsequent transfer date (or such earlier date as specified in the subsequent transfer documents), the seller will not have any such obligation. As a consequence, Realized Losses could result. Any repurchases or repayments of the mortgage loans may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years.

      The yields to investors in the offered certificates will be affected by the exercise by the person described under "Description of the Certificates--Optional Termination; Auction Sale" in this prospectus supplement of its right to purchase the mortgage loans, as described under that section, or its failure to exercise such right.

      If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or optional termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated.

      The pass-through rates applicable to the LIBOR Certificates will be affected by the level of one-month LIBOR from time to time, and by the mortgage rates of the mortgage loans from time to time as described under "Risk Factors--Mortgage Rates May Limit Pass-Through Rates on the Certificates."

Principal Prepayments and Compensating Interest

      When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of certificates until the distribution date in the next month; therefore, one month of interest shortfall accrues on the amount of such principal prepayment in part.

      To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a prepayment in full on a mortgage loan between its due dates and as a result of a prepayment in part on a mortgage loan, the servicers will pay Compensating Interest to the limited extent and in the manner described under "The Servicers--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

      To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full or a principal prepayment in part, such remaining deficiency will be covered by excess interest collections on the mortgage loans. If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

Mandatory Prepayment

      In the event that at the end of the Funding Period there are any remaining amounts on deposit in the Pre-Funding Account, the holders of the offered certificates will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the Pre-Funding Account, in accordance with the priorities set forth herein. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered certificates due to a lack of subsequent mortgage loans.

Overcollateralization

      The yields of the certificates will be affected by the application of the related Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the mortgage loans. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

Subordination

      The Class A Certificates and Class P Certificates are senior to the Class M, Class B-1 and Class X-1 Certificates. The Class M-1 Certificates are senior to the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class X-1 Certificates, the Class M-2 Certificates are senior to the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class X-1 Certificates, the Class M-3 Certificates are senior to the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class X-1 Certificates, the Class M-4 Certificates are senior to the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class X-1 Certificates, the Class M-5 Certificates are senior to the Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class X-1 Certificates, the Class M-6 Certificates are senior to the Class M-7, Class M-8, Class M-9, Class B-1 and Class X-1 Certificates, the Class M-7 Certificates are senior to the Class M-8, Class M-9, Class B-1 and Class X-1 Certificates, the Class M-8 Certificates are senior to the Class M-9, Class B-1 and Class X-1 Certificates and the Class M-9 Certificates are senior to the Class B-1 Certificates and Class X-1 Certificates. As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority. In addition, Applied Loss Amounts will be allocated among the Class M Certificates and Class B-1 Certificates in reverse order of priority of payment. As a result, the yields of the Class M Certificates and Class B-1 Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of the Class A Certificates and Class P Certificates and classes of Class M Certificates and Class B-1 Certificates which have a relatively higher priority of payment.

The Pass-Through Rates

      The pass-through rate for the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F and Class M Certificates is subject to the Net Funds Cap. If mortgage loans bearing higher mortgage rates were to prepay at rates faster than mortgage loans with lower mortgage rates, the cap would be lower than otherwise would be the case. Thus, the effective pass-through rates on the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F and Class M Certificates will be dependent on the prepayment experience of the mortgage loans. In addition, the weighted average of the net mortgage rates on the adjustable-rate mortgage loans will be sensitive to fluctuations in the levels of the related indices on the adjustable-rate mortgage loans, and may be less than the interest that would accrue on the certificates subject to the Net Funds Cap. In addition, the Net Funds Cap and therefore the pass-through rate on the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F and Class M Certificates may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Counterparty Trigger Event) to the Counterparty as described in this prospectus supplement.

Structuring Assumptions

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions:

      o with respect to each mortgage loan, each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in January 2006;

      o principal prepayments are received in full on the last day of each month commencing in December 2005 and there are no Interest Shortfalls;

      o     there are no defaults or delinquencies on the mortgage loans;

      o distribution dates occur on the 25th day of each month, commencing in January 2006;

      o     there are no purchases or substitutions of the mortgage loans;

      o interest on the mortgage loans accrues on the basis of a 360-day year of twelve 30-day months;

      o     there are no Payaheads;

      o the value of one-month LIBOR is 4.369% and the value of One-Year LIBOR is 4.860%;

      o     the index for the adjustable-rate mortgage loans is One-Year LIBOR;

      o     the certificates are issued on December 29, 2005;

      o the Class P, Class A-R and Class A-RL Certificates have a Class Principal Balance equal to zero;

      o subsequent mortgage loans were acquired by the trust in December 2005 and payments thereon are included in distribution amounts on the first distribution date;

      o any optional purchase referred to in the decrement tables is exercised when the Aggregate Collateral Balance and the appraised value of the REO properties is less than 10% of the Aggregate Collateral Balance as of the cut-off date;

      o no Swap Termination Payments are made and the accrual period under the Swap Agreement for the January 2006 distribution date is 26 days for purposes of calculating the Fixed Swap Payment;

      o the mortgage loans were aggregated into assumed mortgage loans having the following characteristics:

                                                              Original         Remaining         Stated
                                                            Amortization      Amortization     Remaining
                                                 Net          Term to           Term to         Term to
 Loan      Unpaid Principal     Mortgage      Mortgage        Maturity          Maturity        Maturity
Number        Balance ($)       Rate (%)      Rate (%)        (Months)          (Months)        (Months)
------     ----------------     --------      --------      ------------      -------------    ---------
   1         49,922,869.82      12.0250        11.4985           307               261             154
   2            256,416.58      9.5695          9.0430           120               116             116
   3         64,392,586.01      9.9455          9.4190           301               297             297
   4        263,332,314.78      10.2982         9.7717           360               356             180
   5         24,892,734.74      8.2972          7.7707           360               355             355
  6*         57,203,378.07      10.2284         9.7019           348               344             203

                                Initial Rate      Periodic Rate
                             Adjustment Period  Adjustment Period  Initial Periodic    Periodic     Maximum    Minimum
Loan Number      Margin (%)       (months)           (months)         Rate Cap (%)   Rate Cap (%)   Rate (%)   Rate (%)
-----------      ----------  -----------------  -----------------  ----------------  ------------   --------   --------
     5             2.7500            60                 12              6.0000          2.0000      14.2972     2.7500

----------
*     Represents the subsequent mortgage loans.

      While it is assumed that each mortgage loan prepays at the specified percentage of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual mortgage loans and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the "Prepayment Assumption" or "PPC") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the certificates, a 100% prepayment assumption assumes (i) a per annum prepayment rate of 15% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 20%/11 per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 35% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans.

Weighted Average Lives of the Offered Certificates

      The weighted average life of any class of certificates is determined by:

      o multiplying the amount of the reduction, if any, of the Class Principal Balance of that Class on each distribution date by the number of years from the date of issuance to that distribution date,

      o     summing the results and

      o dividing the sum by the aggregate amount of the reductions in Class Principal Balance of that class referred to in the first bullet point.

      For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see "Yield, Prepayment and Maturity Considerations--General" in this prospectus supplement and "Yield, Prepayment and Maturity Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the related mortgage loans increases. However, the weighted average lives of the offered certificates will depend on a variety of other factors, including the timing of changes in that rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various percentages of the prepayment assumption, see "--Decrement Tables" in the following paragraph.

Decrement Tables

      The following tables indicate the percentages of the initial Class Principal Balances of the classes of offered certificates (other than the Class A-R Certificates and Class A-RL Certificates) that would be outstanding after each of the distribution dates shown at various percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the related structuring assumptions. It is not likely that all of the mortgage loans will have the characteristics assumed, that all of the mortgage loans will prepay at the percentages of the prepayment assumption specified in the tables or at any constant rate or that all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loan specified in the structuring assumptions.

             Percent of Initial Class Principal Balances Outstanding

                                                               Class A-1A                                 Class A-1F1
                                                           Percentage of PPC                           Percentage of PPC
                                               ----------------------------------------     ----------------------------------------
             Distribution Date                  50%      75%     100%     150%     200%      50%      75%     100%     150%     200%
------------------------------------------     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial ..................................     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
December 2006 ............................      70       58       47       24        0       66       53       40       14        0
December 2007 ............................      46       27        9        0        0       39       17        0        0        0
December 2008 ............................      27        4        0        0        0       18        0        0        0        0
December 2009 ............................      16        4        0        0        0        5        0        0        0        0
December 2010 ............................      11        2        0        0        0        0        0        0        0        0
December 2011 ............................       7        0        0        0        0        0        0        0        0        0
December 2012 ............................       3        0        0        0        0        0        0        0        0        0
December 2013 ............................       1        0        0        0        0        0        0        0        0        0
December 2014 ............................       0        0        0        0        0        0        0        0        0        0
December 2015 ............................       0        0        0        0        0        0        0        0        0        0
December 2016 ............................       0        0        0        0        0        0        0        0        0        0
December 2017 ............................       0        0        0        0        0        0        0        0        0        0
December 2018 ............................       0        0        0        0        0        0        0        0        0        0
December 2019 ............................       0        0        0        0        0        0        0        0        0        0
December 2020 ............................       0        0        0        0        0        0        0        0        0        0
December 2021 ............................       0        0        0        0        0        0        0        0        0        0
December 2022 ............................       0        0        0        0        0        0        0        0        0        0
December 2023 ............................       0        0        0        0        0        0        0        0        0        0
December 2024 ............................       0        0        0        0        0        0        0        0        0        0
December 2025 ............................       0        0        0        0        0        0        0        0        0        0
December 2026 ............................       0        0        0        0        0        0        0        0        0        0
December 2027 ............................       0        0        0        0        0        0        0        0        0        0
December 2028 ............................       0        0        0        0        0        0        0        0        0        0
December 2029 ............................       0        0        0        0        0        0        0        0        0        0
December 2030 ............................       0        0        0        0        0        0        0        0        0        0
December 2031 ............................       0        0        0        0        0        0        0        0        0        0
December 2032 ............................       0        0        0        0        0        0        0        0        0        0
December 2033 ............................       0        0        0        0        0        0        0        0        0        0
December 2034 ............................       0        0        0        0        0        0        0        0        0        0
December 2035 ............................       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
Maturity (in years)** ....................     2.32     1.47     1.05     0.69     0.51     1.78     1.19     0.90     0.61     0.45
Weighted Average Life to
Call (in years)** ........................     2.32     1.47     1.05     0.69     0.51     1.78     1.19     0.90     0.61     0.45

----------
** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             Percent of Initial Class Principal Balances Outstanding

                                                              Class A-1F2                             Class A-2A and A-2F
                                                           Percentage of PPC                           Percentage of PPC
                                               ----------------------------------------     ----------------------------------------
             Distribution Date                  50%      75%     100%     150%     200%      50%      75%     100%     150%     200%
------------------------------------------     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial ..................................     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
December 2006 ............................     100      100      100      100        1      100      100      100      100      100
December 2007 ............................     100      100       78        0        0      100      100      100        0        0
December 2008 ............................     100       36        0        0        0      100      100        0        0        0
December 2009 ............................     100       36        0        0        0      100      100        0        0        0
December 2010 ............................      93       14        0        0        0      100      100        0        0        0
December 2011 ............................      58        0        0        0        0      100       83        0        0        0
December 2012 ............................      30        0        0        0        0      100       61        0        0        0
December 2013 ............................       6        0        0        0        0      100       44*       0        0        0
December 2014 ............................       0        0        0        0        0       86       32*       0        0        0
December 2015 ............................       0        0        0        0        0       70       23*       0        0        0
December 2016 ............................       0        0        0        0        0       56       17*       0        0        0
December 2017 ............................       0        0        0        0        0       45*      12*       0        0        0
December 2018 ............................       0        0        0        0        0       33*       8*       0        0        0
December 2019 ............................       0        0        0        0        0       27*       6*       0        0        0
December 2020 ............................       0        0        0        0        0        7*       0        0        0        0
December 2021 ............................       0        0        0        0        0        6*       0        0        0        0
December 2022 ............................       0        0        0        0        0        0        0        0        0        0
December 2023 ............................       0        0        0        0        0        0        0        0        0        0
December 2024 ............................       0        0        0        0        0        0        0        0        0        0
December 2025 ............................       0        0        0        0        0        0        0        0        0        0
December 2026 ............................       0        0        0        0        0        0        0        0        0        0
December 2027 ............................       0        0        0        0        0        0        0        0        0        0
December 2028 ............................       0        0        0        0        0        0        0        0        0        0
December 2029 ............................       0        0        0        0        0        0        0        0        0        0
December 2030 ............................       0        0        0        0        0        0        0        0        0        0
December 2031 ............................       0        0        0        0        0        0        0        0        0        0
December 2032 ............................       0        0        0        0        0        0        0        0        0        0
December 2033 ............................       0        0        0        0        0        0        0        0        0        0
December 2034 ............................       0        0        0        0        0        0        0        0        0        0
December 2035 ............................       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
Maturity (in years)** ....................     6.40     3.58     2.15     1.35     0.95     11.93    8.41     2.60     1.60     1.12
Weighted Average Life to
Call (in years)** ........................     6.40     3.58     2.15     1.35     0.95     10.55    6.95     2.60     1.60     1.12

----------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             Percent of Initial Class Principal Balances Outstanding

                                                               Class M-1                                   Class M-2
                                                           Percentage of PPC                           Percentage of PPC
                                               ----------------------------------------     ----------------------------------------
             Distribution Date                  50%      75%     100%     150%     200%      50%      75%     100%     150%     200%
------------------------------------------     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial ..................................     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
December 2006 ............................     100      100      100      100      100      100      100      100      100      100
December 2007 ............................     100      100      100        0        0      100      100      100       78        0
December 2008 ............................     100      100       54        0        0      100      100      100        0        0
December 2009 ............................      92       89       54        0        0       92       59      100        0        0
December 2010 ............................      75       43       54        0        0       75       43       91        0        0
December 2011 ............................      61       32       54*       0        0       61       32       38*       0        0
December 2012 ............................      50       23       48*       0        0       50       23       10*       0        0
December 2013 ............................      40       17*      31*       0        0       40       17*       6*       0        0
December 2014 ............................      33       12*      20*       0        0       33       12*       4*       0        0
December 2015 ............................      26        9*      13*       0        0       26        9*       3*       0        0
December 2016 ............................      21        6*       6*       0        0       21        6*       0        0        0
December 2017 ............................      17*       5*       0        0        0       17*       5*       0        0        0
December 2018 ............................      13*       3*       0        0        0       13*       3*       0        0        0
December 2019 ............................      10*       2*       0        0        0       10*       1*       0        0        0
December 2020 ............................       3*       0        0        0        0        3*       0        0        0        0
December 2021 ............................       2*       0        0        0        0        1*       0        0        0        0
December 2022 ............................       0        0        0        0        0        0        0        0        0        0
December 2023 ............................       0        0        0        0        0        0        0        0        0        0
December 2024 ............................       0        0        0        0        0        0        0        0        0        0
December 2025 ............................       0        0        0        0        0        0        0        0        0        0
December 2026 ............................       0        0        0        0        0        0        0        0        0        0
December 2027 ............................       0        0        0        0        0        0        0        0        0        0
December 2028 ............................       0        0        0        0        0        0        0        0        0        0
December 2029 ............................       0        0        0        0        0        0        0        0        0        0
December 2030 ............................       0        0        0        0        0        0        0        0        0        0
December 2031 ............................       0        0        0        0        0        0        0        0        0        0
December 2032 ............................       0        0        0        0        0        0        0        0        0        0
December 2033 ............................       0        0        0        0        0        0        0        0        0        0
December 2034 ............................       0        0        0        0        0        0        0        0        0        0
December 2035 ............................       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
Maturity (in years)** ....................     8.00     5.88     6.08     1.86     1.28     7.98     5.71     6.02     2.10     1.44
Weighted Average Life to
Call (in years)** ........................     7.48     5.34     4.28     1.86     1.28     7.48     5.18     5.32     2.10     1.44

----------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             Percent of Initial Class Principal Balances Outstanding

                                                               Class M-3                                   Class M-4
                                                           Percentage of PPC                           Percentage of PPC
                                               ----------------------------------------     ----------------------------------------
             Distribution Date                  50%      75%     100%     150%     200%      50%      75%     100%     150%     200%
------------------------------------------     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial ..................................     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
December 2006 ............................     100      100      100      100      100      100      100      100      100      100
December 2007 ............................     100      100      100      100        0      100      100      100      100        0
December 2008 ............................     100      100      100        0        0      100      100      100        0        0
December 2009 ............................      92       59      100        0        0       92       59      100        0        0
December 2010 ............................      75       43       23        0        0       75       43       23        0        0
December 2011 ............................      61       32       15*       0        0       61       32       15*       0        0
December 2012 ............................      50       23       10*       0        0       50       23       10*       0        0
December 2013 ............................      40       17*       6*       0        0       40       17*       6*       0        0
December 2014 ............................      33       12*       4*       0        0       33       12*       4*       0        0
December 2015 ............................      26        9*       1*       0        0       26        9*       0        0        0
December 2016 ............................      21        6*       0        0        0       21        6*       0        0        0
December 2017 ............................      17*       5*       0        0        0       17*       5*       0        0        0
December 2018 ............................      13*       3*       0        0        0       13*       3*       0        0        0
December 2019 ............................      10*       0        0        0        0       10*       0        0        0        0
December 2020 ............................       3*       0        0        0        0        0        0        0        0        0
December 2021 ............................       0        0        0        0        0        0        0        0        0        0
December 2022 ............................       0        0        0        0        0        0        0        0        0        0
December 2023 ............................       0        0        0        0        0        0        0        0        0        0
December 2024 ............................       0        0        0        0        0        0        0        0        0        0
December 2025 ............................       0        0        0        0        0        0        0        0        0        0
December 2026 ............................       0        0        0        0        0        0        0        0        0        0
December 2027 ............................       0        0        0        0        0        0        0        0        0        0
December 2028 ............................       0        0        0        0        0        0        0        0        0        0
December 2029 ............................       0        0        0        0        0        0        0        0        0        0
December 2030 ............................       0        0        0        0        0        0        0        0        0        0
December 2031 ............................       0        0        0        0        0        0        0        0        0        0
December 2032 ............................       0        0        0        0        0        0        0        0        0        0
December 2033 ............................       0        0        0        0        0        0        0        0        0        0
December 2034 ............................       0        0        0        0        0        0        0        0        0        0
December 2035 ............................       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
Maturity (in years)** ....................     7.97     5.64     5.23     2.31     1.57     7.96     5.60     4.94     2.48     1.68
Weighted Average Life to
Call (in years)** ........................     7.48     5.11     4.84     2.31     1.57     7.48     5.08     4.56     2.48     1.68

----------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             Percent of Initial Class Principal Balances Outstanding

                                                               Class M-5                                   Class M-6
                                                           Percentage of PPC                           Percentage of PPC
                                               ----------------------------------------     ----------------------------------------
             Distribution Date                  50%      75%     100%     150%     200%      50%      75%     100%     150%     200%
------------------------------------------     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial ..................................     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
December 2006 ............................     100      100      100      100      100      100      100      100      100      100
December 2007 ............................     100      100      100      100        0      100      100      100      100        0
December 2008 ............................     100      100      100        0        0      100      100      100        0        0
December 2009 ............................      92       59       57        0        0       92       59       36        0        0
December 2010 ............................      75       43       23        0        0       75       43       23        0        0
December 2011 ............................      61       32       15*       0        0       61       32       15*       0        0
December 2012 ............................      50       23       10*       0        0       50       23       10*       0        0
December 2013 ............................      40       17*       6*       0        0       40       17*       6*       0        0
December 2014 ............................      33       12*       4*       0        0       33       12*       4*       0        0
December 2015 ............................      26        9*       0        0        0       26        9*       0        0        0
December 2016 ............................      21        6*       0        0        0       21        6*       0        0        0
December 2017 ............................      17*       5*       0        0        0       17*       5*       0        0        0
December 2018 ............................      13*       0        0        0        0       13*       0        0        0        0
December 2019 ............................      10*       0        0        0        0       10*       0        0        0        0
December 2020 ............................       0        0        0        0        0        0        0        0        0        0
December 2021 ............................       0        0        0        0        0        0        0        0        0        0
December 2022 ............................       0        0        0        0        0        0        0        0        0        0
December 2023 ............................       0        0        0        0        0        0        0        0        0        0
December 2024 ............................       0        0        0        0        0        0        0        0        0        0
December 2025 ............................       0        0        0        0        0        0        0        0        0        0
December 2026 ............................       0        0        0        0        0        0        0        0        0        0
December 2027 ............................       0        0        0        0        0        0        0        0        0        0
December 2028 ............................       0        0        0        0        0        0        0        0        0        0
December 2029 ............................       0        0        0        0        0        0        0        0        0        0
December 2030 ............................       0        0        0        0        0        0        0        0        0        0
December 2031 ............................       0        0        0        0        0        0        0        0        0        0
December 2032 ............................       0        0        0        0        0        0        0        0        0        0
December 2033 ............................       0        0        0        0        0        0        0        0        0        0
December 2034 ............................       0        0        0        0        0        0        0        0        0        0
December 2035 ............................       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
Maturity (in years)** ....................     7.96     5.57     4.76     2.65     1.78     7.96     5.54     4.63     2.81     1.88
Weighted Average Life to
Call (in years)** ........................     7.48     5.06     4.38     2.65     1.78     7.48     5.04     4.27     2.81     1.88

----------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             Percent of Initial Class Principal Balances Outstanding

                                                               Class M-7                                   Class M-8
                                                           Percentage of PPC                           Percentage of PPC
                                               ----------------------------------------     ----------------------------------------
             Distribution Date                  50%      75%     100%     150%     200%      50%      75%     100%     150%     200%
------------------------------------------     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Initial ..................................     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
December 2006 ............................     100      100      100      100      100      100      100      100      100      100
December 2007 ............................     100      100      100      100       16      100      100      100      100      100
December 2008 ............................     100      100      100       17        0      100      100      100      100        0
December 2009 ............................      92       59       36       17*       0       92       59       36      100*       0
December 2010 ............................      75       43       23       17*       0       75       43       23      100*       0
December 2011 ............................      61       32       15*      17*       0       61       32       15*      29*       0
December 2012 ............................      50       23       10*       4*       0       50       23       10*       0        0
December 2013 ............................      40       17*       6*       0        0       40       17*       6*       0        0
December 2014 ............................      33       12*       1*       0        0       33       12*       0        0        0
December 2015 ............................      26        9*       0        0        0       26        9*       0        0        0
December 2016 ............................      21        6*       0        0        0       21        6*       0        0        0
December 2017 ............................      17*       5*       0        0        0       17*       1*       0        0        0
December 2018 ............................      13*       0        0        0        0       13*       0        0        0        0
December 2019 ............................      10*       0        0        0        0       10*       0        0        0        0
December 2020 ............................       0        0        0        0        0        0        0        0        0        0
December 2021 ............................       0        0        0        0        0        0        0        0        0        0
December 2022 ............................       0        0        0        0        0        0        0        0        0        0
December 2023 ............................       0        0        0        0        0        0        0        0        0        0
December 2024 ............................       0        0        0        0        0        0        0        0        0        0
December 2025 ............................       0        0        0        0        0        0        0        0        0        0
December 2026 ............................       0        0        0        0        0        0        0        0        0        0
December 2027 ............................       0        0        0        0        0        0        0        0        0        0
December 2028 ............................       0        0        0        0        0        0        0        0        0        0
December 2029 ............................       0        0        0        0        0        0        0        0        0        0
December 2030 ............................       0        0        0        0        0        0        0        0        0        0
December 2031 ............................       0        0        0        0        0        0        0        0        0        0
December 2032 ............................       0        0        0        0        0        0        0        0        0        0
December 2033 ............................       0        0        0        0        0        0        0        0        0        0
December 2034 ............................       0        0        0        0        0        0        0        0        0        0
December 2035 ............................       0        0        0        0        0        0        0        0        0        0
Weighted Average Life to
Maturity (in years)** ....................     7.96     5.52     4.55     3.63     1.99     7.96     5.49     4.46     5.78     2.11
Weighted Average Life to
Call (in years)** ........................     7.48     5.03     4.19     3.00     1.99     7.48     5.02     4.12     3.24     2.07

----------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

             Percent of Initial Class Principal Balances Outstanding

                                                                                  Class M-9
                                                                              Percentage of PPC
                                                      -----------------------------------------------------------------
               Distribution Date                       50%            75%            100%           150%           200%
----------------------------------------------        ----            ----           ----           ----           ----
Initial.......................................        100%            100%           100%           100%           100%
December 2006.................................         100            100             100            100            100
December 2007.................................         100            100             100            100            100
December 2008.................................         100            100             100            100             0
December 2009.................................         92              59             36            100*             0
December 2010.................................         75              43             23             13*             0
December 2011.................................         61              32             15*             0              0
December 2012.................................         50              23             10*             0              0
December 2013.................................         40             17*             5*              0              0
December 2014.................................         33             12*              0              0              0
December 2015.................................         26              9*              0              0              0
December 2016.................................         21              5*              0              0              0
December 2017.................................         17*             0               0              0              0
December 2018.................................         13*             0               0              0              0
December 2019.................................         10*             0               0              0              0
December 2020.................................          0              0               0              0              0
December 2021.................................          0              0               0              0              0
December 2022.................................          0              0               0              0              0
December 2023.................................          0              0               0              0              0
December 2024.................................          0              0               0              0              0
December 2025.................................          0              0               0              0              0
December 2026.................................          0              0               0              0              0
December 2027.................................          0              0               0              0              0
December 2028.................................          0              0               0              0              0
December 2029.................................          0              0               0              0              0
December 2030.................................          0              0               0              0              0
December 2031.................................          0              0               0              0              0
December 2032.................................          0              0               0              0              0
December 2033.................................          0              0               0              0              0
December 2034.................................          0              0               0              0              0
December 2035.................................          0              0               0              0              0
Weighted Average Life to
Maturity (in years)**.........................        7.96            5.45           4.38           4.66           2.28
Weighted Average Life to
Call (in years)**.............................        7.48            5.01           4.06           3.24           2.07

----------
* Indicates a number that would be equal to zero assuming the optional purchase of the mortgage loans (described herein) is exercised by the person described under "Description of the Certificates--Optional Termination; Auction Sale" on the first possible date.

** Determined as specified under "--Weighted Average Lives of the Offered Certificates" herein.

Additional Yield Considerations Applicable Solely to the Residual Certificates

      The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

      The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Last Scheduled Distribution Date

      The last scheduled distribution date for each class of offered certificates is the distribution date in April 2036, which is the distribution date in the month after the latest possible maturity date for the latest maturing subsequent mortgage loan.

      Since the rate of distributions in reduction of the Class Principal Balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the Class Principal Balance of that class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "Yield, Prepayment and Maturity Considerations--General" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield, Prepayment and Maturity Considerations" in the prospectus.

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Thacher Proffitt & Wood LLP, counsel to the depositor, has filed with the depositor's registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under "Material Federal Income Tax Consequences," represents counsel's opinion as to the material federal income tax consequences of investing in the certificates.

      Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, portions of the trust will be treated as four separate REMICs. The assets of REMIC I will consist of the mortgage loans. REMIC I will issue several classes of uncertificated regular interests to REMIC II. REMIC II will issue several classes of uncertificated regular interests to REMIC III. REMIC III will issue several classes of uncertificated regular interests to REMIC IV. REMIC IV will issue the regular certificates, which will be designated as the regular interests in REMIC IV. For federal income tax purposes, the Class A-RL Certificates will constitute the sole class of residual interest in REMIC I and the Class A-R Certificates will represent beneficial ownership of three residual interests, each of which will constitute the sole class of residual interests in each of REMIC II, REMIC III and REMIC IV. The regular certificates will be treated as debt instruments issued by REMIC IV for federal income tax purposes. Income on the regular certificates must be reported under an accrual method of accounting.

      For federal income tax purposes, the offered certificates may be treated as having been issued with original issue discount, or OID. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% PPC. No representation is made that the mortgage loans will prepay at the forgoing rate or at any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may, depending on the actual rate of prepayments during the interest accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an interest accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

      The holders of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F and Class M Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

      The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular certificates should be aware that the OID regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicers in preparing reports to the certificateholders and the Internal Revenue Service.

      Some of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F and Class M Certificates may be treated for federal income tax purposes as having been issued at premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.

Characterization of the Offered Certificates

      For federal income tax purposes, a beneficial owner of a regular certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate. In addition, the trustee will treat the beneficial owner of such regular certificate as having entered into a limited recourse notional principal contract. The REMIC regular interest corresponding to each regular certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each regular certificate for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans at the beginning of the related due period, minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Counterparty pursuant to the Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Swap Agreement is equal to the excess of (i) the aggregate stated principal balance of the mortgage loans at the beginning of the related due period over (ii) the aggregate Class Principal Balance of the Class A-1F1, Class A-1F2 and Class A-2F Certificates, multiplied by 360 over the actual number of days in the related swap accrual period, divided by (y) the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, and (ii) any Swap Termination Payment will be treated as being payable solely from excess interest. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a regular certificate may differ from the actual amount of distributions on the regular certificate.

      Any amount payable on a regular certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that regular certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a regular certificate in excess of the amount payable on the regular certificate will be treated as having been received by the holder of that regular certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a regular certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences" in the prospectus. In addition, each beneficial owner of a regular certificate will be required to report net income with respect to the notional principal contract component and will be permitted to recognize a net deduction with respect to the notional principal contract component, subject to the discussion of the notional principal contract component below.

      It is possible that the right to receive payments in respect of the notional principal contract could be treated as a partnership among the holders of the regular certificates and the Class X-1 Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract. Holders of regular certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the regular certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each regular certificate.

Allocation

      A beneficial owner of a regular certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the notional principal contract component--in accordance with the relative fair market values thereof. For information reporting purposes the trustee will assume the notional principal contract component of each regular certificate will have nominal value. Each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

The Notional Principal Contract Component

      The trustee will be directed to treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in this prospectus supplement as the notional principal contract regulations. Holders of regular certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

      The portion of the overall purchase price of a regular certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a regular certificate.

      Any payments made to a beneficial owner of a regular certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the notional principal contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the regular certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the notional principal contract for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Internal Revenue Code in the case of (1) estates and trusts and
(2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner's alternative minimum tax liability.

      Because a beneficial owner of a regular certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a regular certificate may have income that exceeds cash distributions on the regular certificate in any period and over the term of the regular certificate. As a result, the regular certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

Sale or Exchange of Offered Certificates

      Upon the sale, exchange or other disposition of a regular certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the notional principal contract component. Assuming that the regular certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the notional principal contract component should be capital gain or loss, and gain or loss on disposition of the REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss.

Status of the Offered Certificates

      The REMIC regular interest component of each regular certificate will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code, and as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each regular certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Internal Revenue Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each regular certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Internal Revenue Code, as a real estate asset under Section 856(c)(5)(B) of the Internal Revenue Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the regular certificates generally will not be a suitable investment for a REMIC.

Backup Withholding with Respect to the Offered Certificates

      Distributions with respect to the offered certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if the holder of such certificates fails to furnish to the trustee certain information, including its taxpayer identification number, or otherwise fails to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a certificateholder would be allowed as a credit against the holder's federal income tax. Furthermore, penalties may be imposed by the IRS on a certificateholder that is required to supply information but that does not do so in the proper manner.

Special Tax Considerations Applicable to Residual Certificates

      The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class A-R Certificates and Class A-RL Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Class A-R Certificates and Class A-RL Certificates, including:

      o the requirement that any transferee of a Class A-R Certificate or Class A-RL Certificate provide an affidavit representing that the transferee:

            o     is not a disqualified organization;

            o is not acquiring the Class A-R Certificate or Class A-RL Certificate on behalf of a disqualified organization; and

            o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class A-R Certificate or Class A-RL Certificate;

      o a provision that any transfer of a Class A-R Certificate or Class A-RL Certificate to a disqualified organization shall be null and void; and

      o a grant to a servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class A-R Certificate or Class A-RL Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In  addition,   under  the  pooling  and  servicing  agreement,  the  Class  A-R
Certificates and Class A-RL Certificates may not be transferred to non-United States persons.

      The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interest will continue to remain liable for any taxes due with respect to the income on the residual interest, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Class A-R Certificates and Class A-RL Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class A-R Certificates and Class A-RL Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class A-R Certificates and Class A-RL
Certificates. All transfers of the Class A-R Certificates and Class A-RL Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Class A-R Certificate or Class A-RL Certificate being disregarded to the extent that the Class A-R Certificates and Class A-RL Certificates constitute noneconomic residual interests.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

      The Class A-R Certificateholders and Class A-RL Certificateholders may be required to report an amount of taxable income with respect to the earlier interest accrual periods of the term of the REMIC that significantly exceeds the amount of cash distributions received by the Class A-R Certificateholders and Class A-RL Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class A-R Certificateholders and Class A-RL Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Class A-R Certificates and Class A-RL Certificates, respectively. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier interest accrual periods and the deferral of corresponding tax losses or deductions until later interest accrual periods or until the ultimate sale or disposition of a Class A-R Certificate or Class A-RL Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Class A-R Certificateholders' or Class A-RL Certificateholders' after-tax rate of return is positive. That is, on a present value basis, the Class A-R Certificateholders' or Class A-RL Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of cash distributions on the Class A-R Certificates or Class A-RL Certificates, as applicable, over their life.

      An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class A-R Certificate or Class A-RL Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

      Purchasers of the Class A-R Certificates and Class A-RL Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class A-R Certificates and Class A-RL Certificates.

      For further information regarding the federal income tax consequences of investing in the Class A-R Certificates and Class A-RL Certificates, see "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to cause an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

      Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

      The U.S. Department of Labor has granted to a predecessor of Credit Suisse First Boston LLC an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by entities that hold investment pools consisting of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent beneficial ownership interests in a trust comprised of mortgage loans like the mortgage loans in the trust. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      On November 13, 2000, the U.S. Department of Labor amended the Exemption to permit both senior and subordinated pass-through certificates representing beneficial ownership in a trust primarily consisting of residential or home equity loans that have loan-to-value ratios of 100% or less to be purchased and held by or on behalf of, or with plan assets of, a plan so long as that certificate is rated "BBB-" or better at the time of purchase. See Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000). Accordingly, subsequent to the termination of the Swap Agreement, the exemptive relief provided by the Exemption may be available with respect to the purchase or holding of the offered certificates, other than the Class A-R Certificates and Class A-RL Certificates, but such availability depends, in part, upon facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the ERISA plan purchaser or the ERISA plan fiduciary making the decision to purchase such class of offered certificates. Therefore, before purchasing such offered certificate, a fiduciary of an ERISA plan should make its own determination as to the availability of exemptive relief provided by the Exemption (including the requirement that such certificates be rated "BBB-" or better at the time of purchase) or the availability of any other prohibited transaction exemptions, and whether the conditions of any such Exemption will be applicable to such certificates. On August 22, 2002, the U.S. Department of Labor amended the Exemption to permit the trustee to be an affiliate of the underwriter of a transaction. See Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

      The rating of a class of certificates may change. If the rating of a class of certificates declines below BBB-, if such class of certificates is rated by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. or Fitch, or Baa3, if such class of certificates is rated by Moody's, that class of certificates will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a plan (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

      The Exemption also permits the use of a pre-funding account, such as the Pre-Funding Account, instead of requiring that all qualifying receivables be either identified or transferred on or before the closing date, when the following conditions are met:

      o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must not exceed 25%;

      o all additional receivables transferred after the closing date must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency;

      o the transfer of the additional receivables to the trust during the funding period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

      o the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date;

      o in order to insure that the characteristics of the additional receivables are substantially similar to the original receivables which were transferred to the trust:

            o the characteristics of the additional receivables must be monitored by an insurer or other credit support provider that is independent of the depositor, or

            o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional receivables conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date;

      o the period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

      o amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments;

      o the pre-funding account must be described in the related prospectus or prospectus supplement; and

      o the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as the legal owner of the receivables in the trust must enforce all the rights created in favor of securityholders, including plans subject to ERISA.

      Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The U.S. Department of Labor has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001. The 401(c)
regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets constitute "plan assets." Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998 or issued to plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any plan invested in such separate account except to the extent provided in the plan asset regulations. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the offered certificates.

      For so long as the holder of an offered certificate (other than a Class A-R Certificate or Class A-RL Certificate) also holds an interest in the supplemental interest trust, the holder will be deemed to have acquired and be holding such offered certificate without the right to receive payments from the supplemental interest trust and, separately, the right to receive payments from the supplemental interest trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the supplemental interest trust. In addition, while the supplemental interest trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the supplemental interest trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the supplemental interest trust is in existence, each beneficial owner of an offered certificate (other than a Class A-R Certificate or Class A-RL Certificate) or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the supplemental interest trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

      Before purchasing an offered certificate, a fiduciary of an ERISA plan should make its own determination as to the availability of exemptive relief provided by the Exemption (including the requirement that such certificates be rated "BBB-" or better at the time of purchase) and the availability of the prohibited transaction class exemptions, and whether the conditions of any such exemptions will be applicable to such certificates.

      If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the servicers, the special servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Class A-R Certificates and Class A-RL Certificates

      Because the characteristics of the Class A-R Certificates and Class A-RL Certificates will not meet the requirements of PTCE 83-1, as described in the prospectus, or the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificates and Class A-RL Certificates will not be registered by the trustee unless the trustee receives the following:

      o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of such a plan arrangement or using the assets of such a plan or arrangement to effect that transfer; or

      o an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using a plan's assets, will not result in the assets of the trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Internal Revenue Code and will not subject the trustee or the servicers to any obligation in addition to those undertaken in the pooling and servicing agreement.

      In the event that a representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using a plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

      Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

      The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions described in the underwriting agreement between the depositor and Credit Suisse First Boston LLC (an affiliate of the depositor and the seller) (the "underwriter"), the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the offered certificates.

      The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

      The distribution of the offered certificates by the underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 99.96% of the initial aggregate Class Principal Balance of the offered certificates, before deducting expenses payable by the depositor. The underwriter may effect those transactions by selling the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and under limited circumstances, the underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

      There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the offered certificates will be monthly statements discussed in the prospectus under "The Agreements--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source.

                                  LEGAL MATTERS

      The validity of the certificates, including material federal income tax consequences and certain ERISA considerations relating to the certificates, will be passed on for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will pass on specific legal matters on behalf of the underwriter.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive ratings from Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and as indicated:

                                                  Rating Agency
                                                  -------------
          Class                      Fitch           Moody's           S&P
          -----                      -----           -------           ---
A-1A.....................             AAA             Aaa              AAA
A-1F1....................             AAA             Aaa              AAA
A-1F2....................             AAA             Aaa              AAA
A-2A.....................             AAA             Aaa              AAA
A-2F.....................             AAA             Aaa              AAA
A-R......................             N/A             N/A              AAA
A-RL.....................             N/A             N/A              AAA
M-1......................             AA+             Aa1              AA+
M-2......................             AA              Aa2              AA
M-3......................             AA-             Aa3              AA-
M-4......................             A+              A1               A+
M-5......................              A              A2                A
M-6......................             A-              A3               A-
M-7......................            BBB+            Baa1             BBB+
M-8......................             BBB            Baa2              BBB
M-9......................            BBB-            Baa3             BBB-

      The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by the certificateholders of all distributions on the mortgage loans under the pooling and servicing agreement. Fitch's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, the structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by the certificates. The ratings of Fitch do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. In addition, Fitch's ratings do not address the effect on the certificates' yield attributable to recoveries on the underlying mortgage loans.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. Moody's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

      The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. S&P's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The rating assigned by S&P to the Class A-R Certificates and Class A-RL Certificates addresses only the likelihood of receipt of its Class Principal Balance plus interest on that amount.

      The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

      The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the offered certificates by any rating agency other than Fitch, Moody's and S&P. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by that other rating agency. The rating assigned by that other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

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                                      S-88

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the offered certificates (other than the Class A-R Certificates and Class A-RL Certificates) will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment.

Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can generally obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. Form W-8BEN may be filed by Certificate Holders or their agent.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of such change. Form W-8ECI may be filed by certificateholders or their agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                  SWAP AGREEMENT LOWER BOUNDS AND UPPER BOUNDS

Swap Payment Date                            Lower Bound ($)     Upper Bound ($)
-----------------                            ---------------     ---------------
January 2006                                 460,000,000.00      460,000,000.00
February 2006                                439,685,647.46      451,040,213.27
March 2006                                   418,809,495.29      441,622,283.29
April 2006                                   397,372,637.02      431,725,076.28
May 2006                                     375,442,063.95      421,373,662.73
June 2006                                    353,088,251.45      410,589,633.98
July 2006                                    330,402,410.72      399,400,875.75
August 2006                                  307,494,652.31      387,841,196.25
September 2006                               284,474,017.32      375,940,627.12
October 2006                                 263,145,527.33      364,363,774.13
November 2006                                243,387,016.44      353,102,993.41
December 2006                                225,086,217.24      342,152,581.72
January 2007                                 208,136,618.84      331,503,873.85
February 2007                                192,440,227.92      321,149,631.37
March 2007                                   177,907,012.31      311,084,395.16
April 2007                                   164,451,603.49      301,300,008.27
May 2007                                     151,995,481.38      291,789,626.22
June 2007                                    140,466,448.37      282,547,878.58
July 2007                                    129,796,236.94      273,567,256.53
August 2007                                  119,922,064.82      264,841,454.71
September 2007                               110,786,081.38      256,365,198.79
October 2007                                 102,333,686.60      248,131,434.06
November 2007                                 94,514,681.12      240,134,209.72
December 2007                                 87,283,786.05      232,371,215.64
January 2008                                  80,598,038.25      224,838,149.00
February 2008                                 74,416,948.10      217,528,892.47
March 2008                                    68,702,988.18      210,437,471.47
April 2008                                    63,421,665.70      203,558,906.08
May 2008                                      58,540,422.96      196,886,589.11
June 2008                                     54,029,402.85      190,414,959.53
July 2008                                     49,861,168.53      184,139,364.30
August 2008                                   46,009,832.98      178,053,675.98
September 2008                                         0.00      172,167,998.93
October 2008                                           0.00      166,475,786.33
November 2008                                          0.00      160,970,705.04
December 2008                                          0.00      155,646,628.59
January 2009                                           0.00      150,497,630.47
February 2009                                          0.00      145,517,977.64
March 2009                                             0.00      140,702,124.17
April 2009                                             0.00      136,044,705.22
May 2009                                               0.00      131,540,531.08
June 2009                                              0.00      127,184,581.52

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Prospectus

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets. Each trust fund will consist primarily of:

            o mortgage loans secured by one- to four-family residential properties;

            o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;

            o     mortgage loans secured by commercial real estate properties;

            o mortgage loans secured by mixed residential and commercial real estate properties;

            o     loans secured by unimproved land;

            o loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation and the assignment of the proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit;

            o manufactured housing installment sales contracts and installment loan agreements; or

            o mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                December 22, 2005

              Important notice about information presented in this prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

      o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of certificates. You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled "Glossary" beginning on page 110 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

The underwriter has represented and agreed that:

      (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

      (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

RISK FACTORS                                                                5
THE TRUST FUND                                                             23
   The Mortgage Pools                                                      23
   Underwriting Standards for Mortgage Loans                               28
   Qualifications of Unaffiliated Sellers                                  31
   Representations by Unaffiliated Sellers; Repurchases                    31
   Mortgage Certificates                                                   33
   The Contract Pools                                                      33
   Underwriting Standards for Contracts                                    34
   Pre-Funding                                                             34
   The Depositor                                                           34
   Use of Proceeds                                                         35
   Yield Considerations                                                    35
   Maturity and Prepayment Considerations                                  38
   Description of the Certificates                                         40
   General                                                                 40
   Form of Certificates                                                    42
   Distributions of Principal and Interest                                 44
   Determination of LIBOR                                                  45
   Assignment of Mortgage Loans                                            45
   Assignment of Contracts                                                 48
   Assignment of Mortgage Certificates                                     50
   Servicing of Mortgage Loans and Contracts                               50
   Payments on Mortgage Loans                                              51
   Payments on Contracts                                                   52
   Collection of Payments on Mortgage Certificates                         53
   Distributions on Certificates                                           53
   Special Distributions                                                   54
   Reports to Certificateholders                                           54
   Advances                                                                55
   Collection and Other Servicing Procedures                               55
   Standard Hazard Insurance                                               56
   Special Hazard Insurance                                                57
   Pool Insurance                                                          58
   Primary Mortgage Insurance                                              58
   Mortgagor Bankruptcy Bond                                               58
   Presentation of Claims                                                  58
   Enforcement of Due-on-Sale Clauses;
     Realization Upon Defaulted Mortgage Loans                             59
   Enforcement of "Due-on-Sale" Clauses;
     Realization Upon Defaulted Contracts                                  60
   Servicing Compensation and Payment of Expenses                          61
   Evidence as to Compliance                                               62
   Certain Matters Regarding the Servicer, the
     Depositor, the Trustee and the Special
     Servicer                                                              62
   Events of Default                                                       63
   Rights Upon Event of Default                                            64
   Amendment                                                               64
   Termination                                                             64
Exchangeable Securities                                                    66
   General                                                                 66
   Exchanges                                                               66
   Procedures                                                              67
Credit Support                                                             68
   Financial Guaranty Insurance Policies; Surety Bonds                     68
   Letters of Credit                                                       68
   Subordinated Certificates                                               69
   Shifting Interest                                                       69
   Overcollateralization                                                   70
   Interest Rate Swaps and Yield Supplement Agreements                     70
   Purchase Obligations                                                    70
   Reserve Fund                                                            71
   Performance Bond                                                        73
Description of Insurance                                                   73
   Primary Mortgage Insurance Policies                                     73
   FHA Insurance and VA Guarantees                                         75
   Standard Hazard Insurance Policies on Mortgage Loans                    76
   Standard Hazard Insurance Policies on the Manufactured Homes            77
   Pool Insurance Policies                                                 77
   Special Hazard Insurance Policies                                       79
   Mortgagor Bankruptcy Bond                                               80
Certain Legal Aspects of the Mortgage Loans and Contracts                  81
   The Mortgage Loans                                                      81
   The Manufactured Housing Contracts                                      89
   Enforceability of Certain Provisions                                    91
   Consumer Protection Laws                                                92
   Applicability of Usury Laws                                             92
   Environmental Legislation                                               93
   Servicemembers Civil Relief Act                                         94
   Default Interest and Limitations on Prepayments                         94
   Forfeiture for Drug, RICO and Money Laundering Violations               95
   Negative Amortization Loans                                             95
Material Federal Income Tax Consequences                                   96
   General                                                                 96
   Classification of REMICs                                                97
   Taxation of Owners of REMIC Regular Certificates                        98
   Taxation of Owners of REMIC Residual Certificates                      103
   Backup Withholding with Respect to Securities                          112
   Foreign Investors in Regular Certificates                              112
   Non-REMIC Trust Funds                                                  113
   Reportable Transactions                                                117
State and Other Tax Consequences                                          117
ERISA Considerations                                                      117
   Plan Assets Regulation                                                 118
   Underwriter's PTE                                                      118
   General Considerations                                                 122
   Insurance Company General Accounts                                     122
Legal Investment                                                          123
Plan of Distribution                                                      125
Legal Matters                                                             125
Financial Information                                                     126
Additional Information                                                    126
Reports to Certificateholders                                             126
Incorporation of Certain Information by Reference                         126
Ratings                                                                   127
Glossary                                                                  128

                                  RISK FACTORS


       The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments for           When you buy a security, you will
your securities other than payments          not own an interest in or a debt
on the mortgage loans in the trust           obligation of Credit Suisse First
and any credit enhancement.                  Boston Mortgage Securities Corp.,
                                             the master servicer or any of their
                                             affiliates. You will own an
                                             interest in the trust. Your
                                             payments come only from assets in
                                             the trust. Therefore, the
                                             mortgagors' payments on the
                                             mortgage loans included in the
                                             trust (and any credit enhancements)
                                             will be the sole source of payments
                                             to you. If those amounts are
                                             insufficient to make required
                                             payments of interest or principal
                                             to you, there is no other source of
                                             payments. Moreover, no governmental
                                             agency either guarantees or insures
                                             payments on the securities or any
                                             of the mortgage loans, except as
                                             otherwise described in the related
                                             prospectus supplement.

In some instances, the return on             In certain instances, a large
your securities may be reduced by            percentage of the mortgage loans
losses on the mortgage loans, which          are secured by second liens. In the
are more likely if substantially             case of second liens, proceeds from
all are secured only by second               liquidation of the mortgaged
liens.                                       property will be available to
                                             satisfy the mortgage loans only if
                                             the claims of any senior mortgages
                                             have been satisfied in full. When
                                             it is uneconomical to foreclose on
                                             a mortgaged property or engage in
                                             other loss mitigation procedures,
                                             the related servicer may write off
                                             the entire outstanding balance of
                                             the mortgage loan as a bad debt.
                                             These are risks particularly
                                             applicable to mortgage loans
                                             secured by second liens that have
                                             high combined loan to value ratios
                                             or have small balances relative to
                                             the total indebtedness of the
                                             borrower because it is more likely
                                             that the related servicer would
                                             determine foreclosure to be
                                             uneconomical for those types of
                                             mortgage loans than for first lien
                                             mortgage loans with low
                                             loan-to-value ratios.

Debt incurred by the borrowers in            With respect to mortgage loans that
addition to that related to the              were used for debt consolidation,
mortgage loans could increase your           there can be no assurance that the
risk.                                        borrower will not incur further
                                             debt in addition to the mortgage
                                             loan. This additional debt could
                                             impair the ability of borrowers to
                                             service their debts, which in turn
                                             could result in higher rates of
                                             delinquency and loss on the
                                             mortgage loans.

Loss mitigation may increase your risk.      In some instances, the related
                                             servicer may use a wide variety of
                                             practices to limit losses on
                                             defaulted mortgage loans, including
                                             writing off part of the debt,
                                             reducing future payments, and
                                             deferring the collection of past
                                             due payments. The use of these
                                             practices may result in recognition
                                             of losses.

You bear the risk of mortgagor               Because your securities are backed
defaults; some kinds of mortgage             by the mortgage loans, your
loans may be especially prone to             investment may be affected by a
defaults.                                    decline in real estate values and
                                             changes in each individual
                                             mortgagor's financial conditions.
                                             You should be aware that the value
                                             of the mortgaged properties may
                                             decline. If the outstanding balance
                                             of a mortgage loan and any
                                             secondary financing on the
                                             underlying property is greater than
                                             the value of the property, there is
                                             an increased risk of delinquency,
                                             foreclosure and losses. To the
                                             extent your securities are not
                                             covered by credit enhancements, you
                                             will bear all of the risks
                                             resulting from defaults by
                                             mortgagors. In addition, several
                                             types of mortgage loans which have
                                             higher than average rates of
                                             default or loss may be included in
                                             the trust that issues your
                                             security. The following types of
                                             loans may be included:

                                             o  mortgage loans that are subject
                                                to "negative amortization". The
                                                principal balances of these
                                                loans may be increased to
                                                amounts greater than the value
                                                of the underlying property. This
                                                increases the likelihood of
                                                default;

                                             o  mortgage loans that do not fully
                                                amortize over their terms to
                                                maturity which are sometimes
                                                referred to as "balloon loans"
                                                and some revolving credit loans
                                                that do not significantly
                                                amortize prior to maturity.
                                                Balloon loans, if applicable,
                                                involve a greater degree of risk
                                                because the ability of a
                                                mortgagor to make the final
                                                payment on these types of
                                                mortgage loans typically depends
                                                on the ability to refinance the
                                                loan or sell the related
                                                mortgaged property;

                                             o  adjustable rate mortgage loans
                                                and other mortgage loans that
                                                provide for escalating or
                                                variable payments by the
                                                mortgagor. The mortgagor may
                                                have qualified for those loans
                                                based on an income level
                                                sufficient to make the initial
                                                payments only. As the payments
                                                increase, the likelihood of
                                                default will increase;

                                             o  loans secured by second or more
                                                junior liens. The cost of
                                                foreclosure on these loans
                                                compared to the potential
                                                foreclosure proceeds, after
                                                repaying all senior liens, may
                                                cause these loans to be
                                                effectively unsecured; and

                                             o  mortgage loans that are
                                                concentrated in one or more
                                                regions, states (including, but
                                                not limited to, California) or
                                                zip code areas of the United
                                                States. If the regional economy
                                                or housing market in that area
                                                weakens, the mortgage loans may
                                                experience high rates of loss
                                                and delinquency, resulting in
                                                losses to securityholders. The
                                                economic condition and housing
                                                market in that area may be
                                                adversely affected by a variety
                                                of events, including a downturn
                                                in certain industries or other
                                                businesses concentrated in that
                                                area, natural disasters such as
                                                earthquakes, mudslides,
                                                hurricanes, floods, wildfires
                                                and eruptions, and civil
                                                disturbances such as riots. The
                                                depositor cannot predict
                                                whether, or to what extent or
                                                for how long, such events may
                                                occur. See "The Mortgage Pool"
                                                in the prospectus supplement to
                                                see if any of these or other
                                                types of special risk loans are
                                                included in the mortgage pool
                                                applicable to your securities.

The underwriting guidelines used to          The mortgage loans were originated
originate the mortgage loans may             or acquired generally in accordance
impact losses.                               with the underwriting guidelines
                                             described in this prospectus. The
                                             underwriting standards typically
                                             differ from, and are generally less
                                             stringent than, the underwriting
                                             standards established by Fannie Mae
                                             or Freddie Mac. In addition, the
                                             mortgage loans may have been made
                                             to mortgagors with imperfect credit
                                             histories, ranging from minor
                                             delinquencies to bankruptcy, or
                                             mortgagors with relatively high
                                             ratios of monthly mortgage payments
                                             to income or relatively high ratios
                                             of total monthly credit payments to
                                             income. Consequently, the mortgage
                                             loans may experience rates of
                                             delinquency, foreclosure and
                                             bankruptcy that are higher, and
                                             that may be substantially higher,
                                             than those experienced by mortgage
                                             loans underwritten in accordance
                                             with higher standards.

There is a risk that there may be a          Substantial delays could be
delay in receipt of liquidation              encountered in connection with the
proceeds and liquidation proceeds            liquidation of defaulted mortgage
may be less than the mortgage loan           loans. Further, liquidation
balance.                                     expenses such as legal fees, real
                                             estate taxes and maintenance and
                                             preservation expenses will reduce
                                             the portion of liquidation proceeds
                                             payable to you. In addition, in
                                             some instances a large portion of
                                             the mortgage loans are secured by
                                             second liens on the related
                                             mortgaged property. If a mortgagor
                                             on a mortgage loan secured by a
                                             second lien defaults, the trust's
                                             rights to proceeds on the
                                             liquidation of the related
                                             mortgaged property are subordinate
                                             to the rights of the holder of the
                                             first lien on the related mortgaged
                                             property. There may not be enough
                                             proceeds to pay both the first lien
                                             and the second lien. If a mortgaged
                                             property fails to provide adequate
                                             security for the mortgage loan and
                                             the available credit enhancement is
                                             insufficient to cover the loss, you
                                             will incur a loss on your
                                             investment.

There are risks relating to                  Certain mortgage loans are or may
alternatives to foreclosure.                 become delinquent after the closing
                                             date. A servicer may either
                                             foreclose on a delinquent mortgage
                                             loan or, under certain
                                             circumstances, work out an
                                             agreement with the related
                                             mortgagor, which may involve
                                             waiving or modifying any term of
                                             the mortgage loan or charge off the
                                             mortgage loan. If a servicer
                                             extends the payment period or
                                             accepts a lesser amount than stated
                                             in the mortgage note in
                                             satisfaction of the mortgage note
                                             or charges off the mortgage loan,
                                             your yield may be reduced.

To the extent applicable, losses on          To the extent applicable, with
the mortgage loans in one asset              respect to some series and any
group related to a group of                  group of subordinate securities,
subordinate securities may reduce            the applicable coverage for special
the yield on certain senior                  hazard losses, fraud losses and
securities related to one or more            bankruptcy losses covers all of the
other asset groups related to that           mortgage loans in each asset group
group of subordinate securities.             related to that group of
                                             subordinate securities. Therefore,
                                             if mortgage loans in any of such
                                             asset groups suffer a high level of
                                             these types of losses, it will
                                             reduce the available coverage for
                                             all of the senior securities
                                             related to each of such asset
                                             groups and certain classes of such
                                             group of subordinate securities.
                                             Investors should be aware that
                                             after the applicable coverage
                                             amounts have been exhausted, if a
                                             mortgage loan in any of such asset
                                             groups suffers these types of
                                             losses, all of the senior
                                             securities related to such asset
                                             groups will, and certain
                                             principal only securities related
                                             to such asset groups may be
                                             allocated a portion of that loss.

                                             Because each group of subordinate
                                             securities represents interests in
                                             the mortgage loans in each asset
                                             group related to such group of
                                             subordinate securities, the class
                                             principal balances of these classes
                                             of securities could be reduced to
                                             zero as a result of realized losses
                                             on the mortgage loans in any of
                                             such asset groups. Therefore, the
                                             allocation of realized losses on
                                             the mortgage loans in each asset
                                             group related to such group of
                                             subordinate securities will reduce
                                             the subordination provided by those
                                             classes of securities to all of the
                                             senior securities related to such
                                             asset groups and certain classes of
                                             such group of subordinate
                                             securities, including the senior
                                             securities related to the asset
                                             group that did not suffer any
                                             losses. This will increase the
                                             likelihood that future realized
                                             losses may be allocated to senior
                                             securities related to the asset
                                             group that did not suffer those
                                             previous losses.

Credit enhancements may be limited           The prospectus supplement related
or reduced and this may cause your           to your securities may specify that
securities to bear more risk of              credit enhancements will provide
mortgagor defaults.                          some protection to cover various
                                             losses on the underlying mortgage
                                             loans. The forms of credit
                                             enhancement include (but are not
                                             limited to) the following:
                                             subordination of one or more
                                             classes of securities to other
                                             classes of securities in the same
                                             series evidencing beneficial
                                             ownership in the same pool of
                                             collateral or different pools;
                                             having assets in the trust with a
                                             greater amount of aggregate
                                             principal balance than the
                                             aggregate principal balance of the
                                             securities in a series; an
                                             insurance policy on a particular
                                             class of securities; a letter of
                                             credit; a mortgage pool insurance
                                             policy; a reserve fund; or any
                                             combination of the above. See
                                             "Credit Support" in this
                                             prospectus. See also "Credit
                                             Enhancement" in the prospectus
                                             supplement in order to see what
                                             forms of credit enhancements apply
                                             to your securities. Regardless of
                                             the form of credit enhancement, an
                                             investor should be aware that:

                                             o  The amount of coverage is
                                                usually limited;

                                             o  The amount of coverage will
                                                usually be reduced over time
                                                according to a schedule or
                                                formula;

                                             o  The particular forms of credit
                                                enhancement may provide coverage
                                                only to some types of losses on
                                                the mortgage loans, and not to
                                                other types of losses;

                                             o  The particular forms of credit
                                                enhancement may provide coverage
                                                only to some securities and not
                                                other securities of the same
                                                series; and

                                             o  If the applicable rating
                                                agencies believe that the rating
                                                on the securities will not be
                                                adversely affected, some types
                                                of credit enhancement may be
                                                reduced or terminated.

If you hold auction securities,              For certain series, certain
when those securities are                    securities may be offered, referred
transferred on the auction                   to in this prospectus as auction
distribution date, you may not               securities, which will be
receive par for those securities if          transferred to third-party
the money available under the                investors on a certain distribution
auction and the swap agreement is            date, referred to in this
insufficient                                 prospectus as the auction
                                             distribution date. If you purchase
                                             an auction security, your
                                             investment in that security will
                                             end on the related auction
                                             distribution date.

                                             If the outstanding principal
                                             balance of any class of auction
                                             securities, after application of
                                             principal distributions and
                                             realized losses on the related
                                             auction distribution date, is
                                             greater than the amount received in
                                             the auction, a swap counterparty,
                                             pursuant to a swap agreement, will
                                             be obligated to pay the amount of
                                             that excess to the auction
                                             administrator for distribution to
                                             the holders of the auction
                                             securities. If all or a portion of
                                             a class of auction securities is
                                             not sold in the auction, the
                                             auction price for such unsold
                                             securities will be deemed to be
                                             zero and the swap counterparty will
                                             pay the auction administrator the
                                             entire outstanding principal
                                             balance of the unsold securities,
                                             after application of principal
                                             distributions and realized losses
                                             on the related auction distribution
                                             date. If the swap counterparty
                                             defaults on its obligations under
                                             the swap agreement, you may receive
                                             an amount less than the outstanding
                                             principal balance of your auction
                                             security, after application of
                                             principal distributions and
                                             realized losses on the auction
                                             distribution date. In addition, if
                                             the swap counterparty defaults and
                                             if not all of a class of securities
                                             is purchased by third-party
                                             investors in the auction, then your
                                             auction security (or part of your
                                             auction security) will not be
                                             transferred, in which case you will
                                             not receive any proceeds from the
                                             auction and you will retain your
                                             auction security (or part of your
                                             auction security).


The ratings of your securities may           Any class of securities offered
be lowered or withdrawn, and do not          under this prospectus and the
take into account risks other than           accompanying prospectus supplement
credit risks which you will bear.            will be rated in one of the four
                                             highest rating categories of at
                                             least one nationally recognized
                                             rating agency. A rating is based on
                                             the adequacy of the value of the
                                             trust assets and any credit
                                             enhancement for that class, and
                                             reflects the rating agency's
                                             assessment of how likely it is that
                                             holders of the class of securities
                                             will receive the payments to which
                                             they are entitled. A rating does
                                             not constitute an assessment of how
                                             likely it is that principal
                                             prepayments on the underlying loans
                                             will be made, the degree to which
                                             the rate of prepayments might
                                             differ from that originally
                                             anticipated, or the likelihood that
                                             the securities will be redeemed
                                             early. A rating is not a
                                             recommendation to purchase, hold,
                                             or sell securities because it does
                                             not address the market price of the
                                             securities or the suitability of
                                             the securities for any particular
                                             investor. If the performance of the
                                             related mortgage loans is
                                             substantially worse than assumed by
                                             the rating agencies, the ratings of
                                             any class of the certificates may
                                             be lowered in the future. This
                                             would probably reduce the value of
                                             those certificates. None of the
                                             depositor, the servicers, the
                                             master servicer, the special
                                             servicer, the seller, the trustee,
                                             the trust administrator, the
                                             underwriter or any other entity
                                             will have any obligation to
                                             supplement any credit enhancement,
                                             or to take any other action to
                                             maintain any rating of the
                                             certificates.

                                             A rating may not remain in effect
                                             for any given period of time and
                                             the rating agency could lower or
                                             withdraw the rating, entirely in
                                             the future. For example, the rating
                                             agency could lower or withdraw its
                                             rating due to:

                                             o  a decrease in the adequacy of
                                                the value of the trust assets or
                                                any related credit enhancement,
                                                an adverse change in the
                                                financial or other condition of
                                                a credit enhancement provider,
                                                or

                                             o  a change in the rating of the
                                                credit enhancement provider's
                                                long-term debt.

                                             The amount, type, and nature of
                                             credit enhancement established for
                                             a class of securities will be
                                             determined on the basis of criteria
                                             established by each rating agency
                                             rating classes of the securities.
                                             These criteria are sometimes based
                                             on an actuarial analysis of the
                                             behavior of similar loans in a
                                             larger group. That analysis is
                                             often the basis on which each
                                             rating agency determines the amount
                                             of credit enhancement required for
                                             a class. The historical data
                                             supporting any actuarial analysis
                                             may not accurately reflect future
                                             experience, and the data derived
                                             from a large pool of similar loans
                                             may not accurately predict the
                                             delinquency, foreclosure, or loss
                                             experience of any a particular pool
                                             of mortgage loans.

Your yield may be reduced due to             The master servicer or another
the optional redemption of the               entity specified in the related
securities or the options                    prospectus supplement may elect to
repurchase of underlying mortgage            repurchase all of the assets of the
loans.                                       trust if the aggregate outstanding
                                             principal balance of those assets
                                             is less than a percentage of their
                                             initial outstanding principal
                                             amount specified in the prospectus
                                             supplement. This kind of event will
                                             subject the trust related to your
                                             securities to early retirement and
                                             would affect the average life and
                                             yield of each class of securities
                                             in those series. See "Yield,
                                             Prepayment and Maturity
                                             Considerations" in this prospectus
                                             and in the accompanying prospectus
                                             supplement.

Violation of various federal and             Applicable state laws generally
state laws may result in losses on           regulate interest rates and other
the mortgage loans                           charges, require certain
                                             disclosures, and require licensing
                                             of mortgage loan originators. In
                                             addition, other state laws, public
                                             policy and general principles of
                                             equity relating to the protection
                                             of consumers, unfair and deceptive
                                             practices and debt collection
                                             practices may apply to the
                                             origination, servicing and
                                             collection of the mortgage loans.

                                             The mortgage loans are also subject
                                             to federal laws, including:

                                             o  the Federal Truth-in-Lending Act
                                                and Regulation Z promulgated
                                                thereunder, which require
                                                certain disclosures to the
                                                borrowers regarding the terms of
                                                the mortgage loans;

                                             o  the Equal Credit Opportunity Act
                                                and Regulation B promulgated
                                                thereunder, which prohibit
                                                discrimination on
                                             the basis of age, race, color, sex,
                                             religion, marital status, national
                                             origin, receipt of public
                                             assistance or the exercise of any
                                             right under the Consumer Credit
                                             Protection Act, in the extension of
                                             credit; and

                                             o  the Fair Credit Reporting Act,
                                                which regulates the use and
                                                reporting of information related
                                                to the borrower's credit
                                                experience.

                                             Violations of certain provisions of
                                             these state and federal laws may
                                             limit the ability of the related
                                             servicer to collect all or part of
                                             the principal of or interest on the
                                             mortgage loans and in addition
                                             could subject the trust to damages,
                                             including monetary penalties, and
                                             administrative enforcement. In
                                             particular, an originator's failure
                                             to comply with certain requirements
                                             of the Federal Truth-in-Lending
                                             Act, as implemented by Regulation
                                             Z, could subject the related trust
                                             to monetary penalties, and result
                                             in the related obligors' rescinding
                                             the mortgage loans against that
                                             trust.

                                             The seller will represent that any
                                             and all requirements of any federal
                                             and state law (including applicable
                                             predatory and abusive lending laws)
                                             applicable to the origination of
                                             each mortgage loan sold by it have
                                             been complied with. In the event of
                                             a breach of that representation,
                                             the seller will be obligated to
                                             cure such breach or repurchase or
                                             replace the affected mortgage loan
                                             in the manner described in this
                                             prospectus.

                                             Given that the mortgage lending and
                                             servicing business involves
                                             compliance with numerous local,
                                             state and federal lending laws,
                                             lenders and servicers, including
                                             the originators and the servicers
                                             of the mortgage loans, are subject
                                             to numerous claims, legal actions
                                             (including class action lawsuits),
                                             investigations, subpoenas and
                                             inquiries in the ordinary course of
                                             business. It is impossible to
                                             determine the outcome of any such
                                             actions, investigations or
                                             inquiries and the resultant legal
                                             and financial liability with
                                             respect thereto. If any finding
                                             were to have a material adverse
                                             effect on the financial condition
                                             or results of an originator or on
                                             the validity of the mortgage loans,
                                             losses on the securities could
                                             result.

You may have to hold your offered            A secondary market for the offered
securities to their maturity                 securities may not develop. Even if
because of difficulty in reselling           a secondary market does develop, it
the offered securities.                      may not continue or it may be
                                             illiquid. Neither the underwriter
                                             nor any other person will have any
                                             obligation to make a secondary
                                             market in your securities.
                                             Illiquidity means an investor may
                                             not be able to find a buyer to buy
                                             its securities readily or at prices
                                             that will enable the investor to
                                             realize a desired yield.
                                             Illiquidity can have a severe
                                             adverse effect on the market value
                                             of the offered securities. Any
                                             class of offered securities may
                                             experience illiquidity, although
                                             generally illiquidity is more
                                             likely for classes that are
                                             especially sensitive to prepayment,
                                             credit or interest rate risk, or
                                             that have been structured to meet
                                             the investment requirements of
                                             limited categories of investors.

The absence of physical securities           The offered securities, other than
may cause delays in payments and             certain classes of residual
cause difficulty in pledging or              securities, will not be issued in
selling the offered securities.              physical form. Securityholders will
                                             be able to transfer securities,
                                             other than such residual
                                             securities, only through The
                                             Depository Trust Company (referred
                                             to in this prospectus as DTC),
                                             participating organizations,
                                             indirect participants and certain
                                             banks. The ability to pledge a
                                             security to a person that does not
                                             participate in DTC may be limited
                                             because of the absence of a
                                             physical security. In addition,
                                             securityholders may experience some
                                             delay in receiving distributions on
                                             these securities because the
                                             trustee or trust administrator, as
                                             applicable, will not send
                                             distributions directly to them.
                                             Instead, the trustee or trust
                                             administrator, as applicable, will
                                             send all distributions to DTC,
                                             which will then credit those
                                             distributions to the participating
                                             organizations. Those organizations
                                             will in turn credit accounts
                                             securityholders have either
                                             directly or indirectly through
                                             indirect participants.

The yield to maturity on your                The yield to maturity on each class
securities will depend on various            of offered securities will depend
factors, including the rate of               on a variety of factors, including:
prepayments.

                                             o  the rate and timing of principal
                                                payments on the related mortgage
                                                loans (including prepayments,
                                                defaults and liquidations, and
                                                repurchases due to breaches of
                                                representations or warranties);

                                             o  the pass-through rate for that
                                                class;

                                             o  with respect to any class of
                                                securities that receives
                                                payments under a yield
                                                maintenance agreement, whether
                                                the required payments are made
                                                under the yield maintenance
                                                agreement and are sufficient;

                                             o  interest shortfalls due to
                                                mortgagor prepayments on the
                                                related mortgage loans;

                                             o  whether losses on the mortgage
                                                loans are covered by credit
                                                enhancements;

                                             o  rapid prepayment of the mortgage
                                                loans may result in a reduction
                                                of excess spread which will make
                                                it difficult to create or
                                                maintain overcollateralization,
                                                if applicable;

                                             o  repurchases of mortgage loans as
                                                a result of defective
                                                documentation and breaches of
                                                representations and warranties

                                             o  whether an optional termination
                                                or an auction sale of the
                                                related loan group or loan
                                                groups occurs; and

                                             o  the purchase price of that
                                                class.

                                             The rate of prepayments is one of
                                             the most important and least
                                             predictable of these factors.

                                             In general, if a class of
                                             securities is purchased at a price
                                             higher than its outstanding
                                             principal balance and principal
                                             distributions on that class occur
                                             faster than assumed at the time of
                                             purchase, the yield will be lower
                                             than anticipated. Conversely, if a
                                             class of securities is purchased at
                                             a price
                                             lower than its outstanding
                                             principal balance and principal
                                             distributions on that class occur
                                             more slowly than assumed at the
                                             time of purchase, the yield will be
                                             lower than anticipated.

The rate of prepayments on the               Since mortgagors can generally
mortgage loans will be affected by           prepay their mortgage loans at any
various factors.                             time, the rate and timing of
                                             principal distributions on the
                                             offered securities are highly
                                             uncertain. Generally, when market
                                             interest rates increase, borrowers
                                             are less likely to prepay their
                                             mortgage loans. Such reduced
                                             prepayments could result in a
                                             slower return of principal to
                                             holders of the offered securities
                                             at a time when they may be able to
                                             reinvest such funds at a higher
                                             rate of interest than the
                                             pass-through rate on their class of
                                             securities. Conversely, when market
                                             interest rates decrease, borrowers
                                             are generally more likely to prepay
                                             their mortgage loans. Such
                                             increased prepayments could result
                                             in a faster return of principal to
                                             holders of the offered securities
                                             at a time when they may not be able
                                             to reinvest such funds at an
                                             interest rate as high as the
                                             pass-through rate on their class of
                                             securities.

                                             Some of the mortgage loan in a
                                             trust may be adjustable rate
                                             mortgage loans, in which case, the
                                             mortgage loans generally adjust
                                             after a one year, two year, three
                                             year, five year or seven year
                                             initial fixed rate period. We are
                                             not aware of any publicly available
                                             statistics that set forth principal
                                             prepayment experience or prepayment
                                             forecasts of mortgage loans of the
                                             type included in the trust over an
                                             extended period of time, and the
                                             experience with respect to the
                                             mortgage loans included in the
                                             trust is insufficient to draw any
                                             conclusions with respect to the
                                             expected prepayment rates on such
                                             mortgage loans. As is the case with
                                             conventional fixed rate mortgage
                                             loans, adjustable rate mortgage
                                             loans may be subject to a greater
                                             rate of principal prepayments in a
                                             declining interest rate
                                             environment. For example, if
                                             prevailing mortgage interest rates
                                             fall significantly, adjustable rate
                                             mortgage loans with an initial
                                             fixed rate period could be subject
                                             to higher prepayment rates either
                                             before or after the interest rate
                                             on the mortgage loan begins to
                                             adjust than if prevailing mortgage
                                             interest rates remain constant
                                             because the availability of fixed
                                             rate mortgage loans at competitive
                                             interest rates may encourage
                                             mortgagors to refinance their
                                             mortgage loans to "lock in" lower
                                             fixed interest rates. The features
                                             of adjustable rate mortgage loan
                                             programs during the past years have
                                             varied significantly in response to
                                             market conditions including the
                                             interest rate environment, consumer
                                             demand, regulatory restrictions and
                                             other factors. The lack of
                                             uniformity of the terms and
                                             provisions of such adjustable rate
                                             mortgage loan programs have made it
                                             impracticable to compile meaningful
                                             comparative data on prepayment
                                             rates and, accordingly, we cannot
                                             assure you as to the rate of
                                             prepayments on the mortgage loans
                                             in stable or changing interest rate
                                             environments.

                                             Refinancing programs, which may
                                             involve soliciting all or some of
                                             the mortgagors to refinance their
                                             mortgage loans, may increase the
                                             rate of prepayments on the mortgage
                                             loans.

                                             These refinancing programs may be
                                             offered by an originator, the
                                             servicers, the master servicer, any
                                             sub-servicer or their affiliates
                                             and may include streamlined
                                             documentation programs.

                                             Certain mortgage loans in each
                                             asset group may provide for payment
                                             by the mortgagor of a prepayment
                                             premium in connection with certain
                                             full or partial prepayments of
                                             principal. Generally, each such
                                             mortgage loan provides for payment
                                             of a prepayment premium in
                                             connection with certain voluntary,
                                             full or partial prepayments made
                                             within the period of time specified
                                             in the related mortgage note,
                                             generally ranging from six months
                                             to five years from the date of
                                             origination of such mortgage loan.
                                             The amount of the applicable
                                             prepayment premium, to the extent
                                             permitted under applicable law, is
                                             as provided in the related mortgage
                                             note; generally, such amount is
                                             equal to six months' interest on
                                             any amounts prepaid during any
                                             12-month period in excess of 20% of
                                             the original principal balance of
                                             the related mortgage loan or a
                                             specified percentage of the amounts
                                             prepaid. Such prepayment premiums
                                             may discourage mortgagors from
                                             prepaying their mortgage loans
                                             during the penalty period and,
                                             accordingly, affect the rate of
                                             prepayment of such mortgage loans
                                             even in a declining interest rate
                                             environment. All prepayment
                                             premiums will either be retained by
                                             the related servicer, or in some
                                             instances, be paid to the holder of
                                             a class of non-offered securities,
                                             if applicable, and in either case,
                                             will not be available for
                                             distribution to the offered
                                             securities.

                                             The seller may be required to
                                             purchase mortgage loans from the
                                             trust in the event certain breaches
                                             of representations and warranties
                                             made by it have not been cured. In
                                             addition, a special servicer may
                                             have the option to purchase certain
                                             mortgage loans from the trust that
                                             become ninety days or more
                                             delinquent. These purchases will
                                             have the same effect on the holders
                                             of the offered securities as a
                                             prepayment of the mortgage loans.

The yield on your securities may             With respect to certain
also be affected by changes in the           adjustable-rate mortgage loans,
mortgage interest rate, if                   after an initial fixed-rate period,
applicable.                                  each mortgage loan provides for
                                             adjustments to the interest rate
                                             generally every six months or
                                             twelve months. The interest rate on
                                             each mortgage loan will adjust to
                                             equal the sum of an index and a
                                             margin. Interest rate adjustments
                                             may be subject to limitations
                                             stated in the mortgage note with
                                             respect to increases and decreases
                                             for any adjustment (i.e., a
                                             "periodic cap"). In addition, the
                                             interest rate may be subject to an
                                             overall maximum and minimum
                                             interest rate.

                                             With respect to certain of the
                                             variable rate offered securities,
                                             if applicable, the pass-through
                                             rates may decrease, and may
                                             decrease significantly, after the
                                             mortgage interest rates on the
                                             mortgage loans begin to adjust as a
                                             result of, among other factors, the
                                             dates of adjustment, the margins,
                                             changes in the indices and any
                                             applicable periodic cap or lifetime
                                             rate change limitations. Each
                                             adjustable-rate mortgage loan has a
                                             maximum mortgage interest rate and
                                             substantially all of the
                                             adjustable-rate mortgage loans have
                                             a minimum mortgage interest rate.
                                             Generally, the minimum mortgage
                                             interest rate is the applicable
                                             margin. In the event that, despite
                                             prevailing market interest rates,
                                             the mortgage interest rate on any
                                             mortgage loan cannot increase due
                                             to a maximum mortgage interest rate
                                             limitation or a periodic cap, the
                                             yield on the securities could be
                                             adversely affected.

                                             Further, investment in the variable
                                             rate offered securities, if
                                             applicable, involves the risk that
                                             the level of one-month LIBOR may
                                             change in a direction or at a rate
                                             that is different from the level of
                                             the index used to determine the
                                             interest rates on the related
                                             adjustable-rate mortgage loans. In
                                             addition, because the mortgage
                                             rates on the adjustable-rate
                                             mortgage loans adjust at different
                                             times and in different amounts,
                                             there may be times when one-month
                                             LIBOR plus the applicable margin
                                             could exceed the applicable rate
                                             cap. This will have the effect of
                                             reducing the pass-through rates on
                                             the related securities, at least
                                             temporarily. This difference up to
                                             certain limits described herein
                                             will be paid to you on future
                                             distribution dates only to the
                                             extent that there is sufficient
                                             cashflow as described in the
                                             prospectus supplement. No
                                             assurances can be given that such
                                             additional funds will be available.

Interest only mortgage loans have a          Certain of the mortgage loans may
greater degree of risk of default.           not provide for any payments of
                                             principal (i) for a period
                                             generally ranging from five to
                                             fifteen years following the date of
                                             origination or (ii) prior to their
                                             first adjustment date. These
                                             mortgage loans may involve a
                                             greater degree of risk because, if
                                             the related mortgagor defaults, the
                                             outstanding principal balance of
                                             that mortgage loan will be higher
                                             than for an amortizing mortgage
                                             loan.

Additional risk is associated with           Investors in certain classes of
mezzanine securities.                        securities, referred to in this
                                             prospectus as mezzanine securities,
                                             should be aware that, on any
                                             distribution date, certain losses
                                             which would otherwise be allocated
                                             to one ore more other classes of
                                             securities, will be allocated to
                                             the related class of mezzanine
                                             securities, until its class
                                             principal balance is reduced to
                                             zero.


An optional termination or, in some          With respect to each group of
instances, an auction sale of the            subordinate securities and any
trust may adversely affect the               series, when the aggregate
securities.                                  outstanding principal balance of
                                             the mortgage loans in the asset
                                             groups related to such group of
                                             subordinate securities is less than
                                             10% of the aggregate principal
                                             balance of those mortgage loans as
                                             of the cut-off date for that
                                             series, the terminating entity, as
                                             provided in the related pooling and
                                             servicing agreement or servicing
                                             agreement, may purchase from the
                                             trust all of the remaining mortgage
                                             loans in those asset groups.

                                             If so specified in the related
                                             prospectus supplement, if the
                                             option to purchase the mortgage
                                             loans in each asset group related
                                             to a group of subordinate
                                             securities as described above is
                                             not exercised and the aggregate
                                             outstanding principal balance of
                                             those mortgage loans declines below
                                             5% of the
                                             aggregate principal balance of
                                             those mortgage loans as of the
                                             cut-off date for that series, the
                                             related trustee or trust
                                             administrator, as applicable, will
                                             conduct an auction to sell those
                                             mortgage loans and the other assets
                                             in the trust related to each asset
                                             group related to such group of
                                             subordinate securities.

                                             If the purchase option is exercised
                                             or a successful auction occurs with
                                             respect to the remaining mortgage
                                             loans in the asset groups related
                                             to a group of subordinate
                                             securities as described above, such
                                             purchase of mortgage loans would
                                             cause an early retirement or
                                             partial prepayment of the senior
                                             securities and subordinate
                                             securities related to those asset
                                             groups. If this happens, the
                                             purchase price paid by the
                                             terminating entity or the auction
                                             purchaser will be passed through to
                                             the related securityholders. This
                                             would have the same effect as if
                                             all of such remaining mortgagors
                                             made prepayments in full. No
                                             assurance can be given that the
                                             purchase price will be sufficient
                                             to pay your security in full. Any
                                             class of securities purchased at a
                                             premium could be adversely affected
                                             by an optional purchase or auction
                                             sale of the related mortgage loans.
                                             See "Maturity and Prepayment
                                             Considerations" in this prospectus.

If you own a special retail                  Certain classes of securities that
security, you may not receive a              may be offered with respect to any
principal distribution on any                series, referred to in this
particular date principal                    prospectus as special retail
distributions are made on that               securities, are subject to special
class.                                       rules regarding the procedures,
                                             practices and limitations
                                             applicable to the distribution of
                                             principal to the holders of these
                                             securities. Special retail
                                             securities may not be an
                                             appropriate investment for you if
                                             you require a distribution of a
                                             particular amount of principal on a
                                             predetermined date or an otherwise
                                             predictable stream of principal
                                             distributions. If you purchase
                                             special retail securities, we
                                             cannot give you any assurance that
                                             you will receive a distribution in
                                             reduction of principal on any
                                             particular distribution date.

Rapid prepayments on the mortgage            Payments to the holders of certain
loans in a loan group will reduce            classes of interest only securities
the yield on any related classes of          that may be offered with respect to
interest-only securities.                    any series, referred to in this
                                             prospectus as ratio-stripped
                                             interest only securities, come only
                                             from interest payments on certain
                                             of the mortgage loans in the
                                             related asset groups. These
                                             mortgage loans are called premium
                                             rate mortgage loans because in
                                             general they have the highest
                                             mortgage interest rates in the loan
                                             group. In general, the higher the
                                             mortgage interest rate is on a
                                             mortgage loan in a loan group, the
                                             more interest the related class of
                                             ratio-stripped interest only
                                             securities, if any, receives from
                                             that mortgage loan. If mortgage
                                             interest rates decline, these
                                             premium rate mortgage loans are
                                             more likely to be refinanced, and,
                                             therefore, prepayments in full on
                                             these mortgage loans are more
                                             likely to occur. If the related
                                             mortgage loans prepay faster than
                                             expected or if the related asset
                                             group or asset groups are
                                             terminated earlier than expected,
                                             you may not fully recover your
                                             initial investment.

                                             Certain classes of securities that
                                             may be offered with respect to any
                                             series, referred to in this
                                             prospectus as interest only
                                             securities, receive only
                                             distributions of interest.
                                             Distributions to the holders of any
                                             class of interest only securities
                                             are based on its related notional
                                             amount, calculated as described in
                                             the related prospectus supplement.
                                             You should fully consider the risks
                                             associated with an investment in
                                             any class of interest-only
                                             securities. If the mortgage loans
                                             in the related asset group prepay
                                             faster than expected or if the
                                             related asset group is terminated
                                             earlier than expected, you may not
                                             fully recover your initial
                                             investment.

Slower prepayments on the mortgage           Payments to the holders of certain
loans will reduce the yield on any           principal only securities that may
related class of principal-only              be offered with respect to any
securities.                                  series, referred to in this
                                             prospectus as ratio-stripped
                                             principal only securities, come
                                             only from principal payments on the
                                             discount mortgage loans in the
                                             related asset group or asset
                                             groups. These discount mortgage
                                             loans are the mortgage loans in
                                             each of such asset groups with net
                                             mortgage rates less than a certain
                                             percentage for each asset group,
                                             referred to in this prospectus and
                                             the related prospectus supplement
                                             as the required coupon. In general,
                                             the lower the net mortgage rate is
                                             on a mortgage loan, the more
                                             principal the related class of
                                             ratio-stripped principal only
                                             securities receive from that
                                             mortgage loan. Because holders of
                                             the ratio-stripped principal only
                                             securities receive only
                                             distributions of principal, they
                                             will be adversely affected by
                                             slower than expected prepayments on
                                             the related mortgage loans. If you
                                             are investing in a class of
                                             ratio-stripped principal only
                                             securities, you should consider
                                             that since the discount mortgage
                                             loans have lower net mortgage
                                             rates, they are likely to have a
                                             slower prepayment rate than other
                                             mortgage loans.

                                             Certain classes of securities that
                                             may be offered with respect to any
                                             series of securities, referred to
                                             in this prospectus as principal
                                             only securities, receive only
                                             distributions of principal. You
                                             should fully consider the risks
                                             associated with an investment in
                                             any class of principal only
                                             securities. If the mortgage loans
                                             in the related asset group prepay
                                             slower than expected, your yield
                                             will be adversely affected.

Any yield maintained securities may          The mortgage loans in the asset
not receive amounts expected from            group related to any class of yield
the related yield maintenance                maintained securities may not
agreement.                                   generate enough interest to pay the
                                             full pass-through rate on that
                                             class on certain distribution dates
                                             and interest distributions on those
                                             distribution dates will be made in
                                             part from payments under the
                                             related yield maintenance
                                             agreement. Payments under the
                                             related yield maintenance agreement
                                             for any distribution date will be
                                             based on a notional amount (as set
                                             forth in an annex to the related
                                             prospectus supplement), which will
                                             decrease during the life of that
                                             yield maintenance agreement. The
                                             notional amounts specified in the
                                             annex were derived by assuming a
                                             certain rate of payment on the
                                             mortgage loans in the related asset
                                             group (which will be described in
                                             the related prospectus supplement).
                                             The actual rate of payment on those
                                             mortgage loans is likely to differ
                                             from the rate
                                             assumed. If prepayments on those
                                             mortgage loans occur at a rate
                                             slower than the rate used in
                                             determining the notional amounts
                                             specified in the related annex, the
                                             class principal balance of the
                                             class of yield maintained
                                             securities may be greater than such
                                             notional amount for a distribution
                                             date. For any class of yield
                                             maintained securities and any
                                             distribution date on which the
                                             notional amount is lower than the
                                             actual class principal balance of
                                             that class of securities, the
                                             amount paid by the related cap
                                             counterparty under the related
                                             yield maintenance agreement will
                                             not be enough to pay the full
                                             amount of interest due for such
                                             distribution date, adversely
                                             affecting the yield on those
                                             securities.

Certain classes of securities that           Certain classes of securities that
may be offered with respect to any           may be offered with respect to any
series will be sensitive to changes          series, referred to in this
in LIBOR.                                    prospectus as floating rate
                                             securities, will receive interest
                                             at a rate which varies directly
                                             with the rate of LIBOR subject, in
                                             each case, to a certain minimum
                                             pass-through rate and a certain
                                             maximum pass-through rate.
                                             Accordingly, these securities will
                                             be sensitive to changes in the rate
                                             of LIBOR.

Certain classes of certificates              Certain classes of securities that
that may be offered with respect to          may be offered with respect to any
any series will be very sensitive            series, referred to in this
to increases in the level of LIBOR.          prospectus as inverse floating rate
                                             securities, will receive interest
                                             at a rate which varies inversely
                                             with the rate of LIBOR to a certain
                                             minimum pass-though rate and a
                                             certain maximum pass-through rate.
                                             Accordingly, the yield to maturity
                                             on these securities will be
                                             extremely sensitive to changes in
                                             the rate of LIBOR.

With respect to certain classes of           Certain classes of securities that
securities that may be offered with          may be offered with respect to any
respect to any series, referred to           series, referred to in this
in this prospectus as PAC                    prospectus as planned amortization
securities, although principal               classes or PAC securities, will
payments to the PAC securities               generally be less affected by the
generally follow a schedule, the             rate of principal prepayments than
rate of prepayments on the related           other related classes of senior
mortgage loans may still affect              securities. This is because on each
distributions to these securities.           distribution date, each class of
                                             PAC securities will receive
                                             principal distributions according
                                             to a schedule set forth in an annex
                                             to the related prospectus
                                             supplement. The schedule for each
                                             class of PAC securities assumes
                                             that the rate of prepayments on the
                                             mortgage loans in the related asset
                                             group remains at a constant rate
                                             between a range set forth in the
                                             related prospectus supplement.
                                             However, there is no guarantee that
                                             the rate of prepayments on the
                                             mortgage loans in the related asset
                                             group will remain at a constant
                                             rate between those levels. If the
                                             mortgage loans in the related asset
                                             group prepay at a rate faster or
                                             slower than the related schedule
                                             allows for, or do not prepay at a
                                             constant rate between these levels,
                                             distributions of principal may no
                                             longer be made according to such
                                             schedule. Moreover, once certain
                                             classes of securities set forth in
                                             the related prospectus supplement
                                             have been paid in full, the PAC
                                             securities will become very
                                             sensitive to the rate of
                                             prepayments and may no longer be
                                             paid according to their schedule.

With respect to certain classes of           Certain classes of securities that
securities that may be offered with          may be offered with respect to any
respect to any series, referred to           series, referred to in this
in this prospectus as TAC                    prospectus as targeted amortization
securities, although principal               classes or TAC securities, will
payments to the TAC securities               generally be less affected by the
generally follow a schedule, the             rate of principal prepayments than
rate of prepayments on the related           other related classes of senior
mortgage loans may still affect              securities. This is because on each
distributions to these securities.           distribution date, each class of
                                             TAC securities will receive
                                             principal distributions according
                                             to a schedule set forth in an annex
                                             to the related prospectus
                                             supplement. The schedule for each
                                             class of TAC securities assumes
                                             that the rate of prepayments on the
                                             mortgage loans in the related asset
                                             group remains at a constant rate
                                             set forth in the related prospectus
                                             supplement. However, it is very
                                             unlikely that the rate of
                                             prepayments on the mortgage loans
                                             in the related asset group will
                                             remain constant at that level. If
                                             the mortgage loans in the related
                                             asset group prepay at a rate faster
                                             or slower than the related schedule
                                             allows for, or do not prepay at a
                                             constant rate between these levels,
                                             distributions of principal may no
                                             longer be made according to such
                                             schedule. Moreover, once certain
                                             classes of securities set forth in
                                             the related prospectus supplement
                                             have been paid in full, the TAC
                                             securities will become very
                                             sensitive to the rate of
                                             prepayments and may no longer be
                                             paid according to their schedule.

Certain classes of securities that           Certain classes of securities that
may be offered with respect to any           may be offered with respect to any
series, referred to in this                  series, referred to in this
prospectus as support securities,            prospectus as support securities,
will be very sensitive to the rate           will be especially sensitive to the
of prepayments on the related                rate of prepayments on the mortgage
mortgage loans and may not receive           loans in the related asset group.
distributions of principal for a             The support securities will act as
long time.                                   a prepayment cushion for certain
                                             classes of PAC and/or TAC
                                             securities, absorbing excess
                                             principal prepayments. On each
                                             distribution date, each class of
                                             support securities receive
                                             principal only if the related PAC
                                             and/or TAC securities have been
                                             paid according to schedule. If the
                                             rate of prepayments on the mortgage
                                             loans in the related asset group is
                                             slow enough so that the TAC and/or
                                             PAC securities are not paid
                                             according to their aggregate
                                             schedule, then the support
                                             securities will not receive any
                                             distribution of principal on that
                                             distribution date. However, if the
                                             rate of prepayments is high enough
                                             so that the TAC and PAC securities
                                             have been paid according to their
                                             schedule, then all or certain of
                                             the classes of support securities
                                             will receive all of the remaining
                                             principal otherwise available for
                                             distribution to the TAC and PAC
                                             securities in accordance with the
                                             priority of payment rules set forth
                                             in the related prospectus
                                             supplement. This may cause wide
                                             variations in the amount of
                                             principal the support securities
                                             will receive on each distribution
                                             date. Certain classes of support
                                             securities may be more stable than
                                             other classes of support securities
                                             if they are also TAC or PAC
                                             securities.

Potential inadequacy of credit               The subordination and other credit
enhancement.                                 enhancement features described in
                                             this prospectus are intended to
                                             enhance the likelihood that the
                                             classes of securities will receive
                                             regular payments of interest and
                                             principal, but such credit
                                             enhancements are limited in nature
                                             and may be insufficient to cover
                                             all losses on the mortgage loans.

                                             None of the depositor, the master
                                             servicer, the servicers, the
                                             special servicer, the seller, the
                                             trustee, the trust administrator,
                                             the underwriter or any other entity
                                             will have any obligation to
                                             supplement any credit enhancement.

To the extent applicable, certain            In some instances, in order to
factors may limit the amount of              create overcollateralization, it
excess interest on the mortgage              will be necessary that certain of
loans reducing                               the mortgage loans generate more
overcollateralization.                       interest than is needed to pay
                                             interest on the related securities
                                             and the related fees and expenses
                                             of the trust. In such scenario, we
                                             expect that such mortgage loans
                                             will generate more interest than is
                                             needed to pay those amounts, at
                                             least during certain periods,
                                             because the weighted average
                                             mortgage rate on the those mortgage
                                             loans is higher than the net WAC
                                             rate on the related securities. We
                                             cannot assure you, however, that
                                             enough excess interest will be
                                             generated to reach the rating
                                             agencies' targeted
                                             overcollateralization level. The
                                             following factors will affect the
                                             amount of excess interest that such
                                             mortgage loans will generate:

                                             Prepayments. Each time one of such
                                             mortgage loan is prepaid, total
                                             excess interest after the date of
                                             prepayment will be reduced because
                                             that mortgage loan will no longer
                                             be outstanding and generating
                                             interest. Prepayment of a
                                             disproportionately high number of
                                             such mortgage loans with high
                                             mortgage rates would have a greater
                                             adverse effect on future excess
                                             interest.

                                             Defaults. The actual rate of
                                             defaults on such mortgage loans may
                                             be higher than expected. Defaulted
                                             mortgage loans may be liquidated,
                                             and liquidated mortgage loans will
                                             no longer be outstanding and
                                             generating interest.

                                             Level of One-Month LIBOR. If
                                             one-month LIBOR increases, more
                                             money will be needed to distribute
                                             interest to the holders of the
                                             related securities, so less money
                                             will be available as excess
                                             interest.

Holding subordinate securities               In some instances, the protections
creates additional risks.                    afforded the senior securities in
                                             any transaction create risks for
                                             the related subordinate securities.
                                             Prior to any purchase of these
                                             types of subordinate securities,
                                             consider the following factors that
                                             may adversely impact your yield:

                                             o  Because the subordinate
                                                securities receive interest and
                                                principal distributions after
                                                the related senior securities
                                                receive such distributions,
                                                there is a greater likelihood
                                                that the subordinate securities
                                                will not receive the
                                                distributions to which they are
                                                entitled on any distribution
                                                date.

                                             o  With respect to certain series,
                                                the subordinate securities will
                                                not be entitled to a
                                                proportionate share of principal
                                                prepayments on the related
                                                mortgage loans until the
                                                beginning of the tenth and in
                                                some cases, twelfth, year after
                                                the closing date.

                                             o  If certain losses on the related
                                                mortgage loans exceed stated
                                                levels, a portion of the
                                                principal distribution payable
                                                to classes of subordinate
                                                securities with higher
                                                alphanumerical class
                                                designations will be paid to the
                                                related classes of subordinate
                                                securities with lower
                                                alphanumerical class
                                                designations.

                                             o  If a related servicer or the
                                                master servicer determines not
                                                to advance a delinquent payment
                                                on a mortgage loan because such
                                                amount is not recoverable from a
                                                mortgagor, there may be a
                                                shortfall in distributions on
                                                the securities which will impact
                                                the related subordinate
                                                securities.

                                             o  Losses on the mortgage loans
                                                will generally be allocated to
                                                the related subordinate
                                                securities in reverse order of
                                                their priority of payment. A
                                                loss allocation results in a
                                                reduction of a security balance
                                                without a corresponding
                                                distribution of cash to the
                                                holder. A lower security balance
                                                will result in less interest
                                                accruing on the security.

                                             o  Certain of the subordinate
                                                securities may not be expected
                                                to receive principal
                                                distributions until, at the
                                                earliest, the distribution date
                                                occurring in the thirty-six
                                                month after the related closing
                                                date, unless the class principal
                                                balances of certain senior
                                                securities have been reduced to
                                                zero prior to such date.

                                             o  In some instances, after
                                                extinguishing all other credit
                                                enhancement available to a
                                                group, losses on the mortgage
                                                loans will be allocated to the
                                                related subordinate securities
                                                in reverse order of their
                                                priority of payment. A loss
                                                allocation results in a
                                                reduction of a class principal
                                                balance without a corresponding
                                                distribution of cash to the
                                                holder. A lower class principal
                                                balance will result in less
                                                interest accruing on the
                                                security.

                                             o  The earlier in the transaction
                                                that a loss on a mortgage loan
                                                occurs, the greater the impact
                                                on the yield.

If servicing is transferred,                 In certain circumstances, the
delinquencies may increase.                  entity specified in the pooling and
                                             servicing agreement or servicing
                                             agreement and its transferee or
                                             assigns may request that that
                                             certain servicers or the master
                                             servicer, subject to certain
                                             conditions specified in the related
                                             pooling and servicing agreement or
                                             servicing agreement, resign and
                                             appoint a successor servicer or
                                             master servicer, as applicable. If
                                             this happens, a transfer of
                                             servicing will occur that may
                                             result in a temporary increase in
                                             the delinquencies on the
                                             transferred mortgage loans, which
                                             in turn may result in delays in
                                             distributions on the offered
                                             securities and/or losses on the
                                             offered securities.

                                             Any servicing transfer will involve
                                             notifying mortgagors to remit
                                             payments to the new servicer,
                                             transferring physical possession of
                                             the loan files and records to the
                                             new servicer and entering loan and
                                             mortgagor data on the management
                                             information systems of the new
                                             servicer, and such transfers could
                                             result in misdirected notices,
                                             misapplied payments, data input
                                             errors and other problems.
                                             Servicing transfers may
                                             result in a temporary increase in
                                             delinquencies, defaults and losses
                                             on the mortgage loans. There can be
                                             no assurance as to the severity or
                                             duration of any increase in the
                                             rate of delinquencies, defaults or
                                             losses due to transfers of
                                             servicing.

The yield, market price, rating and          A trust may include one or more
liquidity of your securities may be          financial instruments including
reduced if the provider of any               interest rate or other swap
financial instrument defaults or is          agreements and interest rate cap or
downgraded.                                  floor agreements. These financial
                                             instruments provide protection
                                             against some types of risks or
                                             provide specific cashflow
                                             characteristics for one or more
                                             classes of a series. The protection
                                             or benefit to be provided by any
                                             specific financial instrument will
                                             be dependent on, among other
                                             things, the credit strength of the
                                             provider of that financial
                                             instrument. If that provider were
                                             to be unable or unwilling to
                                             perform its obligations under the
                                             financial instrument, the
                                             securityholders of the applicable
                                             class or classes would bear that
                                             credit risk. This could cause a
                                             material adverse effect on the
                                             yield to maturity, the rating or
                                             the market price and liquidity for
                                             that class. For example, suppose a
                                             financial instrument is designed to
                                             cover the risk that the interest
                                             rates on the mortgage assets that
                                             adjust based on one index will be
                                             less than the interest rate payable
                                             on the securities based on another
                                             index. If that financial instrument
                                             does not perform, then the
                                             investors will bear basis risk, or
                                             the risk that their yield will be
                                             reduced if the first index declines
                                             relative to the second. Even if the
                                             provider of a financial instrument
                                             performs its obligations under that
                                             financial instrument, a withdrawal
                                             or reduction in a credit rating
                                             assigned to that provider may
                                             adversely affect the rating or the
                                             market price and liquidity of the
                                             applicable class or classes of
                                             securities.

                                 THE TRUST FUND

      Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

      To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

      (1)   financial guaranty insurance policies or surety bonds;

      (2)   letters of credit;

      (3)   pool insurance policies;

      (4)   special hazard insurance policies;

      (5)   mortgagor bankruptcy bonds;

      (6) the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

      (7)   the establishment of a reserve fund;

      (8) by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

      (9)   overcollateralization;

      (10)  interest rate swaps and yield supplement agreements;

      (11)  performance bonds; or

      (12)  by any combination of the foregoing.

See "Description of Insurance" and "Credit Support" in this prospectus.

The Mortgage Pools

      General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

      (1)   one or more mortgage pools containing:

      o conventional one- to four-family residential, first and/or second mortgage loans,

      o Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

      o     mortgage loans secured by multifamily property,

      o     mortgage loans secured by commercial property,

      o     mortgage loans secured by Mixed-Use Property,

      o     mortgage loans secured by unimproved land,

      o mortgage participation certificates or pass-through certificates evidencing interests in those loans that are acceptable to the related Rating Agency, or

      o mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

      (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates or pass-through certificates representing interests in those contracts; or

      (3)   any combination of the foregoing.

      The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor.

      All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one- to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

      If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See "Yield Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or "deferred" interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

      If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

      A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

      FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

      A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

      With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

      o the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

      o     the type of mortgaged properties securing the mortgage loans,

      o     the range of original terms to maturity of the mortgage loans,

      o the range of principal balances and average principal balance of the mortgage loans,

      o the earliest origination date and latest maturity date of the mortgage loans,

      o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

      o the interest rate or range of interest rates borne by the mortgage loans,

      o     the geographical distribution of the mortgage loans,

      o the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

      o     the delinquency status of the mortgage loans as of the Cut-off Date,

      o with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans, and

      o whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%.

      No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

      The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series. The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See " -- Mortgage Loan Program" and "Description of the Certificates" in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

      If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates -- Assignment of Mortgage Loans." The seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See "-- Representations by Unaffiliated Sellers; Repurchases." The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under "-- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases," and "Description of the Certificates -- Assignment of Mortgage Loans," and its obligations to make Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under "Description of the Certificates -- Advances." Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the Certificate Account or otherwise. See "Description of the Certificates -- Advances," "Credit Support" and "Description of Insurance" in this prospectus.

      No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties. Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

      Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

      If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down Loan shall be compensated for from amounts on deposit in the related Buy-Down Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the

Buy-Down Fund. See "Description of the Certificates -- Payments on Mortgage Loans" in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

      If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

      If specified in the related prospectus supplement, a mortgage pool may contain "re-performing loans", which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

      If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

      Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

      Certain of the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

      The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents" in this prospectus.

      The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

      Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

      Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

      Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Underwriting Standards for Mortgage Loans

      The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

      The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

      Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

      Single and Multi-Family Mortgage Loans. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

      The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

      Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

      The majority of originators of commercial mortgage loans or Mixed-Use Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

      If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

      No assurance can be given that values of any commercial properties or Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

Qualifications of Unaffiliated Sellers

      Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

      If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

      o with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

      o that the seller had good and marketable title to each mortgage loan sold by it;

      o to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

      o with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

      o that there were no delinquent tax or assessment liens against the mortgaged property. With respect to a Cooperative Loan, the seller will represent and warrant that:

      o the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

      o the related cooperative apartment was free from damage and was in good repair.

      The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

      In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

      If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

      o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

      o have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

      o comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

      No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so.

Mortgage Certificates

      If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating Agency.

The Contract Pools

      General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

      The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See "Description of the Program -- Representations by Unaffiliated Sellers; Repurchases" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

      The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

      o     the range of dates of origination of the contracts;

      o     the weighted average annual percentage rate on the contracts;

      o     the range of outstanding principal balances as of the Cut-off Date;

      o the average outstanding principal balance of the contracts as of the Cut-off Date;

      o     the weighted average term to maturity as of the Cut-off Date; and

      o     the range of original maturities of the contracts.

      The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

Underwriting Standards for Contracts

      Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

      With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

      o the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home; or

      o     such other ratio as described in the related prospectus supplement.

Pre-Funding

      If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible Investments, or other investments that may be specified in the related prospectus supplement.

      Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

      Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

      o the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

      o the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 25% of the initial principal amount of the certificates of the related series.

                                 The Depositor

      The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC, is an indirect wholly-owned subsidiary of Credit

Suisse First Boston, Inc. Credit Suisse First Boston LLC, which may act as an underwriter in offerings made by this prospectus and an accompanying prospectus supplement, as described in "Plan of Distribution" in this prospectus, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

      The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

      Trust Assets will be acquired by the depositor directly or through one or more affiliates.

                                Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

                              Yield Considerations

      The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

      In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

      The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See "Maturity and Prepayment Considerations" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See "The Trust Fund" in this prospectus.

      In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

      The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

      The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

      In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

      For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

      The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

      Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

      The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

      If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

      Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

      If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

      The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

      No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

      Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See "Maturity and Prepayment Considerations" in this prospectus.

                     Maturity and Prepayment Considerations

      As indicated in this prospectus under "The Trust Fund," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o     homeowner mobility;

      o     economic conditions;

      o     changes in borrowers' housing needs;

      o     job transfers;

      o     unemployment;

      o     borrowers' equity in the properties securing the mortgages;

      o     servicing decisions;

      o     enforceability of due-on-sale clauses;

      o     mortgage market interest rates;

      o     mortgage recording taxes;

      o     solicitations and the availability of mortgage funds; and

      o     the obtaining of secondary financing by the borrower.

      All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

      Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

      The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

      Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA Loans and VA Loans are not permitted to contain "due on sale" clauses, and are freely assumable.

      An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," " -- Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans," and "Certain Legal Aspects of the Mortgage Loans and Contracts -- Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

      The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates -- Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

      At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

      For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

      Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

      If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund. The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates -- Assignment of Mortgage Loans," " -- Assignment of Mortgage Certificates," " -- Assignment of Contracts" and "--Termination."

                        Description of the Certificates

      Each series of securities will be issued pursuant to an agreement consisting of either:

      o     a pooling and servicing agreement; or

      o     a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement. A trust agreement will be an agreement between the depositor and the trustee. Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement.

General

      The trust fund with respect to a series will consist of:

      o the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

      o the assets as from time to time identified as deposited in the related Certificate Account;

      o the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

      o the surety bond or financial guaranty insurance policy, if any, with respect to that series;

      o     the letter of credit, if any, with respect to that series;

      o the pool insurance policy, if any, with respect to that series, described below under "Description of Insurance"

      o the special hazard insurance policy, if any, with respect to that series, described below under "Description of Insurance"

      o the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under "Description of Insurance"

      o the performance bond and proceeds thereof, if any, with respect to that series;

      o the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

      o the primary mortgage insurance policies, if any, with respect to that series, as described below under "Description of Insurance" and

      o the GPM Funds and Buy-Down Funds, if any, with respect to that series.

      Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

      If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

      If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

      The Residual Certificates, if any, included in a series will be designated by the depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series. All other classes of securities of the related series will constitute "regular interests" in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See "Federal Income Tax Consequences" in this prospectus.

      If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

      If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

      If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the

Securities Act of 1933, as amended, and pursuant to any applicable state law. Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

      As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

      If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

      Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

      Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

      Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Distributions of Principal and Interest

      Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement. Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

      On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

      o the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the distribution of principal and the distribution of interest; or

      o     some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

      If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

      Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement. Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

      Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the

Certificate Principal Balance of the certificates to zero. Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

      The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

      Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

Determination of LIBOR

      With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a "LIBOR Determination Date"). Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

Assignment of Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

      In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

      The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each Cooperative Loan.

      The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's security to that effect. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

      o have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

      o have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

      o have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

      o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

      If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

      Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under "The Trust Fund -- Representations by Unaffiliated Sellers; Repurchases."

      If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

      The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

      Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

Assignment of Contracts

      The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

      o the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

      o     the annual percentage rate;

      o the current scheduled monthly level payment of principal and interest; and

      o     the maturity of the contract.

      In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts" in this prospectus.

      The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

      o     the remaining unpaid principal balance of the defective contract; or

      o in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

      o in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

      If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

      o immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

      o as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

      o each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

      o as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

      o as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

      o with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

      All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

      If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

      o     the principal balance thereof as of the date of the repurchase; or

      o in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

      Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under "The Trust Fund -- The Contract Pools."

      If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

      Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

      In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

      The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

      If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

Servicing of Mortgage Loans and Contracts

      Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus.

      Any servicer will be required to perform the customary functions of a servicer, including:

      o collection of payments from mortgagors and obligors and remittance of collections to the servicer;

      o maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under those policies;

      o maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

      o     processing of assumptions or substitutions;

      o     attempting to cure delinquencies;

      o     supervising foreclosures or repossessions;

      o inspection and management of mortgaged properties, Cooperative Dwellings or manufactured homes under certain circumstances; and

      o maintaining accounting records relating to the mortgage loans and contracts.

      A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

      A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under "-- Payments on Mortgage Loans" and " -- Payments on Contracts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

      As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

      The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

      The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

      o all payments on account of principal, including principal prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

      o all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

      o     all Insurance Proceeds;

      o all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

      o all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

      o all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

      o any Advances made by a subservicer or the servicer, as described in this prospectus under "-- Advances"

      o any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

      o all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases" or " -- Assignment of Mortgage Loans" or repurchased by the depositor as described in this prospectus under "-- Termination".

      If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section " -- Payments on Mortgage Loans," shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

      In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a Servicing Account that will comply with either the standards set forth for a Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

      With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each distribution date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

      If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

      A Certificate Account meeting the requirements set forth under "Description of the Certificates -- Payments on Mortgage Loans" will be established in the name of the trustee.

      There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

      o all obligor payments on account of principal, including principal prepayments, on the contracts;

      o all obligor payments on account of interest on the contracts, net of the servicing fee;

      o all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

      o all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

      o any Advances made as described under " -- Advances" and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

      o all amounts received from any credit support provided with respect to a series of certificates;

      o all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under " -- Termination" below; and

      o all amounts, if any, required to be transferred to the Certificate Account from the reserve fund.


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

Collection of Payments on Mortgage Certificates

      The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

      On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "Description of the Certificates -- Distributions of Principal and Interest" and in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and interest received after the Cut-off Date and on or prior to the applicable Determination Date, except:

      o     all payments that were due on or before the Cut-off Date;

      o all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due Period;

      o all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      o amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

      o amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer; and

      o that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

            (1) servicing compensation to the servicer and, if applicable, the special servicer; or

            (2) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

      No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

      If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

      Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized.

      The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

      To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

      o the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

      o the amount to be distributed in reduction of Certificate Principal Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

      The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

      (1) to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

      (2) to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the servicer or a subservicer;

      (3) in the case of a series of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to the distribution;

      (4) the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed to certificateholders on that distribution date;

      (5) the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to certificateholders on the distribution date;

      (6) the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

      (7) the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent; and

      (8)   the remaining balance, if any, in the pre-funding account.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year.

Advances

      If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

      The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property protection expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

      The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

      The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected.

      Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

      Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

      Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

      No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

      The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See "Description of Insurance -- Special Hazard Insurance Policies" for a description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

      With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

      If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

Pool Insurance

      To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

      To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See "Description of Insurance -- Primary Mortgage Insurance Policies."

Mortgagor Bankruptcy Bond

      If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See "Description of Insurance -- Mortgagor Bankruptcy Bond."

Presentation of Claims

      The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

      If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

      o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

      o that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

      If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

      Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that enforcement of the "due-on-sale" clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

      Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

      o that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

      o that the expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

      Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

      With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

      The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement. Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Contracts

      Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract. Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

      Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

      o that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

      o that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

      Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds, Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account. If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement. Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

      The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

      As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property, Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation Proceeds or amounts in the reserve fund.

      Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

      The servicer will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

      o a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

      o to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the mortgage loans or contracts, the servicing of the mortgage loans or contracts was conducted in compliance with the provisions of the pooling and servicing agreement, and the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, except for the exceptions as the firm of independent public accountants believes it is required to report.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer

      The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

      The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

      The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

      The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

      Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

      Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

      If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default

      Events of default under each pooling and servicing agreement will include:

      o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

      o any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for 120 days after the giving of written notice of the failure or breach; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.


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

Rights Upon Event of Default

      So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

Amendment

      Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

      o     to cure any ambiguity;

      o to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

      o to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

      The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66-2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no amendment may:

      (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that certificate;

      (2) adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66-2/3% of that class or subclass;

      (3) adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than 66-2/3% of that class or subclass; or

      (4) reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

Termination

      The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

      (1) the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

      (2)   the later of:

      o the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and


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

      o the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

      The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

      For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates. The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

      If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

      (1) the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

      (2) the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

      In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.


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

                             EXCHANGEABLE SECURITIES

General

      As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

      If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

      If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

      o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

      o the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

      o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

      o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate


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

            that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

      o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

      These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

      o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.


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

                                 Credit Support

      Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

Financial Guaranty Insurance Policies; Surety Bonds

      The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

      Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

      The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

      If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:


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

      o     the remaining amount available under the letter of credit; and

      o the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

      If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the trustee of that Liquidating Loan, and the letter of credit bank will thereafter own the Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

      To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

      Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

      To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in "-- Reserve Fund." The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interest

      If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

      The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

      If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Interest Rate Swaps and Yield Supplement Agreements

      The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

      There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

      If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series. Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

      o the retention by the servicer of certain payments on the mortgage loans or contracts;

      o the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

      o     an Initial Deposit;

      o     any combination of the foregoing; or

      o     some other manner as specified in the related prospectus supplement.

      Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

      Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus supplement until withdrawn from the reserve fund and transferred to the Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

      o the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or


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

      o the amount necessary to increase the funds in the Certificate Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the senior certificateholders.

      Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

      If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

      (1) to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

      (2) to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the Certificate Account are not available therefor; and

      (3) to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

      Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

      Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.


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

      The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

      If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            Description of Insurance

      To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

      To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

      The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

      o all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

      o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

      o     amounts expended but not approved by the primary mortgage insurer;

      o     claim payments previously made by the primary mortgage insurer; and

      o     unpaid premiums.


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

      As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

      (1)   advance or discharge:

            (A) all hazard insurance premiums; and

            (B) as necessary and approved in advance by the primary mortgage insurer:

                  o     real estate property taxes;

                  o all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

                  o     property sales expenses;

                  o any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

                  o foreclosure costs, including court costs and reasonable attorneys' fees;

      (2) in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

      (3) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

      Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

      (1) no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

      (2) written notice must be given to the primary mortgage insurer within 10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

      (3) the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

      (4) the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

      (5) the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

      (6) the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

      Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

      The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

      The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

      The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

      Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

      o the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

      o the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

      Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the certificateholders.


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

      With respect to mortgage loans secured by commercial property, Mixed-Use Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

      The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

      The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

      If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

      o maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

      o indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

      If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount


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

of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

      The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

      (1) to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

      (2) to advance, as necessary and approved in advance by the pool insurer,

            o     real estate property taxes;

            o all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

            o     property sales expenses;

            o     any outstanding liens on the mortgaged property; and

            o foreclosure costs including court costs and reasonable attorneys' fees; and

      (3) if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

      Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

      (1) the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

      (2) the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

      (3)   advances as described above, less:

            o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

            o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

            o any claims payments previously made by the pool insurer on the related mortgage loan;

            o due and unpaid premiums payable with respect to the pool insurance policy; and

            o all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

      The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

      o that the restoration will increase the proceeds to the certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

      o that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds, Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

      No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

      (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

      (2) the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

      Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The Trust Fund -- Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates -- Assignment of Mortgage Loans."

      The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

      The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "Description of the Certificates -- Advances."

      Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Special Hazard Insurance Policies

      If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See "Description of the Certificates -- Maintenance of Insurance Policies" and " -- Standard Hazard Insurance." The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain


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

other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

      o     the cost of repair or replacement of the mortgaged property; or

      o upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

      No claim may be validly presented under a special hazard insurance policy unless:

      o hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

      o the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

      The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

      Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

      In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any


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reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

           Certain Legal Aspects of the Mortgage Loans and Contracts

      The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in "Description of FHA Insurance" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

      General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

      Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens


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in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

      In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      o     arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of Cooperatives" in this prospectus.

      Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 16(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain


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interest expenses and real estate taxes allowable as a deduction under Section
216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

      Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

      Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.


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      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement" in this prospectus.

      Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See "Description of the Securities -- Servicing and Administration of Loans -- Realization Upon Defaulted Loans" in this prospectus.

      Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the


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Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

      Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.


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      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

      Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

      In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or


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enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

      In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

      Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

      Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:


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      o     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks;

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

      o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

      Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

      Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

      The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of


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trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

      The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

      General. A manufactured housing contract evidences both:

      o     the obligation of the mortgagor to repay the loan evidenced thereby;
            and

      o the grant of a security interest in the manufactured home to secure repayment of the loan.

      Certain aspects of both features of the manufactured housing contracts are described below.

      Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails


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to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

      The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Securities -- Assignment of Loans" in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract.


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No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

      To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus.

      Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of mortgages, deeds of trust and foreclosure procedures.

      Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see "-- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

Enforceability of Certain Provisions

      If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


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      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

      In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

      Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

      If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title


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V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

      In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any


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liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

      If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

      In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of California, California national guard members called up to active service by the President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the


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enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

      A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


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                 Material Federal Income Tax Consequences

General

      The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP and Sidley Austin Brown & Wood LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a "regular" interest or a "residual" interest in the REMIC and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

      The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the


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federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

      The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more REMICs and grantor trust certificates representing interests in a grantor trust. The prospectus supplement for each series of securities will indicate whether a REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

      Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs

      Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, "regular interests," in the related REMIC or "residual interests," in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Regular Certificates. Except as provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets


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held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates

      General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

      Original Issue Discount. Some REMIC Regular Certificates may be issued with "original issue discount," or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a prepayment assumption be used for loans held by a REMIC in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular


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Certificates will be the first cash price at which a substantial amount of
Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

      In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

      Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying:

      o the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption; by


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      o     a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- Market Discount" in this prospectus for a description of that election under the OID regulations.

      If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

      The "accrual period" as used in this section will be:

      o the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

      o     such other period as described in the related prospectus supplement.

      As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      (1)   the sum of:

            o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

            o the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price; over

      (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated:

      (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

      (2) using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests


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will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

      o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day; plus

      o the daily portions of original issue discount for all days during the accrual period prior to that day; minus

      o any principal payments made during the accrual period prior to that day for the certificate.

      The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

      The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.


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

      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Premium" in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount" in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

      o     on the basis of a constant yield method;

      o in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

      o in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

      To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes,


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

the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "-- Market Discount" in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

      General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "-- Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

      On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Certificates" in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

      A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of "regular interests" in the REMIC described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," will not apply.

      If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "-- General" in this prospectus.

      Excess Inclusions. Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

      o the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

            over

      o the sum of the "daily accruals," as described in the following sentence, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

      o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "-- Foreign Investors in Regular Certificates" in this prospectus.

      Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (i.e. the transferor had "improper knowledge"). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

      (1) the present value of the expected future distributions, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

      (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The REMIC regulations provide a safe harbor under which a transferor is presumed to lack "improper knowledge." If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

      o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

      o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

      o the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

      o either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual

            Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

      The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

      For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

      o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

      o the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

      The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      o the present value, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

      o the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o residual interests in the entity are not held by Disqualified Organizations; and

      o information necessary for the application of the tax described in this prospectus will be made available.

      Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      (1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

      (2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

      (3) granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

      o the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

      o the highest marginal federal income tax rate imposed on corporations.

      A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

      o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

      o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an "electing large partnership," regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.


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

      Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions" in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

      o the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate; over

      o the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" in this prospectus.

      A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such a form.

      Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary


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

investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax, however, if a REMIC may be required to recognize "net income from foreclosure property" subject to federal income tax, it will be stated in the related prospectus supplement.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

      To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee, or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

      As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any REMIC item.


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

      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

      Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

      A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

      For these purposes, United States person means:

      o     a citizen or resident of the United States;


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

      o a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

      o an estate whose income is subject to United States federal income tax regardless of its source; or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

Non-REMIC Trust Funds

      The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

      Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin Brown & Wood LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further,


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if with respect to any series of securities, none of Thacher Proffitt & Wood
LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin Brown & Wood LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

      Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

      To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under "Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of REMIC Regular Certificates -- Market Discount" and "-- Premium."

Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

      o assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

      Any amount includible in gross income with respect to the grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that


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

represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under those provisions.

      Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

      (1) if any servicing compensation is deemed to exceed a reasonable amount;

      (2) if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

      (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

      (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

      Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see "-- Sales of Certificates" below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

      With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to


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instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

      In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

      If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "-- Sales of Certificates" below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

      Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

      o a representative initial offering price of the grantor trust certificates to the public; and

      o a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

      The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

      Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

      Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans


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underlying the Mortgage Certificates included in the related trust fund were originated after July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in "Foreign Investors in Regular Certificates."

      For information regarding withholding, see "--Backup Withholding with Respect to Securities" and "--Foreign Investors in Regular Certificates--New Withholding Regulations" above.

Reportable Transactions

      A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                     State and Other Tax Consequences

      In addition to the federal income tax consequences described under "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                           ERISA Considerations

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

      Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

      In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series under the rules is described in "Plan Assets Regulation" below. An investment in certificates of that series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

      A number of prohibited transaction class exemptions issued by the United States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (Class Exemption for


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Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60
(Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

Plan Assets Regulation

      The DOL has issued the Plan Assets Regulation. Unless an exception from "plan asset" treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code.

      The Plan Assets Regulation provides an exception from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by "benefit plan investors" -- e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets." Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

      General Rules

      A predecessor of Credit Suisse First Boston LLC, or First Boston, is the recipient of an underwriter's prohibited transaction exemption, or Underwriter's PTE, which may accord protection from certain violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

      (a)   which represent:

            (1) a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

            (2)   an interest in a REMIC; and

      (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

      The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

      (a) obligations which bear interest or are purchased at a discount and which are secured by:

            (1) single family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on that real property; or

            (2)   shares issued by a cooperative housing association;

      (b) secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;


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

      (c) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

      (d) "guaranteed governmental mortgage pool certificates," as defined in the Plan Assets Regulation; and

      (e) undivided fractional interests in any of the obligations described in (a) through (d) above.

      Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

      (a) at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund containing any single family residential mortgage loan or home equity loan with a loan-to-value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates;

      (b) the trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

      (c) if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

      (d) the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

      (e) the Plan is an "accredited investor," as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

      (f) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (g) the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

      (h) the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

      (i) the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

      (j) assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

            (1) rated in one of the four highest generic rating categories (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings (each an "exemption rating agency"); and

            (2)   purchased by investors other than Plans,

            for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

      Subordinated certificates that do not meet the requirements of condition
(a) above are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any


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acquisition of subordinated certificates by, on behalf of or with "plan assets"
of any such Plan, except as provided above, will be treated as null and void for all purposes.

      Pre-Funding Accounts

      The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Underwriter's PTE are satisfied.

      Swaps

      The Underwriter's PTE permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a "swap" or "swap agreement", is a permitted trust fund asset if:

      (a)   it is an "eligible swap"

      (b)   it is with an "eligible counterparty"

      (c) the classes of securities to which it relates may be purchased only by plans that are "qualified plan investors"

      (d) it meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and

      (e) it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which:

      (a) is denominated in U.S. dollars;

      (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
            (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate");

      (c)   has a notional amount that does not exceed either:

            (1) the principal balance of the class of securities to which the swap relates; or

            (2) the portion of the principal balance of that class represented by obligations ("allowable notional amount");

      (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

      (e) has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

      (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to


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

establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a Plan where the decision to buy the class of securities to which the swap relates is made on behalf of the Plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

      (a)   a "qualified professional asset manager", or QPAM, under PTCE 84-14;

      (b)   an "in-house asset manager" under PTCE 96-23; or

      (c) has total assets, whether on not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the Plan.

      Ratings Dependent Swaps. In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

      (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

      (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

      Non-Ratings Dependent Swaps. "Non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

      (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

      (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

      (c)   terminate the swap agreement in accordance with its terms.

      Eligible Yield Supplement Agreement. An "eligible yield supplement agreement," or EYS Agreement, is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund. If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.
(ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions:

      (a)   it is denominated in U.S. dollars;

      (b)   it pays an allowable interest rate;

      (c)   it is not leveraged;


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      (d)   it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      (e) it is entered into between the trust fund and an eligible counterparty; and

      (f)   it has an allowable notional amount.

      Obligor as Fiduciary of Plan

      The Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, unless:

      (a) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

      (b) the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

      (c) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

      (d)   the Plan is not sponsored by any member of the Restricted Group.

      Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

      Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with "plan assets" of that Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

      (a) whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

      (b) whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

      (c) whether an exception from "plan asset" treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000, but these final regulations did not generally become applicable until July 5, 2001.


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

      Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                Legal Investment

      The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA. That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

      Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

      The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities," or "TB 73a," which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes


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among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

      o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

      o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

      o that it should not use ratings as a substitute for its own thorough underwriting analyses.

      With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

      o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

      The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, these "high-risk" mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

      Investors should consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

                              Plan of Distribution

      Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse First Boston LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse First Boston LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

      Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

      If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

      The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

      The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

      Securities offered herby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  Legal Matters

      Certain legal matters in connection with the certificates offered hereby will be passed upon for the depositor and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, McKee Nelson LLP, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                              Financial Information

      The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             Additional Information

      The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov). Information on the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                          Reports to Certificateholders

      Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates -- Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

                Incorporation of Certain Information by Reference

      The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust fund.

      At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be


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

directed either by telephone to 212-325-2000 or in writing to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Treasurer.

                                     Ratings

      It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

      o     structural and legal aspects associated with the certificates;

      o the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

      o     the credit quality of the credit enhancer or guarantor, if any.

            Ratings on the certificates do not, however, constitute a statement regarding:

      o     the likelihood of principal prepayments by mortgagors or obligors;

      o the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

      o whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

      As a result, investors of any series of certificates might suffer a lower than anticipated yield.

      A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                                    Glossary

      Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

      "1998 Policy Statement" means the revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      "401(c) Regulations" means the regulations the DOL was required to issue under Section 401(c) of ERISA, which were published in final form on January 5, 2000.

      "Accrual Distribution Amount" means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

      "Advance" means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

      "Approved Sale" means, with respect to a series which utilizes a pool insurance policy:

      o the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

      o the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

      o the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

      o     the acquisition of the mortgaged property by the pool insurer.

      "Buy-Down Fund" means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

      "Buy-Down Loans" means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

      "Certificate Account" means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

      "Certificate Principal Balance" means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Compound Interest Certificates" means certificates that accrue interest during certain periods that is not paid to the holder but is added to the Certificate Principal Balance of the certificate.

      "Cooperative" means a corporation entitled to be treated as a housing cooperative under federal tax law.

      "Cooperative Dwelling" means a specific dwelling unit in a building owned by a Cooperative.

      "Cooperative Loan" means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

      "Custodial Account" means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

      "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

      "Determination Date" means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

      "Disqualified Organization" means:

      o the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include instrumentalities described in Section 168(h)(2)(D) of the Code;

      o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      "Due Period" means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

      "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

      o obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

      o demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

      o certificates of deposit having a rating in the highest rating from the related Rating Agency;

      o investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

      o commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

      o repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related Rating Agency;

      o any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

      o other investments that are described in the applicable prospectus supplement.

      Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

      "ERISA Plans" means employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, or ERISA.

      "FHA Loans" means mortgage loans or contracts insured by the Federal Housing Administration.

      "GPM Fund" means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

      "GPM Loans" means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

      "High Cost Loans" means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

      "Initial Deposit" means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

      "Insurance Proceeds" means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

      "Issue Premium" means with respect to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

      "Liquidating Loan" means:

      o each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

      o each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

      o each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

      o each contract with respect to which repossession proceedings have been commenced.

      "Liquidation Proceeds" means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

      "Mixed-Use Mortgage Loans" means mortgage loans secured by Mixed-Use Property.

      "Mixed-Use Property" means mixed residential and commercial properties.

      "Mortgage Certificates" means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

      "Mortgage Note" means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

      "Parties in Interest" means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section 4975(c)(2) of the Code.

      "Pass-Through Entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

      "Pass-Through Rate" means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

      "Percentage Interest" means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

      "Plan Assets Regulation" means the final regulation made by the United States Department of Labor, or DOL, under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

      "Plans" means ERISA Plans and other plans subject to Section 4975 of the Code.

      "Rating Agency" means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

      "Realized Loss" means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

      "Record Date" means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

      "Regular Certificate" means a REMIC Regular Certificate Regular Certificate, as applicable.

      "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

      "REMIC Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a REMIC.

      "Required Reserve" means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

      "Residual Certificates" means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

      "Restricted Group" means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

      "Servicing Account" means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

      "Simple Interest Loans" means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

      "Subordinated Amount" means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

      "Trust Assets" means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

      "Underwriter's PTE" means the final prohibited transaction exemption issued to First Boston, 54 Fed. Reg. 42597 (October 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

      "VA Loans" means mortgage loans or contracts partially guaranteed by the United States Department of Veterans Affairs.

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

                           DLJ Mortgage Capital, Inc.
                               Sponsor and Seller

                           Credit Suisse First Boston
                           Mortgage Securities Corp.
                                    Depositor

                        Home Equity Mortgage Trust 2005-5
                Home Equity Mortgage Pass-Through Certificates,
                                 Series 2005-5

                                  $445,050,200
                                 (Approximate)

                            -------------------------

                              PROSPECTUS SUPPLEMENT

                            -------------------------

                           Credit Suisse First Boston

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2005-5 Home Equity Mortgage Pass-Through Certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-5 Home Equity Mortgage Pass-Through Certificates and for their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-5 Home Equity Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                December 27, 2005